Exhibit 10.13

Published CUSIP Number: 397530AA4

Term Loan CUSIP Number: 397530AB2

$100,000,000

CREDIT AGREEMENT

dated as of July 25, 2007,

by and among

GREGG APPLIANCES, INC.,

as Borrower,

the Lenders referred to herein,

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent

WACHOVIA CAPITAL MARKETS, LLC

as Sole Lead Arranger and Sole Book Manager

i

EXHIBITS

Exhibit A	-	Form of Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Notice of Account Designation
Exhibit D	-	Form of Notice of Prepayment
Exhibit E	-	Form of Notice of Conversion/Continuation
Exhibit F	-	Form of Officer’s Compliance Certificate
Exhibit G	-	Form of Assignment and Assumption
Exhibit H	-	Form of Guaranty Agreement
Exhibit I	-	Form of Collateral Agreement
Exhibit J	-	Form of Intercreditor Agreement
Exhibit K	-	Form of Lender Addendum

SCHEDULES

Schedule 1(a)	-	Frigidaire Consignment Collateral
Schedule 1(b)	-	Permitted Holders
Schedule 5.1(e)	-	Litigation
Schedule 5.1(g)	-	Environmental Matters
Schedule 5.1(j)	-	Joint Ventures/Partnerships and Capitalization
Schedule 5.1(k)	-	Employment Matters
Schedule 5.1(m)	-	Material Contracts
Schedule 6.4	-	Insured Locations
Schedule 6.7	-	Existing Liens
Schedule 6.8	-	Existing Indebtedness
Schedule 6.9	-	Existing Loans and Investments
Schedule 6.11	-	Transactions with Affiliates

CREDIT AGREEMENT, dated as of July 25, 2007 by and among GREGG APPLIANCES, INC., an Indiana corporation (the “Borrower”), the lenders who are party to this Agreement pursuant to a Lender Addendum and the lenders who may become party to this Agreement (collectively, the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders.

STATEMENT OF PURPOSE

The Borrower has requested, and the Lenders have agreed, to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

“ACH Transactions” means the automatic clearing house transfer of funds by the Administrative Agent, any Lender or any of their respective Affiliates for the account of the Borrower or any of its Subsidiaries, in each case pursuant to agreements entered into with the Borrower or any of its Subsidiaries.

“Administrative Agent” means Wachovia, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 8.6.

“ Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 9.1(c).

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds ten percent (10%) or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds ten percent (10%) or more of any class of Voting Stock or in which such Person beneficially owns or holds ten percent (10%) or more of the equity interests, and (c) any director or executive officer of such Person. For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

“Agreement” means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“All-in-Yield” has the meaning assigned thereto in Section 2.5(g).

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means (a) 2.25% with respect to LIBOR Rate Loans and (b) 1.25% with respect to Base Rate Loans; provided that the Applicable Margin shall be decreased to (x) 2.00% with respect to LIBOR Rate Loans and (y) 1.00% with respect to Base Rate Loans on and after the date that (i) the Borrower receives a corporate family rating of B1 or better from Moody’s and (ii) the Initial Loan receives a rating of B1 or better from Moody’s.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Wachovia Capital Markets, LLC, in its capacity as sole lead arranger and sole book manager, and its successors.

“Asset Disposition” means the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of any Credit Party or any Subsidiary thereof whether by sale, lease, assignment, license, abandonment, transfer or otherwise. The term “Asset Disposition” shall not include any Equity Issuance.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.10), and accepted by the Administrative Agent, in substantially the form of Exhibit G or any other form approved by the Administrative Agent.

“Bank Products” means any one or more of the following types of services or facilities extended to the Borrower or its Subsidiaries by a Bank Product Provider: (a) credit cards, (b) ACH Transactions, (c) any overdrafts, cash management or related services, and (d) Hedging Obligations, if and to the extent permitted hereunder.

“Bank Product Providers” means the Administrative Agent, any Lender and any of their respective Affiliates that may, from time to time, provide any Bank Products to the Borrower or any of its Subsidiaries.

“Base Rate” means, at any time, the higher of (a) the Prime Rate and (b) the Federal Funds Rate plus  1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 3.1(a).

“Borrower” has the meaning assigned thereto in the introductory paragraph hereto.

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina, Indianapolis, Indiana and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Asset” means, with respect to the Borrower and its Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrower and its Subsidiaries.

“Capital Expenditures” means, with respect to the Borrower and its Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by the Borrower and its Subsidiaries during such period, as determined in accordance with GAAP, net of any Net Cash Proceeds received from all Asset Dispositions during such period (to the extent permitted hereunder).

“Capital Lease” means as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means, collectively, at any time, (a) any evidence of Indebtedness with a maturity date of one (1) year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States is pledged in support thereof, (b) certificates of deposit or bankers’ acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000, (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of any Credit Party) organized under the laws of any State of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s, (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $1,000,000,000, (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any governmental agency thereof and backed by the full faith and credit of the United States, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985, and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

“Change of Control” means (a) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors who have been appointed by any Permitted Holder, or whose nomination for election by the stockholders of the Parent, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent, then still in office, (b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder becomes the ultimate legal or beneficial owner, directly or indirectly, of thirty-five percent (35%) or more of the voting power of the total outstanding Voting Stock of the Parent, and the Permitted Holders beneficially own a lesser percentage of such voting power of the Voting Stock than such Person and Permitted Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Parent’s Board of Directors, (c) the Parent shall cease to own one hundred percent (100%) of the Capital Stock of the Borrower or (d) there shall have occurred under any indenture or other instrument evidencing any Indebtedness in excess of $10,000,000 or any Capital Stock, any “change of control” or similar or equivalent event (as set forth in such indenture, agreement or other evidence of Indebtedness) obligating the Borrower or any of its Subsidiaries to repurchase, redeem or repay all or any portion of the Indebtedness or Capital Stock provided for therein.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 4.2 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

“Code” means the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Collateral” means the collateral security for the Obligations pledged or granted pursuant to the Security Documents.

“Collateral Access Agreement” means an agreement in writing, in form and substance satisfactory to the Administrative Agent, from any lessor of premises to any Credit Party, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, in favor of the Administrative Agent with respect to the Collateral at such premises or otherwise in the custody, control or possession of such lessor, consignee or other person.

“Collateral Agreement” means the collateral agreement of even date herewith executed by the Credit Parties in favor of the Administrative Agent for the benefit of itself and the Lenders, substantially in the form of Exhibit I , as amended, restated, supplemented or otherwise modified from time to time.

“Committed Capital Expenditure Amounts” means, in respect of any fiscal year for which Excess Cash Flow is required to be calculated under this Agreement, an amount equal to any written commitments for Capital Expenditures entered into prior to the end of such fiscal year, but only to the extent that such commitments are paid in cash prior to the last day of the first fiscal quarter of the immediately succeeding fiscal year; provided that (a) to the extent such amounts are paid in cash by the end of such fiscal quarter they shall not be deducted from EBITDA for the purposes of calculating Excess Cash Flow for the fiscal year in which they are paid, but shall be deducted from EBITDA for the purposes of calculating Excess Cash Flow for the fiscal year in which such written commitment is entered into, and (b) to the extent such amounts are not paid in cash by the end of such fiscal quarter they shall not be deducted from EBITDA for the purposes of calculating Excess Cash Flow for the year in which such written commitments are entered into and shall be deducted from EBITDA for the purposes of calculating Excess Cash Flow for the fiscal year in which they are paid.

“Commitment” means (a) as to any Lender, the obligation of such Lender to make a portion of the Loans to the account of the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on the Register, as such amount may be reduced or otherwise modified at any time or from time to time pursuant to the terms hereof, and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Loans hereunder. The Commitment of all Lenders on the Closing Date shall be $100,000,000.

“Commitment Percentage” means, as to any Lender, the ratio of (a) the outstanding principal balance of the Loans held by such Lender to (b) the aggregate outstanding principal balance of the Loans held by all Lenders.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated Net Income” means, with respect to the Borrower and its Subsidiaries, for any period of determination, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP; provided that there shall be excluded from Consolidated Net Income: (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which the Borrower or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the Borrower or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person’s assets are acquired by such Person or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), (c) the net income (if positive) of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrower or any of its Subsidiaries of such net income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (d) extraordinary and/or one time or unusual and non-recurring gains or losses, and (e) gain or loss, together with any related provision for taxes in respect of such gain or loss, realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to Permitted Sale Leasebacks) or of any Capital Stock and any net income realized or loss incurred as a result of changes in accounting principles or the application thereof (to the extent such changes are permitted herein).

“Credit Card Agreements” means all agreements now or hereafter entered into by the Borrower and its Subsidiaries with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, sometimes being referred to herein individually as a “Credit Card Agreement”.

“Credit Card Issuer” means any person (other than the Borrower and its Subsidiaries) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc. and Discover Financial Services, Inc.

“Credit Card Processor” means any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of the Borrower’s or any of its Subsidiaries’ sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Facility” means the term loan facility established pursuant to Article II.

“Credit Parties” means, collectively, the Borrower and the Guarantors.

“Current Assets” means, at any time, the Consolidated current assets (other than cash and cash equivalents, taxes and deferred taxes) of the Borrower and its Subsidiaries calculated in accordance with GAAP.

“Current Liabilities” means, at any time, the Consolidated current liabilities of the Borrower and its Subsidiaries calculated in accordance with GAAP, but excluding, without duplication, (a) the current portion of any long term Indebtedness, (b) outstanding loans under the Revolving Credit Facility, (c) the current portion of current taxes and deferred income taxes and (d) the current portion of accrued Interest Expense.

“Debt Issuance” means the issuance of any Indebtedness for borrowed money by the Borrower or any of its Subsidiaries.

“Default” means any of the events specified in Section 7.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless such amount is the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Dollars” or “$ ” means, unless otherwise qualified, dollars in lawful currency of the United States.

“EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following to the extent deducted in determining Consolidated Net Income: (i) taxes imposed on or measured by its overall income (however denominated), and franchise or gross receipts taxes imposed on it (in lieu of net income taxes), (ii) Interest Expense, (iii) amortization (including amortization of goodwill and other intangibles, but excluding amortization of prepaid cash expenses that were paid in a prior period), depreciation and other non-cash charges (including non-cash asset impairment charges, but excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), (iv) Transaction Costs, (v) any losses related to the early extinguishment of Indebtedness, (vi) restructuring charges, (vii) non-cash stock option and stock based compensation expenses, and (viii) expenses and charges resulting from equity offerings, investments, mergers, recapitalizations, option buyouts, dispositions, acquisitions or similar transactions (provided that, in the case of this clause (viii), any such expenses and charges shall have been incurred no later than three (3) months following the consummation of such transaction) less (c) to the extent included in determining Consolidated Net Income, gains related to the early extinguishment of Indebtedness and other non-cash gains.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Environmental Laws” means any and all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between the Borrower or any of its Subsidiaries and any Governmental Authority, relating to (a) pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (b) the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term “Environmental Laws” includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the

Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

“Equity Issuance” means any issuance by the Borrower or any Subsidiary to any Person which is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term “Equity Issuance” shall not include (i) any Asset Disposition or (ii) any Debt Issuance.

“ERISA” means the Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto each as amended or modified from time to time.

“ERISA Affiliate” means any person required to be aggregated with any Credit Party or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan as to which the requirement of notice has not been waived, (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, (c) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (e) a complete or partial withdrawal by any Credit Party or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization, (f) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan, (g) an event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (h) the imposition of any liability under Title IV of ERISA, other than the PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate in excess of $1,000,000.

“Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher  1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” means any of the events specified in Section 7.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

“Excess Cash Flow” means, for any period of determination, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) EBITDA for such period minus (b) the sum of the following: (i) cash taxes and Interest Expense paid in cash for such period, (ii) all scheduled principal payments made in respect of Indebtedness (other than mandatory prepayments) during such period, but only to the extent that such prepayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness, (iii) (A) Committed Capital Expenditure Amounts and (B) amounts paid in connection with (1) Capital Expenditures, (2) loans and investments permitted pursuant to Section 6.9(d), (g), (h) and (j) and (3) dividends and distributions permitted pursuant to Section 6.10(b), (d), (e) and (f), in each case except to the extent financed with the proceeds of Indebtedness, any Equity Issuance, any Asset Disposition, casualty proceeds, condemnation proceeds or other proceeds that would not be included in EBITDA, (iv) prepayments or repayments of any Indebtedness under revolving credit facilities (including, without limitation, the Revolving Loan Facility) to the extent that the commitments thereunder are permanently reduced by an equal amount at the time of such payment and are not financed with the proceeds of Indebtedness, any Equity Issuance, any Asset Disposition, casualty proceeds, condemnation proceeds or other proceeds that would not be included in EBITDA, (v) any increases in Working Capital for such period, (vi) Transaction Costs during such period and (vii) expenses and charges during such period resulting from equity offerings, investments, mergers, recapitalizations, option buyouts, dispositions, acquisitions or similar transactions (provided that, in the case of this clause (vii), any such expenses and charges shall have been incurred no later than three (3) months following the consummation of such transaction) plus (c) any decreases in Working Capital for such period.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 3.12(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.11(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.11(a).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the average of the quotation for such day on such transactions received by the Administrative Agent from three (3) Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” means the separate fee letter agreement dated May 4, 2007 among the Borrower, the Administrative Agent, the Revolving Loan Administrative Agent and the Arranger.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Frigidaire” means Electrolux Home Products, Inc., as successor in interest to White Consolidated Industries, Inc., and its successors and assigns.

“Frigidaire Consignment Agreement” means the Consignment Agreement, dated September 24, 2003, by and between Frigidaire and the Borrower with respect to certain inventory manufactured by Frigidaire and sold by the Borrower, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Frigidaire Consignment Collateral” means the items and types of property described on Schedule 1(a).

“Frigidaire Intercreditor Agreement” means the Intercreditor Agreement, dated as of February 3, 2005, by and between the Revolving Loan Administrative Agent and Frigidaire, as acknowledged and agreed to by the Borrower, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and (subject to Section 9.9) consistent with the prior financial practice of the Borrower and its Subsidiaries.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantors” means each direct or indirect Subsidiary of the Borrower in existence on the Closing Date or which becomes a party to the Guaranty Agreement.

“Guaranty Agreement” means the unconditional guaranty agreement of even date executed by the Guarantors in favor of the Administrative Agent for the ratable benefit of itself and the Lenders, substantially in the form of Exhibit H , as amended, restated, supplemented or otherwise modified from time to time.

“Hazardous Materials” means any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

“Hedging Agreement” means any agreement with respect to any Interest Rate Contract, forward rate agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices, all as amended, restated, supplemented or otherwise modified from time to time.

“Hedging Obligations” means all existing or future payment and other obligations owing by the Borrower under any Hedging Agreement (which such Hedging Agreement is permitted hereunder) with any Person that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is executed (other than any such Person that is also a Revolving Loan Lender or an Affiliate of a Revolving Loan Lender to the extent that the obligations under the applicable Hedging Agreement that are owed to such Person are secured in accordance with the Revolving Loan Documents).

“Incremental Lenders” has the meaning assigned thereto in Section 2.5(b).

“Incremental Loan Effective Date” means the date, which shall be a Business Day, on or before the Maturity Date, but no earlier than thirty (30) days after any Incremental Notification Date, on which each of the Incremental Lenders make Incremental Loans to the Borrower pursuant to Section 2.5.

“Incremental Loans” means any term loans made to the Borrower by the Incremental Lenders pursuant to Section 2.5.

“Incremental Maturity Date” means, with respect to each Incremental Loan, the applicable maturity date of such Incremental Loan.

“Incremental Notification” means the written notice by the Borrower of its desire to incur Incremental Loans pursuant to Section 2.5.

“Incremental Notification Date” means the date on which the Incremental Notification is received by the Administrative Agent.

“Indebtedness” means, with respect to any Person, without duplication, any liability, whether or not contingent, in each case as determined in accordance with GAAP (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments, (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes (i) an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith and (ii) any unearned portion of contingent purchase price or earnout obligations to the extent that the liability on account of any such contingent purchase price or earnout is not fixed), (c) all obligations as lessee under Capital Leases which have been, or should be capitalized on the balance sheet of such Person in accordance with GAAP, (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition, (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person, (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for such Person’s account, (g) indebtedness of another Person otherwise described in this definition which is secured by any consensual Lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any assets of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; provided, that, for the purposes hereof, to the extent such Indebtedness referred to in this clause (g) is non-recourse to such Person, the amount of such Indebtedness shall not be deemed to exceed the lesser of (i) the principal amount of such Indebtedness or (ii) the value of the asset(s) securing such Indebtedness, (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under Hedging Agreements, (i) all obligations owed by such Person under license agreements with respect to non-refundable, advance or minimum guarantee royalty payments, and (j) the principal portion of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP; provided, that, amounts in respect of landlord improvement allowances that in accordance with GAAP are included on the Borrower’s balance sheet as liabilities shall not be deemed “Indebtedness”.

“Indemnified Taxes” means Taxes and Other Taxes other than Excluded Taxes.

“Indemnitee” means, collectively, the Administrative Agent and each Lender, and its partners, officers, directors, agents, employees, advisors and counsel and their respective Affiliates.

“Initial Loan” means the term loan to be made to the Borrower by the Lenders pursuant to Section 2.1.

“Insurance and Condemnation Event” means the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.

“Intellectual Property” means, as to the Borrower or any of its Subsidiaries, the Borrower’s and such Subsidiary’s now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under Applicable Law with respect to the Borrower’s or such Subsidiary’s use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or servicemark, or the license of any trademark or servicemark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; source codes, object code, executable codes, data, databases and other physical manifestations or embodiments of any of the foregoing; software and contract rights relating to computer software programs, in whatever form created or maintained.

“Intercreditor Agreement” means that certain Intercreditor Agreement of even date herewith by and among the Administrative Agent, the Revolving Loan Administrative Agent and each of the Credit Parties substantially in the form of Exhibit J , as amended, restated, supplemented or otherwise modified from time to time.

“Interest Expense” means, for any period, with respect to the Borrower and its Subsidiaries on a Consolidated basis, without duplication, in accordance with GAAP, (a) the total interest expense, whether paid or accrued during such period (including the interest component of Capital Leases for such period), including, without limitation, discounts in connection with the sale of any Accounts and bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker’s acceptances or similar instruments, and amortization of debt issuance and deferred financing costs, commissions and fees minus (b) interest income for such period.

“Interest Period” has the meaning assigned thereto in Section 3.1(b).

“Interest Rate Contract” means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.

“IPO” means the initial public offering of the Capital Stock of the Parent registered with the SEC under the Securities Act of 1933, as amended.

“Lender” means each Person executing this Agreement as a Lender set forth on the signature pages hereto or executing this Agreement pursuant to a Lender Addendum and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 2.5 or Section 9.10.

“Lender Addendum” means with respect to any initial Lender, a Lender Addendum substantially in the form of Exhibit L , to be executed and delivered by such Lender on the Closing Date as provided in Section 9.22.

“Lender Addition and Acknowledgement Agreement” has the meaning assigned thereto in Section 2.5(c).

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Loans.

“Leverage Ratio” means, as of any date of determination, the ratio of (a) all Indebtedness of the Borrower and its Subsidiaries on a Consolidated basis on such date to (b) EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date for which financial statements are available.

Solely for purposes of calculating the Leverage Ratio, (x) Indebtedness shall be calculated (A) using the average principal amount of borrowings under the Revolving Loan Facility for the twelve (12) month period ending on or immediately prior to the applicable date of determination and (B) to exclude any contingent reimbursement obligations of the type specified in clause (f) of the definition of Indebtedness (other than unreimbursed draws in respect of letters of credit, banker’s acceptances, drafts or similar documents or instruments), and (y) EBITDA shall be calculated on a pro forma basis, in a manner reasonably acceptable to the Administrative Agent, (i) to include the EBITDA of any Person, business or assets acquired pursuant to Section 6.9(h) or otherwise approved pursuant to the terms hereof during such period and (ii) to exclude the EBITDA of any Person, business or assets sold or otherwise disposed of pursuant to any Asset Dispositions during such period, in each case assuming such transaction occurred on the first day of the applicable period.

“LIBOR” means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period which appears on the Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest  1/100 th of 1%). If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the

Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

“LIBOR Rate” means a rate per annum (rounded upwards, if necessary, to the next higher  1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00-Eurodollar Reserve Percentage

“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 3.1(a).

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Loan Documents” means, collectively, this Agreement, each Note, the Guaranty Agreement, the Security Documents, and each other document, instrument, certificate and agreement executed and delivered by the Borrower or any Subsidiary thereof in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Hedging Agreement), all as may be amended, restated, supplemented or otherwise modified from time to time.

“Loans” means the collective reference to means the Initial Loan and the Incremental Loans and “Loan” means any of such Loans.

“Material Adverse Effect” means, with respect to the Borrower or any of its Subsidiaries, a material adverse effect on (a) the properties, business, operations or condition (financial or otherwise) of such Persons, taken as a whole, (b) the ability of the Borrower or any Significant Subsidiary to perform its obligations under the Loan Documents to which it is a party, (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of the Administrative Agent upon the Collateral (taken as a whole), or (d) the legality, validity or enforceability of this Agreement or any of the other Loan Documents or any of the terms and provisions hereunder or thereunder.

“Material Contract” means any contract or other agreement (other than the Loan Documents), whether written or oral, to which any Credit Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means the first to occur of (a) July 25, 2013, or (b) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 7.2(a).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Credit Party or any ERISA Affiliate.

“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition, the gross cash proceeds received by the Borrower or any of its Subsidiaries therefrom less the sum of (i) taxes assessed by a Governmental Authority as a result of such sale and any other fees and expenses incurred in connection therewith, (ii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) sold, which Indebtedness is required to be repaid in connection with such sale, (iii) all amounts applied to the Revolving Loan Obligations in accordance with the terms of the Revolving Loan Agreement and the Intercreditor Agreement, (iv) all distributions and other payments required to be made to any other Person owning a beneficial interest in the assets subject to the Asset Disposition (including minority interest holders in Subsidiaries or joint venture partners), (v) any reserve, established in accordance with GAAP against liabilities associated with the assets disposed of in such Asset Disposition, until such amounts are released (other than in connection with the payment of such liability), and (vi) any reserves established in accordance with GAAP with respect to purchase price adjustments, indemnification obligations or post-employment severance obligations relating to such Asset Disposition or otherwise arising in connection with such Asset Disposition, until such amounts are released (other than in connection with the payment of such liability), (b) with respect to any Equity Issuance or Debt Issuance, the gross cash proceeds received by the Borrower or any of its Subsidiaries therefrom less the sum of all legal, underwriting and other fees and expenses incurred in connection therewith and (c) with respect to any Insurance and Condemnation Event, the gross cash proceeds received by the Borrower or any of its Subsidiaries therefrom less the sum of (i) all fees and expenses in connection therewith, (ii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) subject to such Insurance and Condemnation Event, which Indebtedness is required to be repaid in connection therewith and (iii) all amounts applied to the Revolving Loan Obligations in accordance with the terms of the Revolving Loan Agreement and the Intercreditor Agreement.

“New Lender” has the meaning assigned thereto in Section 2.5(b).

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing the portion of the Loan made by such Lender, substantially in the form of Exhibit A , and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Notice of Account Designation” has the meaning assigned thereto in Section 2.2.

“Notice of Borrowing” has the meaning assigned thereto in Section 2.2.

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 3.2.

“Notice of Prepayment” has the meaning assigned thereto in Section 2.4(a).

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) all Hedging Obligations, (c) all obligations (other than Hedging Obligations), liabilities and indebtedness of every kind, nature and description owing by any Credit Party to the Administrative Agent or any Bank Product Provider arising under or pursuant to any Bank Products, whether now existing or hereafter arising to the extent such obligations, liabilities and indebtedness would not cause the total amount of the Obligations and the Revolving Loan Obligations to exceed the value of the Collateral, and (d) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent, in each case arising under any Loan Document of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Compliance Certificate” means a certificate of the chief financial officer or the treasurer of the Borrower substantially in the form of Exhibit F .

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Parent” means hhgregg, Inc., a Delaware corporation and its successors and assigns.

“Parent Overhead Expenses” means (a) accounting and auditing costs and expenses incurred by the Parent in the ordinary course of its business in connection with preparing financial reports and tax filings, (b) customary fees and expenses payable to the SEC and other reasonable and customary costs and expenses payable in connection with the Parent being a publicly traded company (including, without limitation, reasonable and customary fees and expenses required to be paid for professional fees and expenses, listing expenses and regulatory compliance), (c) reasonable and customary legal fees and expenses required for the corporate maintenance of the Parent and its Subsidiaries, (d) reasonable and customary director fees and reimbursements, (e) reasonable and customary costs and expenses payable for director and officer insurance, (f) transfer agent fees payable in connection with Capital Stock of the Parent, (g) franchise taxes and other fees payable to the jurisdiction of incorporation or qualification of the Parent incurred in the ordinary course of conducting its business, (h) taxes attributable to the Consolidated operations of the Borrower and its Subsidiaries, and (i) salaries and bonuses and other customary payroll and benefit expenses of employees of the Parent who are principally engaged in the Consolidated operations of the Borrower and its Subsidiaries.

“Participant” has the meaning assigned thereto in Section 9.10(d).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Permits” has the meaning assigned thereto in Section 5.1(f).

“Permitted Holders” means the persons listed on Schedule 1(b) and their respective successors and assigns.

“Permitted Liens” means the Liens permitted pursuant to Section 6.7.

“Permitted Sale Leasebacks” means any sale and leaseback transaction with any Person (other than the Borrower or its Subsidiaries) providing for the leasing by the Borrower or any of its Subsidiaries of Real Property (including any improvements thereon) consisting of built to suit retail store, warehouse or distribution center properties; provided that:

(a) such sale and leaseback transaction is consummated within eighteen (18) months of the date of completion of the construction of such improvements,

(b) as of each fiscal quarter end, any Permitted Sale Leaseback transaction that has been initiated and not completed as of such date shall be disclosed in the Officer’s Compliance Certificate delivered in respect of such fiscal quarter pursuant to Section 6.5(a) (such disclosure to include, without limitation, (i) the date of completion of the construction of such improvements, (ii) a description of the Real Property involved in the sale and leaseback transaction and (iii) the aggregate fair market value of the property and related Real Property sold or to be sold in such sale and leaseback transaction), and

(c) in each case the property is sold by the Borrower or such Subsidiary for fair value and cash consideration only.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Credit Party sponsors, maintains, or to which it makes, is making, or is obligated to make contributions other than any Multiemployer Plan.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by Wachovia as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by Wachovia as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Real Property” means all now owned and hereafter acquired real property of the Borrower and its Subsidiaries, including leasehold interests, together with all of the Borrower’s or any Subsidiary’s right, title and interest in and to all buildings, structures, and other improvements located thereon and all of the Borrower’s or any Subsidiary’s right, title and interest in and to all licenses, easements and appurtenances relating thereto, wherever located.

“Register” has the meaning assigned thereto in Section 9.10(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Required Lenders” means, at any date, any combination of Lenders having more than fifty percent (50%) of aggregate amount of Loans; provided that the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of such Person or any other officer of such Person reasonably acceptable to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Revolving Loan Administrative Agent” means WCF, in its capacity as the administrative agent under the Revolving Loan Agreement, and its successor in such capacity.

“Revolving Loan Agreement” means that certain Amended and Restated Loan and Security Agreement dated as of the date hereof by and among the Borrower, the lenders from time to time party thereto and the Revolving Loan Administrative Agent.

“Revolving Loan Documents” means the “Financing Agreements” as defined in the Revolving Loan Agreement.

“Revolving Loan Facility” means that certain revolving credit facility established pursuant to the Revolving Loan Agreement.

“Revolving Loan Lenders” means the lenders from time to time party to the Revolving Loan Agreement.

“Revolving Loan Obligations” means the “Revolving Loan Obligations” as defined in the Intercreditor Agreement.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sanctioned Entity” means (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/ enforcement/ofac/sdn/index.html, or as otherwise published from time to time.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Security Documents” means the collective reference to the Collateral Agreement, the Intercreditor Agreement, the Collateral Access Agreements and each other agreement or writing pursuant to which any Credit Party purports to pledge or grant a security interest in any property or assets securing the Obligations or any such Person purports to guaranty the payment and/or performance of the Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Seller Notes” means, collectively, the existing 6% Junior Subordinated Notes of the Borrower in favor of the former shareholders of the Borrower, each dated as of February 3, 2005 in the aggregate principal amount of $25,000,000 and all agreements, documents and instruments at any time executed and/or delivered by the Borrower or any other person in connection therewith or related thereto.

“Senior Note Indenture” means that certain Indenture dated as of February 3, 2005 by and among the Borrower, as Issuer, HHG Distributing, LLC, as subsidiary guarantor, and Wells Fargo Bank, National Association, as trustee, as amended, restated, supplemented or otherwise modified.

“Senior Notes” means the Borrower’s outstanding 9% senior notes due 2013 (CUSIP Number 39752AB6) issued pursuant to the Senior Note Indenture.

“Senior Notes Amendment” means an amendment or supplement to the Senior Note Indenture, to remove certain of the current covenants, including those restricting the Borrower’s ability to incur indebtedness or grant liens, as more particularly described in that certain Offer to Purchase and Consent Solicitation Statement dated as of June 26, 2007 (including any amendments to the Offer to Purchase and Consent Solicitation Statement from time to time).

“Significant Credit Party” or “Significant Subsidiary” means, as applicable, a Guarantor or Subsidiary which represented at least 5% of the EBITDA or Consolidated total assets of the Borrower and its Subsidiaries for the most recent completed fiscal year.

“Solvent” means, as to any Person on a particular date, that such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) has assets having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tender Offer” means that certain tender offer from the Borrower to the holders of the Borrower’s Senior Notes to purchase the outstanding Senior Notes pursuant to the Offer to Purchase and Consent Solicitation Statement dated as of June 26, 2007 (including any amendments to the Offer to Purchase and Consent Solicitation Statement that are filed with the SEC from time to time).

“Transaction Costs” means all transaction fees, expenses, charges and other amounts related to the Transactions (including, without limitation, any financing fees, rating agency fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith).

“Transactions” means, collectively, the Credit Facility, the Revolving Loan Facility, the IPO, the repayment of all existing Indebtedness of the Borrower and its Subsidiaries (other than the Revolving Loan Facility and the other Indebtedness permitted hereunder) and the corporate reorganization in connection with the formation of the Parent.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

“United States” means the United States of America.

“Voting Stock” means with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

“Wachovia” means Wachovia Bank, National Association, a national banking association, and its successors.

“WCF” means Wachovia Capital Finance Corporation (Central), and its successors.

“Working Capital” means, as of any date of determination, the excess of (a) Current Assets minus (b) Current Liabilities.

SECTION 1.2 Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (f) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (g) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (h) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”, and (l) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.3 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP as in effect from time to time, applied on a consistent basis and in a manner consistent with that used in preparing the audited financial statements required by Section 6.5(a), except as otherwise specifically prescribed herein.

SECTION 1.4 UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

SECTION 1.5 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.6 References to Agreement and Laws. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document, and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

SECTION 1.7 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

CREDIT FACILITY

SECTION 2.1 Initial Loan. Subject to the terms and conditions of this Agreement, each Lender with a Commitment on the Closing Date severally agrees to make a portion of the Initial Loan to the Borrower on the Closing Date in a principal amount equal to such Lender’s Commitment as of the Closing Date.

SECTION 2.2 Procedure for Advance of Initial Loan. The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) not later than 11:00 a.m. on the Closing Date requesting that the Lenders make the Initial Loan as a Base Rate Loan on such date ( provided that the Borrower may request, no later than three (3) Business Days prior to the Closing Date, that the Lenders make the Initial Loan as a LIBOR Rate Loan if the Borrower has delivered to the Administrative Agent a letter in form and substance satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 3.9). Upon receipt of such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Not later than 1:00 p.m. on the Closing Date, each Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent’s Office in immediately available funds, the amount of the Initial Loan to be made by such Lender on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Loan requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form of Exhibit C (a “Notice of Account Designation”) delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time.

SECTION 2.3 Repayment of Initial Loan. The Borrower shall repay the aggregate outstanding principal amount of the Initial Loan in consecutive quarterly installments on the last Business Day of each of March, June, September and December commencing September 30, 2007 as set forth below, except as the amounts of individual installments may be adjusted pursuant to Section 2.4:

YEAR	PAYMENT DATE	PRINCIPAL INSTALLMENT ($)	INITIAL LOAN BALANCE ($)
2007	September 30	250,000	99,750,000
	December 31	250,000	99,500,000
2008	March 31	250,000	99,250,000
	June 30	250,000	99,000,000
	September 30	250,000	98,750,000
	December 31	250,000	98,500,000
2009	March 31	250,000	98,250,000
	June 30	250,000	98,000,000
	September 30	250,000	97,750,000
	December 31	250,000	97,500,000
2010	March 31	250,000	97,250,000
	June 30	250,000	97,000,000
	September 30	250,000	96,750,000
	December 31	250,000	96,500,000

YEAR	PAYMENT DATE	PRINCIPAL INSTALLMENT ($)	INITIAL LOAN BALANCE ($)
2011	March 31	250,000	96,250,000
	June 30	250,000	96,000,000
	September 30	250,000	95,750,000
	December 31	250,000	95,500,000
2012	March 31	250,000	95,250,000
	June 30	250,000	95,000,000
	September 30	250,000	94,750,000
	December 31	250,000	94,500,000
2013	March 31	250,000	94,250,000
	June 30	250,000	94,000,000
	Maturity Date	94,000,000	0

If not sooner paid, the Initial Loan shall be paid in full, together with accrued interest thereon, on the Maturity Date.

SECTION 2.4 Prepayments of Loans.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time, without premium or penalty, to prepay the Loans, in whole or in part, upon delivery to the Administrative Agent of irrevocable prior written notice to the Administrative Agent substantially in the form of Exhibit D (a “Notice of Prepayment”) not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of repayment, whether the repayment is of the Initial Loan, Incremental Loans or a combination thereof and whether the repayment is of LIBOR Rate Loans or Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Each optional prepayment of the Loans hereunder shall be in an aggregate principal amount of at least $2,000,000 or any whole multiple of $1,000,000 in excess thereof. Each optional prepayment of the Loans hereunder shall be applied to the outstanding scheduled principal installments of the Initial Loan or the applicable Incremental Loan, as determined by the Borrower, as follows: first, to reduce the next four (4) scheduled principal installments of the Loans in direct order of maturity and second, to reduce on a pro rata basis the remaining scheduled principal installments of the Loans. Each repayment shall be accompanied by any amount required to be paid pursuant to Section 3.9. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Prepayment.

(b) Mandatory Prepayments. Subject to the provisions of the Intercreditor Agreement, the Borrower shall prepay the Loans pursuant to, and in accordance with, clauses (i) through (vi) below.

(i) Debt Issuances. The Borrower shall prepay the Loans in the manner set forth in clause (v) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Debt Issuance not permitted pursuant to this Agreement. Such prepayment shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such transaction.

(ii) Asset Dispositions. The Borrower shall prepay the Loans in the manner set forth in clause (v) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Asset Disposition by the Borrower or any of its Subsidiaries. Such prepayments shall be made within three (3) Business Days after receipt of the Net Cash Proceeds of any such transaction by the Borrower or any of its Subsidiaries; provided that, so long as no Event of Default has occurred and is continuing, no prepayments shall be required hereunder (A) in connection with Asset Dispositions by the Borrower or any of its Subsidiaries the proceeds of which are reinvested within two hundred seventy (270) days after receipt of such Net Cash Proceeds by the Borrower or any of its Subsidiaries in assets useful in the business of the Borrower and its Subsidiaries, (B) in connection with Asset Dispositions permitted pursuant to Section 6.6(b) (other than Asset Dispositions permitted pursuant to Sections 6.6(b)(iv) and 6.6(b)(vi)) or (C) in connection with any Asset Disposition to the extent that (I) the Net Cash Proceeds received from such Asset Disposition are equal to or less than $500,000 and (II) the aggregate amount of the Net Cash Proceeds of all Asset Dispositions that are excluded from the prepayment requirements pursuant to this clause (C) are equal to or less than $2,500,000 during the term of this Agreement (it being understood that with respect to any Asset Disposition, if the Net Cash Proceeds received from such Asset Disposition would exceed the thresholds specified in this clause (C), then the amount of the Net Cash Proceeds received from such Asset Disposition in excess thereof shall be applied in accordance with this clause (ii)).

(iii) Insurance and Condemnation Events. The Borrower shall prepay the Loans in the manner set forth in clause (v) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Insurance and Condemnation Event by the Borrower or any of its Subsidiaries. Such prepayments shall be made within three (3) Business Days after receipt of Net Cash Proceeds of any such transaction by the Borrower or any of its Subsidiaries; provided that, so long as no Event of Default has occurred and is continuing, no prepayments shall be required hereunder in connection with Insurance and Condemnation Events by the Borrower or any of its Subsidiaries the proceeds of which are reinvested (or committed by contract to be applied to the construction or repair of the asset that was the subject of such Insurance and Condemnation Event) within two hundred seventy (270) days after receipt of such Net Cash Proceeds by the Borrower or any of its Subsidiaries in assets useful in the business of the Borrower and its Subsidiaries.

(iv) Excess Cash Flow. No later than one hundred twenty (120) days after the end of any fiscal year (commencing with the fiscal year ending March 31, 2009), the Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (v) below in an amount equal to the sum of (A) fifty percent (50%) of Excess Cash Flow, if any, for such fiscal year minus (B) the aggregate amount of all optional prepayments of the Loans during such fiscal year except to the extent any such prepayment is funded with the proceeds of Indebtedness, any Equity Issuance, any Asset Disposition, casualty proceeds, condemnation proceeds or other proceeds that would not be included in EBITDA; provided that such prepayment percentage shall be reduced to (1) twenty-five percent (25%) for any fiscal year if the ratio of (x) all Indebtedness of the Borrower and its Subsidiaries on a Consolidated basis as of the last day of such fiscal year to (y) EBITDA for the twelve (12) fiscal month period ended on the last day of such fiscal year, is less than 1.50 to 1.00 but greater than or equal to 1.25 to 1.00 and (2) zero percent (0%) for any fiscal year if such ratio is less than 1.25 to 1.00.

(v) Notice; Manner of Payment. Upon the occurrence of any event triggering the prepayment requirement under clauses (i) through and including (iv) above, the Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each mandatory prepayment of the Loans hereunder shall be applied on a pro rata basis, to the outstanding scheduled principal installments of the Initial Loan and each Incremental Loan as follows: first, to reduce the next four (4) scheduled principal installments of the Loans in direct order of maturity and second, to reduce on a pro rata basis the remaining scheduled principal installments of the Loans.

Amounts prepaid under the Loans pursuant to this Section may not be reborrowed. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 3.9.

SECTION 2.5 Incremental Loans.

(a) Subject to the terms of the Intercreditor Agreement and the conditions set forth below, the Borrower shall have the option, exercisable on no more than three (3) occasions following the Closing Date until the Maturity Date to incur additional indebtedness under this Agreement in the form of Incremental Loans in an aggregate principal amount of up to (i) $50,000,000 less (ii) the aggregate principal amount of any prior Incremental Loans made pursuant to this Section 2.5. In the event the Borrower desires to exercise the above-described option, the Borrower shall deliver to the Administrative Agent an Incremental Notification pursuant to which the Borrower may request that additional Loans be made on the Incremental Loan Effective Date.

(b) Each Incremental Loan shall be obtained from existing Lenders or from other banks, financial institutions or investment funds that qualify as Eligible Assignees, in each case in accordance with this Section 2.5. No Lender shall have any obligation to provide any portion of such Incremental Loans. The Borrower may invite other banks, financial institutions and investment funds which meet the requirements of an Eligible Assignee to join this Agreement as Lenders to provide all or a portion of such Incremental Loans (each such other bank, financial institution or investment fund, a “New Lender” and collectively with the existing Lenders providing Incremental Loans, the “ Incremental Lenders”). The Administrative Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Agreement or any other Loan Document as may be necessary to incorporate the terms of any Incremental Loan herein or therein; provided that such amendment shall not modify this Agreement or any other Loan Document in any manner materially adverse to any Lender and shall otherwise be in accordance with Section 9.2.

(c) The following terms and conditions shall apply to each Incremental Loan: (i) the Incremental Loans made under this Section 2.5 shall constitute Obligations of the Borrower and shall be secured and guaranteed with the other Loans on a pari passu basis, (ii) any New Lender making Incremental Loans shall be entitled to the same voting rights as the existing Lenders and the Incremental Loans shall receive proceeds of prepayments on the same basis as the Initial Loans, (iii) the Borrower shall, upon the request of any Incremental Lender, execute such Notes as are necessary to reflect such Incremental Lender’s Incremental Loans, (iv) the Administrative Agent and the Lenders shall have received from the Borrower a certificate executed by a Responsible Officer of the Borrower, demonstrating in reasonable detail that, after giving effect to any such Incremental Loan, the Borrower will be in pro forma compliance with the Leverage Ratio set forth in Section 6.23, (v) no Default or Event of Default shall have occurred and be continuing hereunder as of the Incremental Loan Effective Date or after giving effect to the making of any such Incremental Loans, (vi) the representations and warranties contained in Article V and in the other Loan Documents shall be true and correct on and as of the Incremental Loan Effective Date with the same effect as if made on and as of such date (other than those representations and warranties that by their terms speak as of a particular date, which representations and warranties shall be true and correct as of such particular date), (vii) the amount of such Incremental Loan shall not be less than a minimum principal amount of $10,000,000, or any whole multiple of $5,000,000 in excess thereof, or if less, the maximum amount permitted pursuant to clause (a) above, (viii) the Borrower and each Incremental Lender shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a written agreement acknowledged by the Administrative Agent and each other Credit Party, in form and substance satisfactory to the Administrative Agent (a “Lender Addition and Acknowledgement Agreement”), and (ix) the Administrative Agent shall have received any documents or information, including any joinder agreements, in connection with such Incremental Loans as it may reasonably request.

(d) Upon the execution, delivery, acceptance and recording of the applicable Lender Addition and Acknowledgement Agreement, from and after the applicable Incremental Loan Effective Date, each Incremental Lender shall have a Commitment as set forth in the Register and all the rights and obligations of a Lender with such a Commitment hereunder. The Incremental Lenders shall make the Incremental Loans to the Borrower on the Incremental Loan Effective Date in an amount equal to each such Incremental Lender’s commitment in respect of Incremental Loans as agreed upon pursuant to clause (b) above.

(e) The Administrative Agent shall maintain a copy of each Lender Addition and Acknowledgment Agreement delivered to it in accordance with Section 9.10(c).

(f) Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Administrative Agent, in exchange for any surrendered Note or Notes of any existing Lender or with respect to any New Lender, a new Note or Notes to the order of the applicable Lenders in amounts equal to the Commitment of such Lenders as set forth in the Register. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such Commitments, shall be dated as of the Incremental Loan Effective Date and shall otherwise be in substantially the form of the existing Notes. Each surrendered Note and/or Notes shall be canceled and returned to the Borrower.

(g) The Incremental Maturity Date, Applicable Margin, amortization and pricing grid, if applicable, for each Incremental Loans shall be determined on the applicable Incremental Loan Effective Date; provided that (i) no Incremental Maturity Date shall be prior to the Maturity Date or any other Incremental Maturity Date, (ii) the applicable Incremental Loan shall not have a weighted average life that is shorter than the weighted average life of the longer of (A) the Initial Loan, or (B) any other Incremental Loan, as applicable, and (iii) if the all-in-yield, after giving effect to any offering of the applicable Incremental Loan at a discount from par or any fees paid to the Incremental Lenders in connection with such Incremental Loans (the “All-in-Yield”) with respect to the applicable Incremental Loan, exceeds the All-in-Yield with respect to the Initial

Loan or any prior Incremental Loan by more than 0.50%, then the fees payable by the Borrower with respect to the Initial Loan and/or any prior Incremental Loan shall be increased to the extent necessary to cause the All-in-Yield with respect to the Incremental Loans to be no more than 0.50% higher than the All-in-Yield with respect to the Initial Loan and/or any prior Incremental Loan (the amount of any increase shall be determined as of the Incremental Loan Effective Date).

ARTICLE III

GENERAL LOAN PROVISIONS

SECTION 3.1 Interest.

(a) Interest Rate Options. Subject to the provisions of this Section, at the election of the Borrower, the Loans shall bear interest at (i) the Base Rate plus the Applicable Margin or (ii) the LIBOR Rate plus the Applicable Margin (provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date unless the Borrower has delivered to the Administrative Agent a letter in form and substance satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 3.9 of this Agreement). The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 3.2. Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

(b) Interest Periods. In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 2.2 or 3.2, as applicable, shall elect an interest period (each, an “Interest Period”) to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six (6) months (or, if available to all the Lenders making the applicable Loan, nine (9) or twelve (12) months); provided that:

(i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires,

(ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day,

(iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period,

(iv) no Interest Period shall extend beyond the Maturity Date, and

(v) there shall be no more than eight (8) Interest Periods in effect at any time.

(c) Default Rate. Subject to Section 7.3, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 7.1(a)(i), (g) or (h), or (ii) at the election of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, (A) the Borrower shall no longer have the option to request LIBOR Rate Loans, (B) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (C) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

(d) Interest Payment and Computation. Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing September 30, 2007; and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).

(e) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

SECTION 3.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of any outstanding Base Rate Loans in a principal amount equal to $3,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

SECTION 3.3 Fees. The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

SECTION 3.4 Manner of Payment. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders (other than as set forth below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 7.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender’s Commitment Percentage, (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 3.9, 3.10, 3.11 or 9.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 3.1(b)(ii), if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

SECTION 3.5 Evidence of Indebtedness. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any

Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

SECTION 3.6 Adjustments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 3.9, 3.10, 3.11 or 9.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that

(a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(b) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

SECTION 3.7 Obligations of Lenders.

(a) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b) Nature of Obligations of Lenders Regarding Loans. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

SECTION 3.8 Changed Circumstances.

(a) Circumstances Affecting LIBOR Rate Availability. If with respect to any Interest Period the Administrative Agent or any Lender (after consultation with the Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via the Telerate Page 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

(b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

SECTION 3.9 Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

SECTION 3.10 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate);

(ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.11 and the imposition of, or any change in the rate of any Excluded Tax payable by such Lender); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting into or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender accompanied by a certificate as specified in Section 3.10(c), the Borrower shall promptly pay to any such Lender such additional amount or amounts as will compensate such Lender, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender accompanied by a certificate as specified in Section 3.10(c), the Borrower shall promptly pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section setting forth the basis of the determination of such amount or amounts and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 3.11 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that the Borrower is a resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made.

(f) Treatment of Certain Refunds. If the Administrative Agent, or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(g) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the payment in full of the Obligations.

SECTION 3.12 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.10, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.10 or Section 3.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.10, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.10), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that

(i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.10,

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts),

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.10 or payments required to be made pursuant to Section 3.11, such assignment will result in a reduction in such compensation or payments thereafter, and

(iv) such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 3.13 Security. The Obligations of the Borrower shall be secured as provided in the Security Documents.

ARTICLE IV

CLOSING; CONDITIONS OF CLOSING AND BORROWING

SECTION 4.1 Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P. at 10:00 a.m. on July 25, 2007, or at such other place, date and time as the parties hereto shall mutually agree.

SECTION 4.2 Conditions to Closing and Initial Loan. The obligation of the Lenders to close this Agreement and to make the initial Loan is subject to the satisfaction of each of the following conditions:

(a) Executed Loan Documents. This Agreement, a Note in favor of each Lender requesting a Note, and the Security Documents, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder.

(b) Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i) Officer’s Certificate of the Borrower. A certificate from a Responsible Officer of the Borrower to the effect that all representations and warranties contained in this Agreement and the other Loan Documents are true, correct and complete; that none of the Credit Parties is in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in Section 4.2.

(ii) Certificate of Secretary of each Credit Party. A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (B) the bylaws or other governing document of such Credit Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors or other governing body of such Credit Party authorizing the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 4.2(b)(iii).

(iii) Certificates of Good Standing. Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of organization and, to the extent requested by the Administrative Agent, each other jurisdiction where such Credit Party is qualified to do business and, to the extent available, a certificate of the relevant taxing authorities of such Credit Party’s jurisdiction of incorporation, organization or formation certifying that such Credit Party has filed required tax returns and owes no delinquent taxes.

(iv) Opinions of Counsel. Opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as the Lenders shall request.

(c) Personal Property Collateral.

(i) Filings and Recordings. The Administrative Agent shall have received all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of itself and the Lenders, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests will constitute valid and perfected first priority Liens thereon subject only to Permitted Liens.

(ii) Pledged Collateral. Subject to the terms of the Intercreditor Agreement, the Administrative Agent (or the Revolving Loan Administrative Agent, as applicable) shall have received (A) original stock certificates or other certificates evidencing the Capital Stock pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents.

(iii) Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation and tax matters), in form and substance reasonably satisfactory thereto, made against the Credit Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in any state in which any of the assets of such Credit Party are located, indicating among other things that its assets are free and clear of any Lien except for Permitted Liens.

(iv) Hazard and Liability Insurance. The Administrative Agent shall have received certificates of property hazard, business interruption and liability insurance, evidence of payment of all insurance premiums for the current policy year of each (naming the Administrative Agent as an additional loss payee (and mortgagee, as applicable) on all certificates for property hazard insurance and as additional insured on all certificates for liability insurance), and, if requested by the Administrative Agent, copies (certified by a Responsible Officer of the Borrower) of insurance policies in the form required under the Security Documents and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

(d) Consents; Defaults.

(i) Governmental and Third Party Approvals. The Credit Parties shall have received all material governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other transactions contemplated hereby (including, without limitation, the Tender Offer) and all applicable waiting periods shall have expired without any action being taken by any Person that would reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Credit Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable that would reasonably be expected to have such effect.

(ii) No Injunction, Etc. No action or proceeding shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Tender Offer).

(e) Financial Matters.

(i) Financial Statements. The Administrative Agent shall have received (A) the audited Consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 2007 and the related audited statements of income and retained earnings and cash flows for the fiscal year then ended and (B) a pro forma unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the most recent fiscal month ended prior to the Closing Date for which financial statements are available (giving pro forma effect to the Transactions and the other transactions contemplated hereby).

(ii) Financial Projections. The Administrative Agent shall have received pro forma Consolidated financial statements for the Borrower and its Subsidiaries, and projections prepared by management of the Borrower, of balance sheets, income statements and cash flow statements on a fiscal quarter basis for the fiscal year ending March 31, 2008 and on an annual basis for each fiscal year thereafter during the term of the Credit Facility.

(iii) Financial Condition Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer of the Borrower that (A) the Credit Parties, on a Consolidated basis, are Solvent, and (B) attached thereto are calculations evidencing that on a pro forma basis the ratio of (x) all Indebtedness as of the Closing Date of the Borrower and its Subsidiaries on a Consolidated basis to (y) EBITDA for the most recently ended twelve (12) fiscal month period ended prior to the Closing Date for which financial statements are available is less than or equal to 2.25 to 1.00.

(iv) Payment at Closing; Fee Letters. The Borrower shall have paid (A) to the Administrative Agent, the Arranger and the Lenders the fees set forth or referenced in Section 3.3 any other accrued and unpaid fees or commissions due hereunder, and (B) to any other Person (other than counsel to the Administrative Agent which such fees shall be paid in accordance with Section 6.17) such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

(f) Miscellaneous.

(i) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from the Borrower in accordance with Section 2.2, and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans are to be disbursed.

(ii) Repayment of Indebtedness. All existing Indebtedness of the Borrower and its Subsidiaries (including, without limitation, the Seller Notes, but excluding the Revolving Loan Facility and other Indebtedness permitted hereunder) shall be repaid in full and terminated and all collateral security therefor shall be released, and the Administrative Agent shall have received confirmation in form and substance satisfactory to it evidencing such repayment, termination and release.

(iii) Rating of the Credit Facility. The Credit Facility shall have received a recent debt rating from S&P and Moody’s.

(iv) Receipt of IPO Proceeds. The Borrower shall have received primary Net Cash Proceeds from the IPO.

(v) Tender Offer.

(A) Tender Documents. The Administrative Agent shall have received copies of all of the documentation in connection with the Tender Offer (including, without limitation, if applicable, the Senior Notes Amendment) and such documentation shall be in form and substance reasonably satisfactory to the Administrative Agent.

(B) Minimum Tender. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to the Administrative Agent that (x) the Tender Offer and the Senior Notes Amendment were approved and consented to by holders of at least a majority of the principal amount of the outstanding Senior Notes as of the Closing Date and (y) the Borrower has deposited with the trustee under the Senior Notes Indenture, an amount sufficient to pay in full all of the principal, interest and other amounts due and outstanding with respect to all of the Senior Notes that are tendered pursuant to the Tender Offer in compliance with all Applicable Laws.

(vi) Revolving Loan Facility. The Administrative Agent shall have received (A) copies of all documentation in connection with the Revolving Loan Facility (including, without limitation, the Revolving Loan Agreement), and (B) evidence in form and substance satisfactory to the Administrative Agent that the Revolving Loan Facility has closed or will close concurrently with the Credit Facility.

(vii) Representations and Warranties/No Default. The representations and warranties contained in Article V shall be true and correct and no Default or Event of Default shall have occurred and be continuing.

(viii) Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.1 Representations and Warranties. To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make the Loans hereunder, the Borrower hereby represents and warrants to the Administrative Agent and Lenders both before and after giving effect to the transactions contemplated hereunder that:

(a) Corporate Existence, Power and Authority. The Borrower and each of its Subsidiaries is a corporation, limited liability company or partnership, duly organized and in good standing under the laws of its state of incorporation, organization or formation, and duly qualified as a foreign corporation, limited liability company or partnership and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Loan Documents and the transactions contemplated hereunder and thereunder (i) are all within the Borrower’s and each Subsidiary’s corporate, limited liability company or partnership powers, as applicable, (ii) have been duly authorized, (iii) are not in contravention of law or the terms of the Borrower’s or such Subsidiary’s organizational documentation, or any indenture, agreement or undertaking to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or its property are bound and (iv) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any Lien upon any property of the Borrower or any of its Subsidiaries. This Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party constitute legal, valid and binding obligations of the Borrower or such Subsidiary, enforceable in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws limiting creditors’ rights generally and by general equitable principles.

(b) Financial Statements; No Material Adverse Effect. All financial statements relating to the Borrower and its Subsidiaries which have been or may hereafter be delivered by the Borrower or any of its Subsidiaries to the Administrative Agent and the Lenders have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by the Borrower or any of its Subsidiaries to the Administrative Agent prior to the date of this Agreement, there has been no act, condition or event which has had or would reasonably be expected to have a Material Adverse Effect since the date of the most recent audited financial statements of the Borrower and its Subsidiaries furnished by the Borrower or any of its Subsidiaries to the Administrative Agent prior to the date of this Agreement.

(c) Priority of Liens; Title to Properties. The security interests and Liens granted to Administrative Agent under the Collateral Agreement and the other Loan Documents constitute valid and perfected first or second priority Liens and security interests in and upon the Collateral subject only to Permitted Liens. Each of the Borrower and its Subsidiaries has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no Liens of any kind, except those granted to the Administrative Agent and Permitted Liens.

(d) Tax Returns. Each of the Borrower and its Subsidiaries has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Credit Party has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Credit Party and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

(e) Litigation. Except as set forth on Schedule 5.1(e), there is no investigation by any Governmental Authority pending, or to the best of the Borrower’s or any of its Subsidiaries’ knowledge threatened, against or affecting the Borrower or any Subsidiary, its or their assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of the Borrower’s or any of its Subsidiaries’ knowledge threatened, against the Borrower or any of its Subsidiaries or its or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, the other Loan Documents, the Senior Note Indenture or the Revolving Loan Agreement, in each case, which if adversely determined against the Borrower or any of its Subsidiaries has or would reasonably be expected to have a Material Adverse Effect.

(f) Compliance with Other Agreements and Applicable Laws.

(i) The Borrower and its Subsidiaries are not in default in any respect under, or in violation in any respect of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound, except for defaults or violations which would not be reasonably expected to result in a Material Adverse Effect. The Borrower and its Subsidiaries are in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to their respective businesses, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws, except for instances of non-compliance which would not be reasonably expected to result in a Material Adverse Effect.

(ii) The Borrower and its Subsidiaries have obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the “Permits”). All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or to the best of the Borrower’s or any of its Subsidiaries’ knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits to the extent the same would be reasonably expected to have a Material Adverse Effect.

(g) Environmental Compliance.

(i) Except as set forth on Schedule 5.1(g), neither the Borrower nor any of its Subsidiaries has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or Permit, and the operations of the Borrower and each of its Subsidiaries complies with all Environmental Laws and all Permits except for any violation or non-compliance which would not reasonably be expected to have a Material Adverse Effect.

(ii) Except as set forth on Schedule 5.1(g), there is no outstanding investigation by any Governmental Authority or any outstanding proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of the Borrower’s or any of its Subsidiaries’ knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by the Borrower or any of its Subsidiaries or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, in each case, which if adversely determined against the Borrower or any of its Subsidiaries would reasonably be expected to have a Material Adverse Effect.

(iii) Except as set forth on Schedule 5.1(g), the Borrower and each of its Subsidiaries have no liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials, except for any liability which would not reasonably be expected to have a Material Adverse Effect.

(iv) The Borrower and each of its Subsidiaries have all Permits required to be obtained or filed in connection with the operations of the Borrower and its Subsidiaries under any Environmental Law and all of such licenses, certificates, approvals or similar authorizations and other Permits are valid and in full force and effect.

(h) Employee Benefits.

(i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of the Borrower’s or any of its Subsidiaries’ knowledge, nothing has occurred which would cause the loss of such qualification. The Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(ii) There are no pending, or to the best of the Borrower’s or any of its Subsidiaries’ knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan except where such prohibited transaction or violation would not reasonably be expected to have a Material Adverse Effect.

(iii) (A) No ERISA Event has occurred or is reasonably expected to occur, (B) the current value of each Plan’s assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the Code) are not less than such Plan’s liabilities under Section 4001(a)(16) of ERISA, (C) the Borrower and its Subsidiaries have not incurred and do not reasonably expect to incur, any liability under

Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (D) the Borrower and its Subsidiaries have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan, and (E) each Credit Party and its ERISA Affiliates, have not engaged in a transaction that would be subject to Section 4069(a) or 4212(c) of ERISA.

(i) Intellectual Property. The Borrower and each of its Subsidiaries owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To the best of the Borrower’s and each of its Subsidiaries’ knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by the Borrower or any of its Subsidiaries infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting the Borrower or any of its Subsidiaries contesting its right to sell or use any such Intellectual Property.

(j) Subsidiaries; Affiliates; Capitalization; Solvency.

(i) No Credit Party has any direct or indirect Subsidiaries or is engaged in any joint venture or partnership except as set forth in Schedule 5.1(j).

(ii) The Credit Parties are the record and beneficial owners of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 5.1(j) as being owned by a Credit Party and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of its Capital Stock or securities convertible into or exchangeable for such shares.

(iii) The issued and outstanding shares of Capital Stock of the Borrower and its Subsidiaries are directly and beneficially owned and held by the persons indicated on Schedule 5.1(j) and in each case all of such shares have been duly authorized and in the case of the Capital Stock of the Borrower are fully paid and non-assessable, free and clear of all Liens of any kind, except as disclosed in writing to the Administrative Agent prior to the date hereof.

(iv) The Credit Parties, on a Consolidated basis, are Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Administrative Agent and the consummation of the other Transactions.

(k) Labor Disputes.

(i) Set forth on Schedule 5.1(k) is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to the Borrower and any of its Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of the Borrower or any of its Subsidiaries on the date hereof.

(ii) There is (A) no significant unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best of the Borrower’s or each of its Subsidiaries’ knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against the Borrower or any of its Subsidiaries or, to best of the Borrower’s or each of its Subsidiaries’ knowledge, threatened against it, and (B) no significant strike, labor dispute, slowdown or stoppage is pending against the Borrower or any of its Subsidiaries or, to the best of the Borrower’s or each of its Subsidiaries’ knowledge, threatened against the Borrower or any of its Subsidiaries.

(l) Restrictions on Subsidiaries. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of the Borrower or any of its Subsidiaries permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on the Borrower or any of its Subsidiaries which prohibit or otherwise restrict (i) the transfer of cash or other assets between any Subsidiaries and any Credit Party or (ii) the ability of the Borrower or any of its Subsidiaries to incur Indebtedness or grant security interests to the Administrative Agent or any Lender in the Collateral, other than such restrictions as are permitted by Section 6.16.

(m) Material Contracts. Schedule 5.1(m) sets forth all Material Contracts to which the Borrower or any of its Subsidiaries is a party or is bound as of the date hereof. The Borrower and each of its Subsidiaries are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

(n) OFAC. None of the Borrower, any Subsidiary of the Borrower or any Affiliate of the Borrower or any Guarantor: (i) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Entities, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of any Loan will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

(o) Margin Stock. Neither the Borrower nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

(p) Government Regulation. Neither the Borrower nor any Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the

Borrower nor any Subsidiary thereof is, or after giving effect to any Loan will be, subject to regulation under the Interstate Commerce Act, as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

(q) Accuracy and Completeness of Information. All information furnished (excluding financial projections) by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender in connection with this Agreement or any of the other Loan Documents or any transaction contemplated hereby or thereby is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. All financial projections furnished by the Borrower to the Administrative Agent or any Lender have been prepared in good faith on the basis of assumptions believed in good faith to be reasonable. No event or circumstance has occurred which has had or would reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed.

(r) Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Loan Documents shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to the Administrative Agent and the Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by the Administrative Agent and the Lenders regardless of any investigation made or information possessed by the Administrative Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which the Borrower or any of its Subsidiaries shall now or hereafter give, or cause to be given, to the Administrative Agent or any Lender.

ARTICLE VI

COVENANTS

SECTION 6.1 Maintenance of Existence. The Borrower and its Subsidiaries shall at all times preserve, renew and keep in full force and effect its corporate, limited liability or partnership (as the case may be) existence and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits, in each case, necessary to carry on the business as presently or proposed to be conducted, except as permitted in Section 6.6(a).

SECTION 6.2 Compliance with Laws, Regulations, Etc.

(a) The Borrower and its Subsidiaries shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority, the failure to comply with or observe would reasonably be expected to have a Material Adverse Effect.

(b) The Borrower shall give written notice to the Administrative Agent promptly upon the Borrower’s or any of its Subsidiaries’ receipt of any notice of, or the Borrower’s or such Subsidiary’s otherwise obtaining knowledge of:

(i) the occurrence of any material event involving the release, spill or discharge, threatened or actual, of any Hazardous Material, or

(ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to:

(A) any material non-compliance with or violation of any Environmental Law by the Borrower or any of its Subsidiaries, or

(B) the material release, spill or discharge, threatened or actual, of any Hazardous Material other than in the ordinary course of business and other than as permitted under any applicable Environmental Law.

(c) Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by the Borrower or such Subsidiary to the Administrative Agent.

(d) The Borrower and its Subsidiaries shall take prompt action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to the Administrative Agent on such response.

(e) Without limiting the generality of the foregoing, whenever the Administrative Agent reasonably determines that there is non-compliance by the Borrower or its Subsidiaries, or any condition which requires any action by or on behalf of the Borrower or its Subsidiaries in order to avoid any non-compliance by the Borrower or its Subsidiaries, with any Environmental Law, the Borrower shall, at the Administrative Agent’s request and the Borrower’s expense: (i) cause an independent environmental engineer reasonably acceptable to the Administrative Agent to conduct such tests of the site where non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to the Administrative Agent a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to the Administrative Agent a supplemental report of such engineer whenever the scope of such non-compliance, or the Borrower’s or such Subsidiary’s response thereto or the estimated costs thereof, shall change in any material respect.

(f) The Borrower and its Subsidiaries shall each indemnify and hold harmless the Administrative Agent and the Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of the Borrower or its Subsidiaries and the preparation and implementation of any closure, remedial or other required plans (“Losses”) unless it is determined pursuant to a final non-appealable order of a court of competent jurisdiction that the Losses were the result of acts or omissions constituting gross negligence or willful misconduct of the Administrative Agent or any Lender (but without limiting the obligations of the Borrower or its Subsidiaries as to any other Indemnitee (other than any officers, directors, agents or employees of the Indemnitee whose gross negligence or willful misconduct resulted in such losses, claims, damages, liabilities, costs or expenses)).

All representations, warranties, covenants and indemnifications in this Section 6.2 shall survive the payment of the Obligations and the termination of this Agreement.

SECTION 6.3 Payment of Taxes and Claims. The Borrower and its Subsidiaries shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to the Borrower or any of its Subsidiaries, as the case may be, and with respect to which adequate reserves have been set aside on its books.

SECTION 6.4 Insurance.

(a) The Borrower and its Subsidiaries shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. The Borrower and its Subsidiaries shall furnish certificates, policies or endorsements to the Administrative Agent as the Administrative Agent shall reasonably require as proof of such insurance, and, if the Borrower and its Subsidiaries fail to do so, the Administrative Agent is authorized, but not required, to obtain such insurance at the expense of the Borrower. All policies shall provide for at least thirty (30) days prior written notice to the Administrative Agent of any cancellation or reduction of coverage and that the Administrative Agent may act as attorney for the Borrower and its Subsidiaries at any time an Event of Default exists or has occurred and is continuing, in adjusting, settling, amending and canceling such insurance. The Borrower and its Subsidiaries shall cause the Administrative Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and the Borrower and its Subsidiaries shall obtain non-contributory lender’s loss payable endorsements to all insurance policies in form and substance satisfactory to the Administrative Agent. Subject to the terms of the Intercreditor Agreement, such lender’s loss payable endorsements shall specify that the proceeds of such insurance shall be payable to the Administrative Agent as its interests may appear and further specify that the Administrative Agent and the Lenders shall be paid regardless of any act or omission by the Borrower, any of its Subsidiaries or any of its or their Affiliates.

(b) Notwithstanding anything to the contrary set forth in this Section 6.4, the Administrative Agent acknowledges that with respect to certain retail store location leases identified on Schedule 6.4, the Borrower has obtained separate property insurance policies covering:

(i) the improvements and fixtures owned by the lessor of such retail store location, under which such lessor is named as the “loss payee” thereunder, provided, that, the Borrower represents and warrants that none of such lessors have any interest in the Borrower’s business interruption insurance or the Collateral, and

(ii) the Collateral constituting tangible personal property located at the premises demised under such leases, under which the Administrative Agent and the Lenders are named as the “loss payee” thereunder.

(c) In no event shall any such lessor be named as a “loss payee” or “additional insured” under the insurance policies described in clause (b)(ii) above.

SECTION 6.5 Financial Statements and Other Information.

(a) The Borrower and its Subsidiaries shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of the Borrower and its Subsidiaries in accordance with sound business practices sufficient to permit the preparation of financial statements in accordance with GAAP. The Borrower and its Subsidiaries shall promptly furnish to the Administrative Agent and the Lenders all such financial and other information as the Administrative Agent shall reasonably request relating to the Collateral and the assets, business and operations of the Borrower and its Subsidiaries, and the Borrower shall notify the auditors and accountants of the Borrower that the Administrative Agent is authorized to obtain such information directly from them. Without limiting the foregoing, the Borrower and its Subsidiaries shall furnish or cause to be furnished to the Administrative Agent, the following: (i) within thirty (30) days (or earlier if required by Applicable Law) after the end of each fiscal month (except for fiscal months which are the end of fiscal quarters, then within forty-five (45) days (or earlier if required by Applicable Law) after the end of the first three fiscal quarters and within ninety (90) days (or earlier if required by Applicable Law) after the end of the fourth fiscal quarter), monthly, and with respect to any fiscal quarter end, quarterly unaudited consolidated financial statements, (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders’ equity), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of the Borrower and its Subsidiaries as of the end of and through such fiscal month (together with a comparison to the applicable prior year period), certified to be correct by the chief financial officer of the Borrower, subject to normal year-end adjustments and no footnotes and, in the case of financial statements as of the end of a fiscal quarter of the Borrower, accompanied by an Officer’s Compliance Certificate and (ii) within ninety (90) days (or earlier if required by Applicable Law) after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements of the Borrower and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders’ equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of the Borrower and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be KPMG LLP or another independent accounting firm of nationally recognized reputation selected by the Borrower, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of the Borrower and its Subsidiaries as of the end of and for the fiscal year then ended.

(b) The Borrower shall promptly notify the Administrative Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral having a value of more than $2,000,000 or which if adversely determined would reasonably be expected to result in a Material Adverse Effect, (ii) any Material Contract being terminated or amended or any new Material Contract entered into (in which event the Borrower shall, upon the reasonable request of the Administrative Agent, provide the Administrative Agent with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $2,000,000 shall have been entered against the Borrower, any of its Subsidiaries, any of its or their properties or assets, (iv) any notification of a material violation of laws or regulations received by the Borrower and its Subsidiaries, (v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default. The Borrower shall also disclose in each Officer’s Compliance Certificate delivered with the financial statements for each fiscal quarter, any Permitted Sale Leasebacks that were initiated and not completed as of such fiscal quarter end.

(c) The Borrower and its Subsidiaries shall promptly after the sending or filing thereof furnish or cause to be furnished to the Administrative Agent copies of all reports and registration statements which the Parent, the Borrower or any of their Subsidiaries files with the SEC, any national securities exchange or the National Association of Securities Dealers, Inc.

(d) The Borrower and its Subsidiaries shall furnish or cause to be furnished to the Administrative Agent as soon as the same are complete, but in no event more than forty-five (45) days after the commencement of each fiscal year, a consolidated budget presented on a quarterly basis for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year) and, furnish or cause to be furnished to the Administrative Agent, at the time the same is furnished to the Revolving Loan Administrative Agent under the Revolving Loan Agreement, any significant revisions of such budget.

(e) The Administrative Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of the Borrower and its Subsidiaries to any court or other Governmental Authority or to any Lender or Participant or prospective Lender or Participant or any Affiliate of any Lender or Participant or prospective Lender or Participant or any Affiliate or Participant subject to Section 9.11. The Borrower and its Subsidiaries each hereby irrevocably authorize and direct all accountants or auditors to deliver to the Administrative Agent, at the Borrower’s expense, copies of the financial statements of the Borrower and its Subsidiaries and any reports or management letters prepared by such accountants or auditors on behalf of the Borrower and its Subsidiaries and to disclose to the Administrative Agent and the Lenders, subject to Section 9.11, such information as they may have regarding the business of the Borrower and its Subsidiaries. Any documents, schedules, invoices or other papers delivered to the Administrative Agent or any Lender may be destroyed or otherwise disposed of by the Administrative Agent or such Lender one (1) year after the same are delivered to the Administrative Agent or such Lender, except as otherwise designated by the Borrower to Administrative Agent or such Lender in writing.

(f) The Borrower and its Subsidiaries shall furnish or cause to be furnished to the Administrative Agent copies of all reports, certificates, documents and other information that is furnished to the Revolving Loan Administrative Agent and the other Revolving Loan Lenders.

(g) Documents required to be delivered pursuant to Section 6.5(a) or (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 9.1, or (ii) on which such documents are posted on the Borrower’s behalf on an internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions ( i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Officer’s Compliance Certificate required by Section 6.5(a) to the Administrative Agent. Except for such Officer’s Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(h) The Borrower hereby acknowledges that (i) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak Online or another similar electronic system (the “Platform”) and (ii) certain of the Lenders may be “public-side” Lenders ( i.e., Lenders that do not wish to receive material non-public information with respect to the Parent or its subsidiaries or securities) (each, a “Public Lender”). The Borrower hereby agrees it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Parent or its subsidiaries or securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.11), (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor,” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

SECTION 6.6 Sale of Assets, Consolidation, Merger, Dissolution, Etc. The Borrower and its Subsidiaries shall not, directly or indirectly take any of the following actions or agree to do any of the following unless the consummation of the applicable agreement is contingent upon the Borrower’s obtaining the Administrative Agent’s and the requisite Lenders’ consent to such transaction or would otherwise be permitted by this Section 6.6.

(a) Mergers and Consolidations. Merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, except, that, any wholly owned Subsidiary may merge with and into or consolidate with the Borrower or any other wholly owned Subsidiary of the Borrower, provided, that, each of the following conditions is satisfied as determined by the Administrative Agent:

(i) the Administrative Agent shall have received not less than five (5) days’ prior written notice of the consummation of any merger or consolidation of any Credit Party to so merge or consolidate and such information with respect thereto as the Administrative Agent may reasonably request,

(ii) as of the effective date of the merger or consolidation and after giving effect thereto, no Default or Event of Default, shall exist or have occurred,

(iii) the Administrative Agent shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger, including, but not limited to, the certificate or certificates of merger as filed with each appropriate Secretary of State,

(iv) the surviving entity of a merger between the Borrower and any Guarantor or a merger between the Borrower and any other Subsidiary of the Borrower or any Guarantor shall be the Borrower, and

(v) the surviving entity of a merger between any Guarantor and any other Subsidiary of the Borrower or any Guarantor shall be a Guarantor.

(b) Asset Dispositions and Equity Issuances. Sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Capital Stock to any other Person or make any Asset Disposition, except for:

(i) sales of Inventory in the ordinary course of business,

(ii) the sale or other disposition (other than in connection with the closing or sale of a retail store location) of worn-out or obsolete Equipment or Equipment no longer used or useful in the business of the Borrower and its Subsidiaries,

(iii) the issuance and sale by the Borrower and its Subsidiaries of Capital Stock of the Borrower or any of its Subsidiaries after the date hereof; provided, that,

(A) the Borrower and its Subsidiaries shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except as otherwise permitted in Section 6.10, and

(B) in no event shall the Borrower and its Subsidiaries issue or sell Capital Stock which would result in a Change of Control or would result in any Subsidiary ceasing to be wholly owned (directly or indirectly) by the Borrower,

(iv) sales or other dispositions of assets in connection with the closing or sale of a retail store location, warehouse or distribution center in the ordinary course of business which consist of leasehold interests in the premises of such facility, the Equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such facility; provided, that, as to each and all such sales:

(A) on the date of, and after giving effect to, any such sale of a retail store, in any calendar year, the Borrower and its Subsidiaries shall not have closed or sold retail store locations (excluding any retail store locations closed or sold pursuant to “in-market” relocations so long as the Borrower or its Subsidiaries have opened another retail store location in such market within the nine (9) month period following such closure or sale) accounting for more than five percent (5%) of all sales in the immediately preceding twelve (12) month period,

(B) the Administrative Agent shall have received not less than three (3) Business Days’ prior written notice of such sale, which notice shall set forth in reasonable detail satisfactory to the Administrative Agent, the parties to such sale or other disposition, the assets to be sold or otherwise disposed of, the purchase price and the manner of payment thereof and such other information with respect thereto as the Administrative Agent may request,

(C) as of the date of such sale or other disposition and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and

(D) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s length transaction,

(v) Permitted Sale Leasebacks, and

(vi) additional sales or other dispositions of assets by the Borrower and its Subsidiaries not otherwise permitted pursuant to this Section 6.6(b) in an amount not to exceed $5,000,000 in any fiscal year and $15,000,000 during the term of this Agreement; provided that any Net Cash Proceeds received from such asset sales or dispositions shall be applied in accordance with Section 2.4(b)(ii).

(c) Wind ups; Liquidations and Dissolutions. Wind up, liquidate or dissolve, except that any Subsidiary may wind up, liquidate and dissolve; provided, that each of the following conditions is satisfied:

(i) the winding up, liquidation and dissolution of such Subsidiary shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which the Borrower or any of its Subsidiaries is a party or may be bound,

(ii) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable laws and regulations,

(iii) effective upon such winding up, liquidation or dissolution, all of the assets and properties of such Subsidiary shall be duly and validly transferred and assigned to a Credit Party, free and clear of any Liens other than the security interest and Liens of the Administrative Agent and Permitted Liens (and the Administrative Agent shall have received such evidence thereof as the Administrative Agent may require) and the Administrative Agent shall have received such deeds, assignments or other agreements as the Administrative Agent may request to evidence and confirm the transfer of such assets of such Subsidiary to the applicable Credit Party,

(iv) the Administrative Agent shall have received all documents and agreements that the Borrower or such Subsidiary has filed with any Governmental Authority or as are otherwise required to effectuate such winding up, liquidation or dissolution,

(v) neither the Borrower nor any Guarantor shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of the entity that is winding up, liquidating or dissolving, unless such Indebtedness is otherwise expressly permitted hereunder,

(vi) the Administrative Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Subsidiary to wind up, liquidate or dissolve, and

(vii) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no Default or Event of Default shall exist or have occurred.

SECTION 6.7 Liens. The Borrower and its Subsidiaries shall not create, incur, assume or suffer to exist any Lien of any nature whatsoever on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or Lien with respect to any such assets or properties, except:

(a) the security interests and Liens of the Administrative Agent for itself and the benefit of the Lenders and the Bank Product Providers (but only to the extent provided for herein and in the other Loan Documents),

(b) Liens securing the payment of taxes, assessments or other governmental charges or levies either not yet delinquent or the validity of which are being contested in good faith by appropriate proceedings and available to the Borrower or any of its Subsidiaries, as the case may be, and with respect to which adequate reserves have been set aside on its books,

(c) non-consensual statutory or common law Liens (other than Liens securing the payment of taxes) arising in the ordinary course of the Borrower’s or any of its Subsidiaries’ business to the extent: (i) such Liens secure Indebtedness which is not overdue or (ii) such Liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or are being contested in good faith by appropriate proceedings diligently pursued and available to the Borrower or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books,

(d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of the Borrower and its Subsidiaries as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto,

(e) Liens to secure Indebtedness permitted under Section 6.8(b) so long as such security interests and mortgages do not apply to any property of the Borrower and its Subsidiaries other than the Equipment or Real Property so acquired (and the proceeds thereof), and such security interests are granted within two hundred seventy (270) days of the date of such acquisition or completion of construction, remodeling or improvement of such Equipment or Real Property, as the case may be,

(f) pledges and deposits of cash by the Borrower and its Subsidiaries after the date hereof in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits,

(g) pledges and deposits of cash by the Borrower and its Subsidiaries after the date hereof to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business of the Borrower and its Subsidiaries; provided, that, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to the Administrative Agent,

(h) Liens and the precautionary UCC financing statement filings in respect thereof arising from (i) operating leases and (ii) equipment or other materials which are not owned by the Borrower and its Subsidiaries but are located on the premises of the Borrower and its Subsidiaries (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of the Borrower and its Subsidiaries,

(i) Liens or rights of setoff against credit balances of the Borrower and its Subsidiaries with Credit Card Issuers or Credit Card Processors or amounts owing by such Credit Card Issuers or Credit Card Processors to the Borrower and its Subsidiaries in the ordinary course of business, but not Liens on or rights of setoff against any other property or assets of the Borrower and its Subsidiaries, pursuant to the Credit Card Agreements (as in effect on the date hereof) to secure the obligations of the Borrower and its Subsidiaries to the Credit Card Issuers or Credit Card Processors as a result of fees and chargebacks,

(j) statutory or common law Liens or rights of setoff of depository banks with respect to funds of the Borrower and its Subsidiaries at such banks to secure fees and charges in connection with returned items or the standard fees and charges of such banks in connection with the deposit accounts maintained by the Borrower and its Subsidiaries at such banks (but not any other Indebtedness or obligations),

(k) deposits of cash with the owner or lessor of premises leased and operated by the Borrower and its Subsidiaries in the ordinary course of the business of the Borrower and its Subsidiaries to secure the performance by the Borrower and its Subsidiaries of their respective obligations under the terms of the lease for such premises,

(l) judgments and other similar Liens arising in connection with court proceedings that do not constitute an Event of Default; provided, that, (i) such Liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, and (iii) a stay of enforcement of any such Lien is imposed within the period specified in Section 7.1(d),

(m) the security interests and Liens upon the Frigidaire Consignment Collateral in favor of Frigidaire to secure Indebtedness owing to Frigidaire under the Frigidaire Consignment Agreement as permitted in Section 6.8(i); provided, that, such security interests and Liens shall at all times be subject to the terms of the Frigidaire Intercreditor Agreement,

(n) the Liens of customs brokers on Inventory of the Borrower and its Subsidiaries incurred in the ordinary course of business in connection with the importation of Inventory,

(o) the security interests and Liens of the Revolving Loan Administrative Agent for itself and the benefit of the Revolving Loan Lenders and bank product providers pursuant to the Revolving Loan Agreement (but only to the extent provided for in the Revolving Loan Agreement and subject to the terms of the Intercreditor Agreement),

(p) the security interests and Liens upon the portion of Collateral that secures any Indebtedness and other liabilities owing in connection with any floor plan financing arrangements to the extent permitted under Section 6.21; provided, that, such security interests and Liens shall at all times be subject to the terms of the intercreditor agreement referred to in Section 6.21,

(q) the security interests and Liens set forth on Schedule 6.7,

(r) unperfected Liens of vendors in inventory sold by them, and

(s) other Liens securing obligations in an aggregate amount not to exceed $5,000,000 at any time.

SECTION 6.8 Indebtedness; Amendments to Certain Indebtedness and Repayments of Certain Indebtedness.

The Borrower and its Subsidiaries shall not, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:

(a) the Obligations,

(b) Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by security interests in Equipment (including Capital Leases) and mortgages on Real Property to finance the acquisition, construction, remodeling or improvement thereof not to exceed $25,000,000 in the aggregate at any time outstanding so long as the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, constructed, remodeled or improved, as the case may be,

(c) guarantees by any Guarantor of the Obligations of the Borrower or any other Guarantor in favor of the Administrative Agent for the benefit of the Lenders,

(d) the Indebtedness of the Borrower and its Subsidiaries arising after the date hereof pursuant to intercompany loans between Credit Parties permitted under Section 6.9(f),

(e) Indebtedness of the Borrower evidenced by the Senior Notes that are not tendered pursuant to the Tender Offer, as in effect on the date hereof or as permitted to be amended pursuant to the terms hereof, provided, that:

(i) the Borrower and its Subsidiaries shall not, directly or indirectly, amend, modify, alter or change in any material respect any terms of such Indebtedness or any of the Senior Notes, the Senior Note Indenture or any related agreements, documents and instruments, except that the Borrower and its Subsidiaries may, (A) enter into the Senior Notes Amendment and (B) after prior written notice to the Administrative Agent, amend, modify, alter or change the terms thereof after the date hereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith or to make any other change that does not adversely effect the Obligations or the rights or interests of the Administrative Agent or any Lender,

(ii) the Borrower and its Subsidiaries shall not, directly or indirectly, make any payments in respect of such Indebtedness, redeem, retire, defease, purchase or otherwise acquire all or any part of such Indebtedness other than at maturity (as set forth in the Senior Note Indenture as in effect on the date hereof after giving effect to the Senior Notes Amendment or any amendment permitted pursuant to clause (i) above), or set aside or otherwise deposit or invest any sums for such purpose, except that the Borrower or its Subsidiaries may (A) make regularly scheduled payments of interest, in respect of such Indebtedness when due in accordance with the terms of the Senior Notes and the Senior Note Indenture, in each case as in effect on the date hereof after giving effect to the Senior Notes Amendment or any amendment permitted pursuant to clause (i) above and (B) purchase or redeem such Indebtedness from the holders of the Senior Notes or make any other payments in respect of such Indebtedness with the proceeds of the loans under the Revolving Loan Facility, the proceeds of other Indebtedness permitted hereunder or with cash on hand in one or a series of arm’s length transactions; provided, that (x) the Borrower shall provide the Administrative Agent with written notice immediately following such purchase or payment, and in any event within one (1) Business Day following the date of such purchase or payment, which notice shall include, among other things, the dollar amount of Senior Notes so purchased or paid and (y) as of the date of any such purchase or payment in respect thereof and after giving effect thereto, no Default, Event of Default shall exist or have occurred and be continuing,

(iii) such Indebtedness shall be unsecured,

(iv) the Borrower and its Subsidiaries shall furnish to the Administrative Agent all material written notices or demands in connection with such Indebtedness either received by the Borrower and its Subsidiaries or on its behalf, promptly after the receipt thereof, or sent by the Borrower and its Subsidiaries or on its behalf, concurrently with the sending thereof, as the case may be, and

(v) neither the Senior Notes nor the Senior Note Indenture shall contain any restrictions or limitations on the Obligations of the Credit Parties to the Administrative Agent and the Lenders.

(f) unsecured subordinated Indebtedness of the Borrower and its Subsidiaries arising after the date hereof to any third person (but not to any Credit Party), provided, that, each of the following conditions is satisfied as determined by the Administrative Agent:

(i) such Indebtedness shall be on terms and conditions acceptable to the Administrative Agent and shall be subject and subordinate in right of payment to the right of the Administrative Agent and the Lenders to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations pursuant to the terms of an intercreditor agreement between the Administrative Agent and such third party, in form and substance satisfactory to Administrative Agent,

(ii) the Administrative Agent shall have received not less than ten (10) days prior written notice of the intention of the Borrower and its Subsidiaries to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to the Administrative Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as the Administrative Agent may request with respect thereto,

(iii) the Administrative Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness,

(iv) in no event shall the aggregate outstanding principal amount of such Indebtedness exceed $30,000,000 at any time,

(v) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred,

(vi) the Borrower and its Subsidiaries shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that the Borrower and its Subsidiaries may, after prior written notice to the Administrative Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except for regularly scheduled payments permitted pursuant to the intercreditor agreement referred to in clause (f)(i) of this Section 6.8), or set aside or otherwise deposit or invest any sums for such purpose, and

(vii) the Borrower and its Subsidiaries shall furnish to the Administrative Agent all notices or demands in connection with such Indebtedness either received by the Borrower or any of its Subsidiaries or on its behalf promptly after the receipt thereof, or sent by the Borrower or any of its Subsidiaries or on its behalf concurrently with the sending thereof, as the case may be;

(g) Indebtedness of the Borrower and its Subsidiaries entered into in the ordinary course of business pursuant to a Hedging Agreement not otherwise permitted hereunder; provided, that,

(i) such arrangements are either with a Bank Product Provider or other financial institutions acceptable to the Administrative Agent,

(ii) such arrangements are not for speculative purposes, and

(iii) such Indebtedness shall be unsecured, except as to Hedging Obligations,

(h) Indebtedness of the Borrower and its Subsidiaries entered into in the ordinary course of business pursuant to a Hedging Transaction (as defined in the Revolving Loan Agreement) to the extent such Indebtedness is permitted under the Revolving Loan Agreement (as in effect on the date hereof or as permitted to be amended under the terms of the Intercreditor Agreement); provided, that,

(i) such arrangements are not for speculative purposes, and

(ii) such Indebtedness shall be unsecured, except as to obligations under Hedging Transactions (as defined in the Revolving Loan Agreement) with the Bank Product Providers (as defined in the Revolving Loan Agreement), but only to the extent of the security interest of the Revolving Loan Administrative Agent in the Collateral as provided in the Revolving Loan Agreement (as in effect on the date hereof or as permitted to be amended under the terms of the Intercreditor Agreement);

(i) the Indebtedness set forth on Schedule 6.8; provided, that,

(i) the Borrower and its Subsidiaries may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof,

(ii) the Borrower and its Subsidiaries shall not, directly or indirectly, (1) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, the Borrower and its Subsidiaries may, after prior written notice to the Administrative Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (2) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose except as permitted in clause (A) above, and

(iii) the Borrower and its Subsidiaries shall furnish to the Administrative Agent all notices or demands in connection with such Indebtedness either received by the Borrower or any of its Subsidiaries or on its behalf, promptly after the receipt thereof, or sent by the Borrower or any of its Subsidiaries or on its behalf, concurrently with the sending thereof, as the case may be,

(j) unsecured Indebtedness of the Borrower and its Subsidiaries arising after the date hereof to any third person (but not to any other Credit Party) that is not otherwise permitted pursuant to this Section 6.8, provided, that, each of the following conditions is satisfied as determined by the Administrative Agent:

(i) in no event shall the aggregate principal amount of such Indebtedness exceed $15,000,000 at any time outstanding,

(ii) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred, and

(iii) the Borrower and its Subsidiaries shall furnish to the Administrative Agent all material notices or demands in connection with such Indebtedness either received by the Borrower or any of its Subsidiaries or on its behalf promptly after the receipt thereof, or sent by the Borrower or any of its Subsidiaries or on its behalf concurrently with the sending thereof, as the case may be,

(k) unsecured guarantees by the Borrower and its Subsidiaries in respect of (i) leases and Capital Leases permitted hereunder that are entered into in the ordinary course of business or (ii) obligations of the Borrowers’ Subsidiaries (other than for Indebtedness for borrowed money) otherwise permitted hereunder and incurred in the ordinary course of business,

(l) subject to the terms of the Intercreditor Agreement, the Indebtedness of the Borrower and the Guarantors to the Revolving Loan Administrative Agent and the Revolving Loan Lenders evidenced by or arising under the Revolving Loan Agreement and the renewal, refinancing, extension or replacement thereof,

(m) the guarantees by the Guarantors of the Indebtedness permitted by Section 6.8(l), and

(n) Indebtedness arising under any floor plan financing arrangements to the extent permitted under Section 6.21.

SECTION 6.9 Loans, Investments, Acquisitions, Etc. The Borrower and its Subsidiaries shall not directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any other person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

(a) the endorsement of instruments for collection or deposit in the ordinary course of business,

(b) investments in cash or Cash Equivalents,

(c) the existing equity investments of the Borrower and its Subsidiaries as of the date hereof in its Subsidiaries, and so long as no Default or Event of Default has occurred and is continuing or would result therefrom, additional investments not otherwise permitted under this Section, in any Guarantor,

(d) loans and advances by the Borrower and its Subsidiaries to employees of the Borrower and its Subsidiaries in the ordinary course of business:

(i) not to exceed the principal amount of $2,000,000 in the aggregate at any time outstanding with respect to employees who are not senior executives of the Borrower,

(ii) not to exceed the principal amount of $4,000,000 in the aggregate at any time outstanding with respect to employees who are senior executives of the Borrower, and

(iii) not to exceed the principal amount of $5,000,000 in the aggregate at any time outstanding in connection with the acquisition by employees of Capital Stock of the Parent,

(e) stock or obligations issued to the Borrower and its Subsidiaries by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to the Borrower and its Subsidiaries in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, subject to the terms of the Intercreditor Agreement, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to the Administrative Agent (or, subject to the terms of the Intercreditor Agreement, the Revolving Loan Administrative Agent, as applicable), upon the Administrative Agent’s request, together with such stock power, assignment or endorsement by the Borrower or a Subsidiary as the Administrative Agent may request,

(f) intercompany loans between Credit Parties after the date hereof, provided, that,

(i) as to all of such loans,

(A) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to the Administrative Agent (or, subject to the terms of the Intercreditor Agreement, the Revolving Loan Administrative Agent, as applicable) upon its request to hold, subject to the Intercreditor Agreement, as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as the Administrative Agent may require, and

(B) as of the date of any such loan and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and

(ii) as to loans by any Guarantor to the Borrower:

(A) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of the Administrative Agent and the Lenders to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to the Administrative Agent,

(B) promptly upon the Administrative Agent’s request, the Administrative Agent shall have received a subordination agreement, in form and substance satisfactory to the Administrative Agent, providing for the terms of the subordination in right of payment of such Indebtedness of the Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Credit Parties, and

(C) the Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness prior to the end of the then current term of this Agreement,

(g) so long as no Default or Event of Default has occurred and is continuing as of the date of such loan or investment or would result after giving effect thereto, loans of money or property (other than Collateral) after the date hereof by the Borrower and its Subsidiaries to any Person (other than to the Borrower and its Subsidiaries) or investments after the date hereof by the Borrower and its Subsidiaries by capital contribution in any Person not otherwise permitted pursuant to this Section 6.9 in an aggregate amount for all such loans or investments not to exceed $10,000,000 at any time outstanding; provided that:

(i) subject to the terms of the Intercreditor Agreement, in the case of an investment by capital contribution, at the Administrative Agent’s option, the original stock certificate or other instrument evidencing such capital contribution (or such other evidence as may be issued in the case of a limited liability company) shall be promptly delivered to the Administrative Agent (or, subject to the terms of the Intercreditor Agreement, the Revolving Loan Administrative Agent, as applicable), together with such stock power, assignment or endorsement as the Administrative Agent may request, and promptly upon the Administrative Agent’s reasonable request, the Borrower or such Subsidiary making such investment shall execute and deliver to the Administrative Agent a pledge and security agreement, (in form and substance substantially similar to the same types of agreements executed in connection with this Agreement on the date hereof) reasonably satisfactory to the Administrative Agent, granting to the Administrative Agent a first priority pledge of, security interest in and Lien upon all of the issued and outstanding shares of such stock or other instrument or interest (and in the case of a limited liability company take such other actions as the Administrative Agent shall reasonably require with respect to the Administrative Agent’s security interests therein),

(ii) in the case of loans of money or property, the original of any promissory note or other instrument evidencing the Indebtedness arising pursuant to such loans shall be delivered, or caused to be delivered, to the Administrative Agent (or, subject to the terms of the Intercreditor Agreement, the Revolving Loan Administrative Agent, as applicable), together with an appropriate endorsement, in form and substance reasonably satisfactory to the Administrative Agent (or the Revolving Loan Administrative Agent, as applicable), and

(iii) the requirements (other than dollar limitations) of any applicable clause of this Section shall apply to such additional investment,

(h) the formation or acquisition after the date hereof by the Borrower and its Subsidiaries of any direct wholly-owned Subsidiary of the Borrower or any of its Subsidiaries after the date hereof organized under the laws of a jurisdiction in the United States or the purchase by the Borrower and its Subsidiaries of all or a substantial part of the assets or properties (other than Capital Stock) of any third Person located in the United States; provided, that, as to the formation or acquisition of any such Subsidiary, or the purchase of the assets of any third Person, each of the following conditions is satisfied or waived as determined, in good faith, by the Administrative Agent:

(i) as of the date of the formation or acquisition of such Subsidiary or any payments in connection with the formation or acquisition of such Subsidiary, or the purchase of the assets of any third Person and in each case after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

(ii) the aggregate amount of all investments and payments made in connection with the acquisition or formation of Subsidiaries (or series of related acquisitions) plus the aggregate amount of the purchase price in respect of all acquisitions (or series of related acquisitions) of the assets of any third Person, including in each case any and all payments made after the closing thereof shall not exceed $10,000,000 in any fiscal year and shall not exceed $40,000,000 in the aggregate during the term of this Agreement,

(iii) in the case of the formation or acquisition of any Subsidiary, the Subsidiary formed or acquired shall be engaged in a business related, ancillary or complementary to the business of the Borrower and its Subsidiaries or (B) in the case of the purchase of the assets or properties of any third Person by the Borrower or any of its Subsidiaries, the assets or properties being acquired shall be related, ancillary or complementary to the business of the Borrower and its Subsidiaries,

(iv) in the case of the formation or acquisition of any Subsidiary, as to any such Subsidiary,

(A) the Borrower shall and shall cause the Person forming or acquiring such Subsidiary (if such Person is not the Borrower) and such Subsidiary to execute and deliver to the Administrative Agent, a supplement or joinder agreement, which will evidence that such Subsidiary shall be a Guarantor under this Agreement and the other Loan Documents and will grant to the Administrative Agent a pledge of and Lien on all of the assets, including, without limitation, the issued and outstanding shares of Capital Stock of any such Subsidiary and such other agreements, documents and instruments as the

Administrative Agent may require (including, but not limited to, documents and certificates of the type referred to in Section 4.2(b), updated Schedules to the Loan Documents with respect to such Subsidiary and legal opinions, Collateral Access Agreements and UCC financing statements) each in form and substance satisfactory to the Administrative Agent, and

(B) the Person forming or acquiring such Subsidiary shall deliver to the Administrative Agent (or, subject to the terms of the Intercreditor Agreement, the Revolving Loan Administrative Agent, as applicable) the original stock certificates evidencing such shares of Capital Stock of such Subsidiary (or such other evidence as may be issued in the case of a limited liability company), together with stock powers with respect thereto duly executed in blank (or the equivalent thereof in the case of a limited liability company in which such interests are certificated, or otherwise take such actions as the Administrative Agent shall reasonably require with respect to Administrative Agent’s security interests therein),

(v) the assets of any Subsidiary formed or acquired or the assets purchased by the Borrower and its Subsidiaries, as applicable, shall in each case be free and clear of any Liens (other than Permitted Liens) and, if requested, the Administrative Agent shall have received evidence satisfactory to it of the same,

(vi) the Administrative Agent shall have received:

(A) not less than five (5) Business Days’ prior written notice thereof setting forth in reasonable detail the nature and terms thereof in form and substance reasonably satisfactory to the Administrative Agent,

(B) true, correct and complete copies of all material agreements, documents and instruments relating thereto,

(C) in the case of any acquisition of a Subsidiary, evidence reasonably satisfactory to the Administrative Agent that such acquisition has been approved by the board of directors (or equivalent governing body) of the Subsidiary to be acquired,

(D) evidence that the Borrower shall be in pro forma compliance with the Leverage Ratio set forth in Section 6.23 after giving effect to such formation or acquisition and any Indebtedness incurred in connection therewith, and

(E) such other information with respect thereto as the Administrative Agent may reasonably request,

(vii) the formation or acquisition of such Subsidiary or the purchase of such assets shall not violate any law or regulation or any order or decree of any court or Governmental Authority in any material respect and shall not and will not conflict with or result in the breach of, or constitute a material default in any respect under, any Material Contract, document or instrument to which the Borrower or any of its Subsidiaries

(including the Subsidiary formed or acquired) is a party or may be bound, or result in the creation or imposition of, or the obligation to grant, any Lien upon any of the property of the Borrower or any of its Subsidiaries (including the Subsidiary formed or acquired or the assets being purchased), other than Liens securing the Obligations and the Revolving Loan Obligations or violate any provision of the certificate of incorporation, by-laws, certificate of formation, operating agreement or other organizational documentation of the Borrower or any of its Subsidiaries (including the Subsidiary being formed or acquired), and

(viii) neither the Borrower nor any Guarantor shall become obligated with respect to any Indebtedness, nor any of its property become subject to any Lien, pursuant to such formation, acquisition or purchase unless the Borrower or such Guarantor could incur such Indebtedness or create such Lien hereunder or under the other Loan Documents other than as set forth in clause (v) above.

(i) the loans and advances set forth on Schedule 6.9; provided, that, as to such loans and advances, the Borrower and its Subsidiaries shall not, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto and the Borrower and its Subsidiaries shall furnish to the Administrative Agent all material notices or demands in connection with such loans and advances either received by the Borrower and its Subsidiaries or on their behalf, promptly after the receipt thereof, or sent by the Borrower and its Subsidiaries or on its behalf, concurrently with the sending thereof, as the case may be,

(j) loans and advances to the Parent, the proceeds of which shall be used to make repurchases of Capital Stock of the Parent issued to employees of the Parent, the Borrower, or any of their respective Subsidiaries; provided, that, as to any such loan, each of the following conditions is satisfied in the determination of the Administrative Agent:

(i) as of the date of any such loan and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

(ii) such repurchase by the Parent shall be paid with funds legally available therefor,

(iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which the Parent, the Borrower or any Subsidiary is a party or by which the Borrower and its Subsidiaries or their properties are bound, and

(iv) the aggregate amount of all payments for such repurchases in any fiscal year, when taken together with dividends and distributions for repurchases permitted under Section 6.10(d) shall not exceed $2,000,000 (net of cash proceeds of any sales of Capital Stock to other employees and excluding the cancellation of stock purchase notes), and

(k) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, additional investments in an aggregate amount not to exceed the amount permitted at such time for dividends and distributions under Section 6.10(e) not previously used for such dividends and distributions; provided that, for any investments made pursuant to this clause (k), the limitations (other than the dollar limitations) and requirements of the applicable clauses of this Section shall apply to such additional investment; provided further that for purposes of determining the amount of investments made pursuant to this Section 6.9(k), such amount shall be deemed to be the amount of such investment when made, purchased or acquired less any amount realized in cash in respect of such investment upon the sale, collection or return of capital (not to exceed the original amount invested).

SECTION 6.10 Dividends and Redemptions. The Borrower and its Subsidiaries shall not, directly or indirectly, declare or pay any dividends on account of any shares of any class of any Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that:

(a) the Borrower and its Subsidiaries may declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock for consideration in the form of shares of common stock (so long as after giving effect thereto no Change of Control or other Event of Default shall exist or occur),

(b) the Borrower and its Subsidiaries may pay dividends to the extent permitted in Section 6.11(b) below,

(c) any Subsidiary of the Borrower may pay dividends to the Borrower or any wholly-owned Subsidiary, and

(d) the Borrower may pay dividends or make distributions to the Parent to repurchase Capital Stock of the Parent issued to employees of the Parent, the Borrower or any of their respective Subsidiaries; provided, that, as to any such dividend or distribution, each of the following conditions is satisfied:

(i) as of the date of such dividend or distribution and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

(ii) such dividend or distribution and the proposed repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or their properties are bound, and

(iii) the aggregate amount of all such dividends or distributions in any fiscal year (when taken together with the aggregate amount of loans made by the Borrower to the Parent in accordance with Section 6.9(j)) shall not exceed $2,000,000 (net of cash proceeds of any sales of Capital Stock to other employees and excluding the cancellation of stock purchase notes),

(e) the Borrower may pay dividends and make distributions to the Parent to allow the Parent to repurchase the Capital Stock of the Parent or to pay dividends thereon; provided that, (i) on the date of the payment of such dividends or the making of such distributions, no Default or Event of Default has occurred and is continuing or would result after giving effect to such dividends or distributions, (ii) the Borrower is in pro forma compliance with the Leverage Ratio set forth in Section 6.23 after giving effect to such dividend or distribution and any Indebtedness incurred in connection therewith, and (iii) the aggregate amount of all such dividends and distributions shall not exceed $10,000,000 less the aggregate amount of investments made pursuant to Section 6.9(k) during the term of this Agreement; provided that notwithstanding the foregoing to the contrary, the aggregate amount of dividends and distributions permitted under this clause (e) shall be increased to $50,000,000 less the aggregate amount of investments made pursuant to Section 6.9(k) during the term of this Agreement, if at the time such dividend or distribution is made (and after giving pro forma effect to such dividend or distribution and any Indebtedness incurred in connection therewith) the Leverage Ratio as of the date that such dividend or distribution is made is less than or equal to 1.50 to 1.00, and

(f) the Borrower may make dividends and distributions to the Parent to pay Parent Overhead Expenses.

SECTION 6.11 Transactions with Affiliates. The Borrower and its Subsidiaries shall not, directly or indirectly:

(a) except for the existing arrangements described on Schedule 6.11, purchase, acquire or lease any property from, or sell, transfer or lease any property to (other than Capital Stock of the Parent, as permitted herein), any officer, director or other Affiliate of the Borrower or any of its Subsidiaries, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower’s or any of its Subsidiaries’ business (as the case may be) and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arm’s length transaction with an unaffiliated person, or

(b) make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of the Borrower or any its Subsidiaries, except

(i) reasonable compensation to officers, employees and directors for services rendered to the Borrower and its Subsidiaries in the ordinary course of business,

(ii) payment of fees by the Borrower to Freeman Spogli & Co. LLC (or by the Borrower to the Parent to pay Freeman Spogli & Co. LLC) for any financial or M&A advisory, financing, underwriting or placement services (whether structured as a fee or an underwriting discount) in connection with financings, acquisitions or divestitures, provided, that, (A) the fees for any such transaction shall not exceed the greater of 2% of the transaction value and 5% of the amount of any new equity invested by Freeman Spogli & Co. LLC in connection with such transaction, (B) each such payment shall be approved by a majority of the disinterested members of the Board of Directors of the Parent, and (C) as of the date of any such fee payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

(iii) loans and advances to employees permitted under Section 6.9(d), and

(iv) payments to Affiliates permitted under Section 6.9(j) and Section 6.10(d), (e) and (f).

SECTION 6.12 Compliance with ERISA. The Borrower and its Subsidiaries shall:

(a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law,

(b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification,

(c) not terminate any of such Plans so as to incur any material liability to the PBGC,

(d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject the Borrower and its Subsidiaries to a material tax or penalty or other material liability on prohibited transactions imposed under Section 4975 of the Code or ERISA,

(e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA or Section 412 of the Code,

(f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan, or

(g) not allow nor suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the PBGC of any such Plan that is a single employer plan, which termination would result in any material liability of the Borrower and its Subsidiaries to the PBGC.

SECTION 6.13 End of Fiscal Years; Fiscal Quarters. The Borrower and each of its Subsidiaries shall, for financial reporting purposes, cause its (a) fiscal year to end on March 31 st of each year and (b) fiscal quarters to end on June 30 th, September 30 th, December 31 st, and March 31 st of each year; provided that the Borrower and each of its Subsidiaries may, upon no less than five (5) Business Day’s prior written notice to the Administrative Agent, change its fiscal year end and fiscal quarter ends as necessary to provide for a 52 or 53 week fiscal year that ends on the Saturday closest to the end of January of each year.

SECTION 6.14 Change in Business. The Borrower and its Subsidiaries shall not engage in any business other than the business of the Borrower and its Subsidiaries on the date hereof and any business reasonably related, ancillary or complementary to the business in which the Borrower and its Subsidiaries are engaged on the date hereof.

SECTION 6.15 Limitation of Restrictions Affecting Subsidiaries. Other than the encumbrances and restrictions in the Revolving Loan Agreement, the Borrower and its Subsidiaries shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any other Subsidiary, (b) make loans or advances to the Borrower or any other Subsidiary, (c) transfer any of its properties or assets to the Borrower or any other Subsidiary, or (d) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under:

(i) Applicable Law,

(ii) this Agreement,

(iii) customary provisions restricting subletting or assignment of any agreement, lease or license of the Borrower and its Subsidiaries,

(iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of the Borrower and its Subsidiaries,

(v) any agreement relating to permitted Indebtedness incurred by a Subsidiary prior to the date on which such Subsidiary was acquired by the Borrower and its Subsidiaries and outstanding on such acquisition date,

(vi) any agreement restricting Liens on property securing Indebtedness permitted to be incurred under Section 6.8(b), and

(vii) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to the Administrative Agent and the Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

SECTION 6.16 After Acquired Real Property.

If any Credit Party hereafter acquires any fee interest in Real Property, and if such Real Property, has a fair market value in an amount equal to or greater than $1,000,000 (or if a Default or Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of the Administrative Agent or any Lender, or duties or obligations of such Credit Party, promptly upon the Administrative Agent’s request, such Credit Party shall execute and deliver to the Administrative Agent a mortgage, deed of trust or deed to secure debt, as the Administrative Agent may determine, in form and substance reasonably satisfactory to the Administrative Agent and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to the Administrative Agent a first priority Lien and mortgage on and security interest in such Real Property and related fixtures or other property (except for Permitted Liens or as otherwise consented to in writing by the Administrative Agent) and such other agreements, documents and instruments as the Administrative Agent may require in connection therewith; provided that the Borrower and its Subsidiaries shall not be required to take the foregoing actions with respect to any Real Property that is or will be the subject of a Permitted Sale Leaseback.

SECTION 6.17 Closing Expenses. Within thirty (30) days of the invoice date, the Borrower shall have paid all reasonable and invoiced fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) incurred by it in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the transactions contemplated hereby or thereby.

SECTION 6.18 Amendments to Revolving Loan Documents. The Borrower shall not permit any Revolving Loan Document to be amended, supplemented or otherwise modified, except pursuant to the terms of the Intercreditor Agreement.

SECTION 6.19 Use of Proceeds. The Borrower shall use the proceeds of the Loans to (a) refinance certain existing Indebtedness of the Borrower, (b) finance the Tender Offer and purchase the Senior Notes tendered pursuant to the Tender Offer, and (c) pay fees, commissions and expenses in connection with the Transactions.

SECTION 6.20 Interest Rate Hedging. Not later than ninety (90) days after the Closing Date, execute Hedging Agreements with respect to interest rate exposure under this Agreement with durations of at least two (2) years and an aggregate notional principal amount thereunder equal to at least fifty percent (50%) of the Initial Loan with a Bank Product Provider or other counterparty reasonably satisfactory to the Administrative Agent and otherwise in form and substance and on terms and conditions reasonably satisfactory to the Administrative Agent.

SECTION 6.21 Other Financing Arrangements. The Borrower and its Subsidiaries shall not incur, create, assume, become or be liable (whether or not such liabilities constitute Indebtedness) in any manner with respect to, or permit to exist, any amounts to be owed to any other Person in connection with any floor plan financing arrangements unless:

(a) the Administrative Agent and the Revolving Loan Administrative Agent shall have received true, correct and complete copies of all of the documentation, as duly authorized, executed and delivered by the parties thereto in connection with such transaction, which such documentation shall be in form and substance reasonably satisfactory to the Administrative Agent and the Revolving Loan Administrative Agent,

(b) the outstanding principal amount of all liabilities, obligations and amounts at anytime owing to any other Person in connection with such transaction shall not, at any time, exceed $35,000,000, plus, commencing with the fiscal year ending March 31, 2009 and thereafter, an additional $500,000 for each newly opened retail store location, plus interest or any late fees thereon at the rates which are reasonable and customary for similar transactions,

(c) no Default or Event of Default shall have occurred and be continuing at the time such floor planning arrangement is originally entered into,

(d) the Administrative Agent shall have received an interceditor agreement in form and substance reasonably satisfactory to the Administrative Agent executed by the Administrative Agent, the Revolving Loan Administrative Agent and the provider of the floor plan financing arrangement which shall set forth the respective rights and priorities of the parties thereto with respect to that portion of the Collateral that shall secure the applicable floor plan financing arrangement,

(e) the Borrower and its Subsidiaries shall not, directly or indirectly, amend, modify, alter or change the terms of any documentation executed in connection with such transaction (including without limitation any expansion of the list of vendors and their products subject thereto) or any agreement, document or instrument executed and delivered in connection therewith or related thereto, except, that, the Borrower may, after prior written notice to the Administrative Agent, amend, modify, alter or change the payment terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such amounts owing with respect thereto (other than pursuant to payments thereof), or to reduce the interest rate, late charge or any fees in connection therewith or to make any other change that does not adversely effect the Obligations or the rights or interests of the Administrative Agent or any Lender, and

(f) the Borrower shall furnish to the Administrative Agent all material notices or demands in connection with such transaction either received by Borrower or any Subsidiary on its behalf promptly after the receipt thereof, or sent by Borrower or any Subsidiary on its behalf concurrently with the sending thereof, as the case may be.

SECTION 6.22 Access to Premises. From time to time as requested by the Administrative Agent, at the cost and expense of the Borrower, (a) the Administrative Agent or its designee shall have complete access to all of the Borrower’s and its Subsidiaries’ premises during normal business hours and after notice to the Borrower, or at any time and without notice to the Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of the Borrower’s and its Subsidiaries’ books and records, and (b) the Borrower and its Subsidiaries shall promptly furnish to the Administrative Agent such copies of such books and records or extracts therefrom as the Administrative Agent may request, and the Administrative Agent or any Lender or the Administrative Agent’s designee may use, during normal business hours, the Borrower’s and such Subsidiaries’ personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing.

SECTION 6.23 Leverage Ratio. As of any fiscal quarter end, permit the Leverage Ratio to be greater than 3.00 to 1.00.

SECTION 6.24 Further Assurances. At the request of the Administrative Agent at any time and from time to time, the Borrower and its Subsidiaries shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments (including, without limitation, consents, waivers, acknowledgments and other agreements from third persons), and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain, permit, protect and enforce the security interests of the Administrative Agent and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Loan Documents.

ARTICLE VII

DEFAULT AND REMEDIES

SECTION 7.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

(a) any Credit Party fails to (i) pay any of the Obligations within two (2) days of when due (other than payments of principal in respect of the Loans which shall be paid when due) or (ii) perform any of the covenants contained in Sections 6.2, 6.3, 6.12, 6.13, 6.14, and 6.15 of this Agreement and such failure shall continue for fifteen (15) days; provided, that, such fifteen (15) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such fifteen (15) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by any Credit Party of any such covenant or (iii) perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Loan Documents other than those described in Sections 7.1(a)(i) and 7.1(a)(ii) above,

(b) any representation, warranty or statement of fact made by the Borrower or any other Credit Party to the Administrative Agent in this Agreement, the other Loan Documents or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect,

(c) any Credit Party revokes or terminates or purports to revoke or terminate or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of the Administrative Agent or any Lender,

(d) (i) any judgment for the payment of money is rendered against the Borrower or any other Credit Party in excess of $5,000,000 in any one case or in excess of $10,000,000 in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or (ii) any judgment (other than for the payment of money), or injunction, attachment, garnishment or execution is rendered against the Borrower or any other Credit Party or any of the Collateral having a value in excess of $1,000,000 and shall remain undischarged, unvacated or unstayed pending appeal for a period in excess of twenty (20) days,

(e) the Borrower or, except as permitted by Section 6.6, any other Significant Credit Party, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business,

(f) the Borrower or any other Significant Credit Party makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them,

(g) a case or proceeding under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against the Borrower or any other Significant Credit Party or all or any part of its properties and such petition or application is not dismissed within sixty (60) days after the date of its filing or the Borrower or any other Significant Credit Party shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner,

(h) a case or proceeding under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by the Borrower or any other Significant Credit Party or for all or any part of its property,

(i) any default in respect of any Indebtedness of the Borrower or any other Credit Party (other than Indebtedness owing to the Administrative Agent and the Lenders hereunder), in any case in an amount in excess of $10,000,000, which default continues for more than the applicable cure period, if any, with respect thereto or any default by the Borrower or any other Credit Party under any Material Contract (including, without limitation, any of the Credit Card Agreements or the Frigidaire Consignment Agreement), which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto,

(j) any material provision hereof or of any of the other Loan Documents shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than the Administrative Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Loan Documents has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Loan Documents shall cease to be a valid and perfected first priority (or second priority, as applicable) security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein),

(k) an ERISA Event shall occur which results in or would reasonably be expected to result in liability of the Borrower in an aggregate amount in excess of $5,000,000,

(l) any Change of Control,

(m) the indictment by any Governmental Authority, or the threatened indictment by any Governmental Authority of the Borrower or any other Credit Party of which the Borrower, any other Credit Party or the Administrative Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of the Administrative Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against the Borrower or any other Credit Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (a) any of the Collateral having a value in excess of $500,000 or (b) any other property of the Borrower or any other Credit Party which is necessary or material to the conduct of its business, or

(n) there shall occur an event of default under the Revolving Loan Facility.

SECTION 7.2 Remedies. Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

(a) Acceleration; Termination of Facilities. Terminate the Credit Facility and declare the principal of and interest on the Loans at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents and all other Obligations (other than Bank Products), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request Incremental Loans thereunder; provided, that upon the occurrence of an Event of Default specified in Section 7.1(g) or (h), the Credit Facility shall be automatically terminated and all Obligations (other than Bank Products) shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower’s Obligations.

SECTION 7.3 Rights and Remedies Cumulative; Non-Waiver; Etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

SECTION 7.4 Crediting of Payments and Proceeds. Subject to the terms of the Intercreditor Agreement, in the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 7.2, all payments received by the Lenders upon the Obligations and all net proceeds from the enforcement of the Obligations shall be applied:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such,

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, including attorney fees (ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them),

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and any Hedging Obligations (including any termination payments and any accrued and unpaid interest thereon) (ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them),

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans (ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them),

Fifth, to pay or prepay any Obligations arising under or pursuant to any Bank Products (other than to the extent provided for above) on a pro rata basis, and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

SECTION 7.5 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 3.3 and 9.3) allowed in such judicial proceeding, and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3 and 9.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.1 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Wachovia to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except for Section 8.6, the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.

SECTION 8.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.2 and Section 7.2 ) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 8.6 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 8.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, book manager, lead manager, Arranger, or co-arranger listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

SECTION 8.9 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, subject to the terms of the Intercreditor Agreement, at its option and in its discretion,

(a) to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of itself and the Lenders, under any Loan Document (i) upon repayment of the outstanding principal of and all accrued interest on the Loans and payment of all outstanding fees and expenses hereunder, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 9.2, if approved, authorized or ratified in writing by the Required Lenders,

(b) to subordinate or release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Lien, and

(c) to release any Guarantor from its obligations under the Guaranty Agreement, the Collateral Agreement and any other Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or email as provided below as follows:

If to the Borrower:	Gregg Appliances, Inc.
4151 East 96 th Street
Indianapolis, Indiana 46240
Attention of: Donald J.B. Van der Wiel,
Chief Financial Officer
Telephone No.: 317- 569-7505
Telecopy No.: 317-848-8788
E-mail: Don.VanderWiel@hhgregg.com
Webpage: www.hhgregg.com

With copies to:	Bingham McCutchen LLP
355 S. Grand Avenue, Suite 4400
Los Angeles, CA 90071-3106
Attention of: Roger H. Lustberg, Esq.
Telephone No.: 231-680-6400
Telecopy No.: 231-680-6499
E-mail: roger.lustberg@bingham.com

If to Wachovia as	Wachovia Bank, National Association
Administrative Agent:	Charlotte Plaza, CP-8
201 South College Street
Charlotte, North Carolina 28288-0680
Attention: Syndication Agency Services
Telephone No.: (704) 374-2698
Telecopy No.: (704) 383-0288

With copies to:	One South Broad Street
MC: PA4843,
Philadelphia, PA 19107
Attention: Mark Supple
Telephone No.: 267-321-6634
Telecopy No.: 267-321-6700

If to any Lender:	To the address set forth on the Register

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.

(d) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.2 Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.2 without the written consent of each Lender directly affected thereby,

(b) extend or increase the amount of Loans of any Lender without the written consent of such Lender,

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby,

(d) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the rate set forth in Section 3.1(c) during the continuance of an Event of Default,

(e) change Section 3.4 or Section 7.4 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby (it being understood that if Incremental Loans pursuant to Section 2.5 are made, such new Incremental Loans being included on a pro rata basis within Section 3.4 or Section 7.4 shall not be considered an alteration thereof),

(f) change Section 2.4(b)(v) in a manner that would alter the order of application of amounts prepaid pursuant thereto without the written consent of each Lender directly affected thereby (it being understood that if Incremental Loans pursuant to Section 2.5 are made, such new Incremental Loans being included on a pro rata basis within Section 2.4(b)(v) shall not be considered an alteration thereof),

(g) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby,

(h) release all of the Guarantors or release Guarantors comprising substantially all of the credit support for the Obligations, in either case, from the Guaranty Agreement (other than as authorized in Section 8.9), without the written consent of each Lender, or

(i) release all or a material portion of the Collateral or release any Security Document (other than as authorized in Section 8.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder.

The Borrower shall be permitted to replace with a financial institution any Lender that has refused to consent to any waiver or amendment with respect to any Loan Document that requires such Lender’s consent and has been consented to by the Required Lenders; provided that (a) such replacement does not conflict with any Applicable Law, (b) the replacement entity shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (c) the Borrower shall be liable to such replaced Lender under Section 3.9 (as though Section 3.9 were applicable) if any LIBOR Rate Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (d) the replacement entity, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent to the extent that an assignment to such replacement entity of the rights and obligations being acquired by it would otherwise require the consent of the Administrative Agent pursuant to Section 9.10(b), (e) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.10, (f) the Borrower shall pay all additional amounts (if any) required pursuant to Section 3.10 or Section 3.11, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, (g) if applicable, the replacement entity shall consent to such amendment or waiver and (h) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. In connection with any such replacement, if the replaced Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary to reflect such replacement within a period of time deemed reasonable by the Administrative Agent as of the date on which the replacement entity executes such Assignment and Assumption and/or such other documentation, then such replaced Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date and the Administrative Agent shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such documentation on behalf of such replaced Lender.

SECTION 9.3 Expenses; Indemnity.

(a) Costs and Expenses. The Borrower and any other Credit Party, jointly and severally, shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including, subject to Section 6.18, the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) Indemnification by the Borrower. The Borrower shall indemnify each Indemnitee against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, civil penalties or fines assessed by OFAC), damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (or civil penalties or fines assessed by OFAC) investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 3.7.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable promptly after demand therefor.

SECTION 9.4 Right of Set-off. If an Event of Default shall have occurred and be continuing, subject to the terms of the Intercreditor Agreement, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.5 Governing Law; Jurisdiction, Etc.

(a) Governing Law. This Agreement and the other Loan Documents, unless expressly set forth therein, shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Submission to Jurisdiction. The Borrower and each other Credit Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, New York and of the United States District Court of the Borough of Manhattan, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 9.6 Waiver of Jury Trial.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.7 Reversal of Payments. To the extent the Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

SECTION 9.8 Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 9.9 Accounting Matters. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

SECTION 9.10 Successors and Assigns; Participations.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan assigned;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to the Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.8, 3.9, 3.10, 3.11 and 9.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 9.2 that directly affects such Participant and could not be effected by a vote of the Required Lenders. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.8, 3.9, 3.10 and 3.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.4 as though it were a Lender, provided such Participant agrees to be subject to Section 3.6 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.10 and 3.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.11(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.11 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document (or any Hedging Agreement with a Lender or the Administrative Agent) or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, Participant or proposed Participant, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (iii) to an investor or prospective investor in an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such Approved Fund, (iv) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in an Approved Fund in connection with the administration, servicing and reporting on the assets serving as collateral for an Approved Fund, or (v) to a nationally recognized rating agency that requires access to information regarding the Borrower and its Subsidiaries, the Loans and Loan Documents in connection with ratings issued with respect to an Approved Fund, (g) with the consent of the Borrower, (h) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.12 Performance of Duties. Each of the Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.

SECTION 9.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

SECTION 9.14 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article IX and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

SECTION 9.15 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

SECTION 9.16 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 9.17 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts, including by virtue of Lender Addenda (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other

Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as provided in Section 4.2, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof (or a Lender Addendum) that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this agreement or a Lender Addendum by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.18 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations arising hereunder or under any other Loan Document (other than contingent indemnification and expense reimbursement obligations not then due) shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which is expressly provided herein to survive such termination.

SECTION 9.19 Advice of Counsel, No Strict Construction, Intercreditor Agreement.

(a) Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(b) Each of the Lenders hereby acknowledges that it has received and reviewed the Intercreditor Agreement and agrees to be bound by the terms thereof. Each Lender (and each person that becomes a Lender hereunder pursuant to Section 9.10) hereby authorizes and directs Wachovia to enter into the Intercreditor Agreement on behalf of such Lender and agrees that Wachovia may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement.

SECTION 9.20 USA Patriot Act. The Administrative Agent and each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) or any similar Applicable Law hereby notifies the Borrower that pursuant to the requirements of the Act or such similar Applicable Law, it is required to obtain, verify and record information that identifies the Borrower and the other Credit Parties, which information includes the name and address of the Borrower and each other Credit Party and other information that will allow such Lender to identify such Borrower or Credit Party in accordance with the Act or such similar Applicable Law.

SECTION 9.21 Independent Effect of Covenants. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Borrower or its Subsidiaries or further restricts the rights of the Borrower or its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

SECTION 9.22 Delivery of Lender Addenda. Each initial Lender (other than any Lender whose name appears on the signature pages to this Agreement) shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender.

SECTION 9.23 Intercreditor Agreement. REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT. EACH LENDER HEREUNDER (A) CONSENTS TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE INTERCREDITOR AGREEMENT, (B) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND (C) AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT AS TERM LOAN AGENT AND ON BEHALF OF SUCH LENDER. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE REVOLVING LOAN LENDERS TO EXTEND CREDIT AND SUCH REVOLVING LOAN LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

BORROWER:

GREGG APPLIANCES, INC., as Borrower

By:	/s/ Donald J.B. Van der Wiel
	Name:	Donald J.B. Van der Wiel
	Title:	Chief Executive Officer

AGENTS AND LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and Lender

By:	/s/ Bill Cvetkovski
	Name:	Bill Cvetkovski
	Title:	Vice President

EXHIBIT A

to

Credit Agreement

dated as of July 25, 2007

by and among

Gregg Appliances, Inc,

as Borrower,

the Lenders party thereto,

as Lenders,

and

Wachovia Bank, National Association,

as Administrative Agent

FORM OF NOTE

NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, GREGG APPLIANCES, INC., an Indiana corporation (the “Borrower”), promises to pay to the order of                              (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of                              DOLLARS ($                ) or, if less, the unpaid principal amount of all Loans made by the Lender from time to time pursuant to that certain Credit Agreement, dated as of July 25, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the Lenders who are or may become a party thereto, and Wachovia Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 3.1 of the Credit Agreement. All payments of principal and interest on this Note shall be payable in lawful currency of the United States in immediately available funds at the Administrative Agent’s Office.

This Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Note and on which such Obligations may be declared to be immediately due and payable.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Note.

IN WITNESS WHEREOF, the undersigned has executed this Note under seal as of the day and year first above written.

GREGG APPLIANCES, INC.

By:
Name:
Title:

2

EXHIBIT B

to

Credit Agreement

dated as of July 25, 2007

by and among

Gregg Appliances, Inc.,

as Borrower,

the Lenders party thereto,

as Lenders,

and

Wachovia Bank, National Association,

as Administrative Agent

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

Dated as of:

Wachovia Bank, National Association,

  as Administrative Agent

Charlotte Plaza, CP-8

201 South College Street

Charlotte, North Carolina 28288-0680

Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Borrowing is delivered to you pursuant to Section 2.2 of the Credit Agreement dated as of July 25, 2007 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Gregg Appliances, Inc., an Indiana corporation (the “Borrower”), the lenders who are or may become party thereto, as Lenders, and Wachovia Bank, National Association, as Administrative Agent.

1 The Borrower hereby requests that the Lenders make a Loan to the Borrower in the aggregate principal amount of $100,000,000.

2. The Borrower hereby requests that such Loan be made on the following Business Day:                                             . (Complete with the Closing Date).

3. The Borrower hereby requests that such Loan bear interest at the following interest rate set forth below, plus the Applicable Margin:

Component of Loan	Interest Rate	Interest Period (LIBOR Rate only)	Termination Date for Interest Period (if applicable)
[Base Rate or LIBOR Rate][1]

4. The principal amount of all Loans outstanding as of the date hereof (including the Loan requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

[1]

Complete with the Base Rate or the LIBOR Rate (provided that the LIBOR Rate shall not be available unless requested three (3) Business Days prior to the Closing Date) and such request is accompanied by a letter indemnifying the Lenders in the manner set forth in Section 3.9 of the Credit Agreement.

5. All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

6. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the day and year first written above.

GREGG APPLIANCES, INC.

By:
Name:
Title:

3

EXHIBIT C

to

Credit Agreement

dated as of July 25, 2007

by and among

Gregg Appliances, Inc.,

as Borrower,

the Lenders party thereto,

as Lenders,

and

Wachovia Bank, National Association,

as Administrative Agent

FORM OF NOTICE OF ACCOUNT DESIGNATION

NOTICE OF ACCOUNT DESIGNATION

Dated as of:

Wachovia Bank, National Association,

  as Administrative Agent

Charlotte Plaza, CP-8

201 South College Street

Charlotte, North Carolina 28288-0680

Attention: Syndication Agency Services

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you pursuant to Section 2.2 of the Credit Agreement dated as of July 25, 2007 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Gregg Appliances, Inc., an Indiana corporation (the “Borrower”), the lenders who are or may become party thereto, and Wachovia Bank, National Association, as Administrative Agent.

1. The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

____________________________

ABA Routing Number: _________

Account Number: _____________

2. This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.

3. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the day and year first written above.

GREGG APPLIANCES, INC.

By:
Name:
Title:

EXHIBIT D

to

Credit Agreement

dated as of July 25, 2007

by and among

Gregg Appliances, Inc., as Borrower,

the Lenders party thereto,

as Lenders,

and

Wachovia Bank, National Association,

as Administrative Agent

FORM OF NOTICE OF PREPAYMENT

NOTICE OF PREPAYMENT

Dated as of:

Wachovia Bank, National Association,

  as Administrative Agent

Charlotte Plaza, CP-8

201 South College Street

Charlotte, North Carolina 28288-0680

Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you pursuant to Section 2.4(a) of the Credit Agreement dated as of July 25, 2007 (as amended; restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Gregg Appliances, Inc, an Indiana corporation (the “Borrower”), the lenders who are or may become party thereto, and Wachovia Bank, National Association, as Administrative Agent.

1. The Borrower hereby provides notice to the Administrative Agent that it shall repay the following [Base Rate Loans] and/or [LIBOR Rate Loans]:                             . (Complete with an amount in accordance with Section 2.4 of the Credit Agreement)

2. The Loan to be prepaid is an [check each applicable box]

☐	Initial Loan

☐	Incremental Loan

3. The Borrower shall repay the above-referenced Loans on the following Business Day:                             . (Complete with a Business Day no earlier than the same Business Day as of the date of this Notice of Prepayment with respect to any Base Rate Loan and three (3) Business Days subsequent to date of this Notice of Prepayment with respect to any LIBOR Rate.)

4. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the day and year first written above.

GREGG APPLIANCES, INC.

By:
Name:
Title:

EXHIBIT E

to

Credit Agreement

dated as of July 25, 2007

by and among

Gregg Appliances, Inc.,

as Borrower,

the Lenders party thereto,

as Lenders,

and

Wachovia Bank, National Association,

as Administrative Agent

FORM OF NOTICE OF CONVERSION/CONTINUATION

NOTICE OF CONVERSION/CONTINUATION

Dated as of:

Wachovia Bank, National Association,

  as Administrative Agent

Charlotte Plaza, CP-8

201 South College Street

Charlotte, North Carolina 28288-0680

Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 3.2 of the Credit Agreement dated as of July 25, 2007 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Gregg Appliances, Inc., an Indiana corporation (the “Borrower”), the lenders who are or may become party thereto, and Wachovia Bank, National Association, as Administrative Agent.

1. This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement)

☐	Converting all or a portion of a Base Rate Loan into a LIBOR Rate Loan

(a)	The aggregate outstanding principal balance of such Loan is $ .

(b)	The principal amount of such Loan to be converted is $ .

(c)	The requested effective date of the conversion of such Loan is .

(d)	The requested Interest Period applicable to the converted Loan is .

☐	Converting a portion of LIBOR Rate Loan into a Base Rate Loan

(a)	The aggregate outstanding principal balance of such Loan is $ .

(b)	The last day of the current Interest Period for such Loan is .

(c)	The principal amount of such Loan to be converted is $ .

(d)	The requested effective date of the conversion of such Loan is .

☐	Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan

(a)	The aggregate outstanding principal balance of such Loan is $ .

(b)	The last day of the current Interest Period for such Loan is .

(c)	The principal amount of such Loan to be continued is $ .

(d)	The requested effective date of the continuation of such Loan is .

(e)	The requested Interest Period applicable to the continued Loan is .

2. The principal amount of all Loans outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

3. All of the conditions applicable to the conversion or continuation of the Loan requested herein as set forth in the. Credit Agreement have been satisfied or waived as of the date hereof and will remain satisfied or waived to the date of such Loan.

4. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above.

GREGG APPLIANCES, INC.

By:
Name:
Title:

3

EXHIBIT F

to

Credit Agreement

dated as of July 25, 2007

by and among

Gregg Appliances, Inc.,

as Borrower,

the Lenders party thereto,

as Lenders,

and

Wachovia Bank, National Association,

as Administrative Agent

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

OFFICER’S COMPLIANCE CERTIFICATE

The undersigned, on behalf of Gregg Appliances, Inc., a corporation organized under the laws of Indiana (the “Borrower”), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:

1. This certificate is delivered to you pursuant to Section 6.5 of the Credit Agreement dated as of July 25, 2007 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Borrower, the Lenders who are or may become party thereto, and Wachovia Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2. I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of                      and for the                     period[s] then ended and such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

3. 1 have reviewed the terms of the Credit Agreement, and the related Loan Documents and have made, Or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto].

4. The Borrower and its Subsidiaries are in compliance with the covenants and restrictions contained in the Credit Agreement.

5. Attached hereto as Schedule 1 is a calculation of the Leverage Ratio for the four (4) consecutive fiscal quarter period ended as of the last day of the period covered by the financial statements referred to in Paragraph 2 above.

6. Attached hereto as Schedule 2 is a list of all Permitted Sale Leasebacks, if any, initiated and not completed as of the last day of the period covered by the financial statements referred to in Paragraph 2 above.

[Signature Page Follows]

WITNESS the following signature as of the day and year first written above.

GREGG APPLIANCES, INC.

By:
Name:
Title:

2

Schedule 1

to

Officer’s Compliance Certificate

[To be provided in a form acceptable to the Administrative Agent]

Schedule 2

to

Officer’s Compliance Certificate

[To be provided in a form acceptable to the Administrative Agent, including, for each Permitted Sale Leaseback, the following:

(a) the date of completion of the construction of such improvements;

(b) a description of the Real Property involved in the sale and leaseback transaction; and

(c) the aggregate fair market value of the property and related Real Property sold or to be sold in such sale and leaseback transaction.]

EXHIBIT G

to

Credit Agreement

dated as of July 25, 2007

by and among

Gregg Appliances, Inc.,

as Borrower,

the Lenders party thereto,.

as Lenders,

and

Wachovia Bank, National Association,

as Administrative Agent

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the] [each]1 Assignor identified on the signature page hereto as “Assignor” or “Assignors” (collectively, the “Assignors” and each an “Assignor”) and [the] [each]2 Assignee identified on Schedule I hereto as “Assignee” or “Assignees” (collectively, the “Assignees” and each an “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors] [and] [the Assignees]3 hereunder are several and not joint]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by ‘Ethel [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are ‘hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein, in full.

For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees, and Ethel [each] Assignee hereby irrevocably purchases and assumes from [the Assignor [the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement., as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of [the Assignor’s] [the respective Assignors’ J rights and obligations ‘in [its capacity as a Lender] [their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the respective facilities identified below (including without limitation any guarantees included in such facilities) and (b) to the extent permitted to be assigned under Applicable Law, all, claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)1 [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned by Ethel [any] Assignor to Ethel [any] Assignee pursuant to clauses (a) and (b) above being referred to herein collectively as, the “Assigned Interest”). Each such, sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor.

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.	Assignor:	See Signature Page attached hereto

2.	Assignee:	See Schedule I attached hereto

3.	Borrower:	Gregg Appliances, Inc., an Indiana corporation

4.	Administrative Agent:	Wachovia Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of July 25, 2007 by and among Gregg Appliances, Inc., as Borrower, the Lenders parties thereto and Wachovia Bank, National Association, as Administrative Agent (as amended, restated, supplemented or otherwise modified)

6.	Assigned Interest:	See Schedule I attached hereto

[7	Trade Date:	][5]

[Remainder of Page Intentionally Left Blank]

[5]	To be completed if the Assignors) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

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Effective Date:                     , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]

[NAME OF ASSIGNOR(S)][6]

By:
Title:

ASSIGNEE[S]

See Schedule 1 attached hereto

[6]	Add additional signature blocks, as needed

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[Consented to and][7] Accepted:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

By
Title:

[Consented to:][8]

GREGG APPLIANCES, INC.

By
Title:

[7]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement. May also use a Master Consent.
[8]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement. May also use a Master Consent.

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SCHEDULE 1

To Assignment and Assumption

By its execution of this Schedule, [the] [each] Assignee agrees to the terms set forth in the attached Assignment and Assumption.

Assigned Interests:

Facility Assigned[9]	Aggregate Amount of Commitment/ Loans for all Lenders[10]	Amount of Commitment/ Loans Assigne[11]	Percentage Assigned of Commitment/ Loans[12]	CUSIP Number
	$	$	%
	$	$	%
	$	$	%

[NAME OF ASSIGNEE][13]
[and is, a Lender/an Affiliate/ Approved Fund of [identify Lender]14]

By:
Name:
Title:

[9]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g. “Initial Loan,” “Incremental Loan,” etc.)
[10]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[11]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[12]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[13]	Add additional signature blocks, as needed.
[14]	Select as applicable.

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ANNEX 1

to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal arid beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any Lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any Collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignees. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; (ii) it meets all the requirements to be an assignee under Section 9.10(b)(iii), (v) and (vi) of the Credit Agreement (subject to receipt of such consents, if any, as may be required under Section 9.10(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the] [the relevant] Assigned Interest and either it, or the person exercising discretion in making its decision to acquire [the] [the relevant] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.5 thereof, as applicable, and such other documents and information as it deems appropriate to make its own individual credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [the relevant] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [the relevant] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of[ the] [the relevant] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [each] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption, This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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EXHIBIT H

to

Credit Agreement

dated as of July 25, 2007

by and among

Gregg Appliances, Inc.,

as Borrower,

the Lenders party thereto,

as Lenders,

and

Wachovia Bank, National Association,

as Administrative Agent

FORM OF GUARANTY AGREEMENT

EXECUTION VERSION

GUARANTY AGREEMENT

dated as of July 25, 2007

by and among

CERTAIN SUBSIDIARIES OF GREGG APPLIANCES, INC.,

as Guarantors,

in favor of

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent

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GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified, this “Guaranty” or this “Agreement”), dated as of July 25, 2007, is made by certain Subsidiaries of GREGG APPLIANCES, INC., an Indiana corporation (such Subsidiaries, collectively, the “Guarantors”, each, a “Guarantor”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for the ratable benefit of itself and the other Secured Parties (as defined below).

STATEMENT OF PURPOSE

Pursuant to the terms of the Credit Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Gregg Appliances, Inc., an Indiana corporation, as borrower (the “Borrower”), the financial institutions who are or may become party thereto (the “Lenders”) and the Administrative Agent, the Lenders have agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein.

The Borrower and the Guarantors, though separate legal entities, comprise one integrated financial enterprise, and all extensions of credit to the Borrower will inure, directly or indirectly to the benefit of each of the Guarantors.

It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.1 Definitions. The following terms when used in this Guaranty shall have the meanings assigned to them below:

“Additional Guarantor” means each Subsidiary of the Borrower which hereafter becomes a Guarantor in accordance with Section 4.16 hereof and Section 6.9(h) of the Credit Agreement.

“Applicable Insolvency Laws” means all Applicable Laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Sections 544, 547, 548 and 550 and other “avoidance” provisions of Title 11 of the United States Code, as amended or supplemented).

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guaranty” has the meaning set forth in the introductory paragraph hereof.

“Secured Parties” means the Administrative Agent, each Lender, each Bank Product Provider (including, without limitation, any counterparty to a Hedging Agreement that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is executed).

SECTION 1.2 Other Definitional Provisions. Capitalized terms used and not otherwise defined in this Guaranty including the preambles and recitals hereof shall have the meanings ascribed to them in the Credit Agreement. In the event of a conflict between capitalized terms defined herein and in the Credit Agreement, the Credit Agreement shall control. The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section references are to this Guaranty unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Guarantor, shall refer to such Guarantor’s Collateral or the relevant part thereof.

ARTICLE II

GUARANTY

SECTION 2.1 Guaranty. Each Guarantor hereby, jointly and severally with the other Guarantors, unconditionally guarantees to the Administrative Agent for the ratable benefit of itself and the other Secured Parties, and their respective permitted successors, endorsees, transferees and assigns, the prompt payment and performance of all Obligations, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether enforceable or unenforceable as against the Borrower or any other Person, whether or not discharged, stayed or otherwise affected by any Applicable Insolvency Law or proceeding thereunder, whether created directly with the Administrative Agent or any other Secured Party or acquired by the Administrative Agent or any other Secured Party through assignment or endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Obligations, including all of the foregoing being hereafter collectively referred to as the “Guaranteed Obligations”).

SECTION 2.2 Bankruptcy Limitations on Guarantors. Notwithstanding anything to the contrary contained in Section 2.1, it is the intention of each Guarantor and the Secured Parties that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Guarantor or its assets, the amount of such Guarantor’s obligations with respect to the Guaranteed Obligations shall be equal to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Applicable Insolvency Laws after giving effect to Section 2.3(a). To that end, but only in the event and to the extent that after giving

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effect to Section 2.3(a) such Guarantor’s obligations with respect to the Guaranteed Obligations or any payment made pursuant to such Guaranteed Obligations would, but for the operation of the first sentence of this Section 2.2, be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws after giving effect to Section 2.3(a), the amount of such Guarantor’s obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Guarantor’s obligations with respect to the Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this Section 2.2 and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the first sentence of this Section 2.2 shall in all events remain in full force and effect and be fully enforceable against such Guarantor. The first sentence of this Section 2.2 is intended solely to preserve the rights of the Administrative Agent hereunder against such Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither such Guarantor, the Borrower, any other guarantor of the Guaranteed Obligations nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

SECTION 2.3 Agreements for Contribution.

(a) The Guarantors hereby agree among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 2.3(a) shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been paid in full, and none of the Guarantors shall exercise any right or remedy under this Section 2.3(a) against any other Guarantor until such Guaranteed Obligations have been paid in full. For purposes of this Section 2.3(a), (i) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Guaranteed Obligations; (ii) “Ratable Share” shall mean, for any Guarantor in respect of any payment of the Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of the Guaranteed Obligations of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including probable contingent; subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereuhder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Guarantors exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Guarantors; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (iii) “Contribution Share” shall mean, for any Guarantor in

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respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of the Guarantors, other than the maker of such Excess Payment, exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors) of the Guarantors other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such. Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. This Section 2.3 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Applicable Law against the Borrower in respect of any payment of Guaranteed Obligations.

(b) No Subrogation. Notwithstanding any payment or payments by any of the Guarantors hereunder, or any set-off or application of funds of any of the Guarantors by the Administrative Agent or any other Secured Party, or the receipt of any amounts by the Administrative Agent or any other Secured Party with respect to any of the Guaranteed Obligations, none of the Guarantors shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or the other Guarantors or against any collateral security held by the Administrative Agent or any other Secured Party for the payment of the Guaranteed Obligations nor shall any of the Guarantors seek any reimbursement from the Borrower or any of the other Guarantors in respect of payments made by such Guarantor in connection with the Guaranteed Obligations until all amounts owing to the Administrative Agent and the other Secured Parties on account of the Guaranteed Obligations are paid in full and the Commitment is terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.

SECTION 2.4 Nature of Guaranty.

(a) Each Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

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(i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Credit Agreement, any other Loan Document or any agreement governing Bank Products (including, without limitation, any Hedging Agreement) or any other agreement, document or instrument to which the Borrower or any Guarantor is or may become a party;

(ii) the absence of any action to enforce this Guaranty, the Credit Agreement, any other Loan Document or any agreement governing Bank Products (including, without limitation, any Hedging Agreement) or the waiver or consent by the Administrative Agent or any other Secured Party with respect to any of the provisions of this Guaranty, the Credit Agreement, any other Loan Document or any agreement governing Bank Products (including, without limitation, any Hedging Agreement);

(iii) the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any other Secured Party in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty); or

(iv) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

(b) Each Guarantor represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind (other than the defense of payment) against the Administrative Agent, any Secured Party or the Borrower whether now existing or which may arise in the future.

(c) Each Guarantor hereby agrees and acknowledges that the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty, and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

SECTION 2.5 Waivers. To the extent permitted by Applicable Law, each Guarantor expressly waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):

(a) any rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Administrative Agent or any other Secured Party to proceed in respect of the Guaranteed Obligations against the Borrower, any other guarantor of the Guaranteed Obligations or any other Person or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Guarantor;

(b) any defense based upon the failure of the Administrative Agent or any other Secured Party to commence an action in respect of the Guaranteed Obligations against the

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Borrower, such Guarantor, any other guarantor of the Guaranteed Obligations or any other Person or any security for the payment and performance of the Guaranteed Obligations;

(c) any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its obligations under, or the enforcement by the Administrative Agent or the other Secured Parties of this Guaranty;

(d) any right of diligence, presentment, demand, protest and notice (except as specifically required herein) of whatever kind or nature with respect to any of the Guaranteed Obligations and waives, to the extent permitted by Applicable Law, the benefit of all provisions of Applicable Law which are in conflict with the terms of this Guaranty; and

(e) any and all rights to notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon, or acceptance of, this Guaranty.

Each Guarantor agrees that any notice or directive given at any time to the Administrative Agent or any other Secured Party which is inconsistent with any of the foregoing waivers shall be null and void and may be ignored by the Administrative Agent or such other Secured Party, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Credit Agreement, the other Loan Documents and any agreement governing Bank Products (including, without limitation, any Hedging Agreement) and, but for this Guaranty and such waivers, the Administrative Agent and the applicable Secured Parties would decline to enter into the Credit Agreement, the other Loan Documents and any agreement governing Bank Products (including, without limitation, any Hedging Agreement).

SECTION 2.6 Modification of Loan Documents, etc. Neither the Administrative Agent nor any other Secured Party shall incur any liability to any Guarantor as a result of any of the following, and none of the following shall impair or release this Guaranty or any of the obligations of any Guarantor under this Guaranty:

(a) any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;

(b) any action under or in respect of the Credit Agreement, the other Loan Documents or any agreement governing Bank Products (including, without limitation, any Hedging Agreement) in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, powers or privileges;

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(c) any amendment to, or modification of, in any manner whatsoever, the Loan Documents or any agreement governing Bank Products (including, without limitation, any Hedging Agreement);

(d) any extension or waiver of the time for performance by any Guarantor, any other guarantor of the Guaranteed Obligations, the Borrower or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Loan Document or any agreement governing Bank Products (including, without limitation, any Hedging Agreement), or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e) the taking and holding security or collateral for the payment of the Guaranteed Obligations or the sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or the other Secured Parties have been granted a Lien, to secure any Indebtedness of any Guarantor, any other guarantor of the Guaranteed Obligations, the Borrower or any other Person to the Administrative Agent or the other Secured Parties;

(f) the release of anyone who may be liable in any manner for the payment of any amounts owed by any Guarantor, any other guarantor of the Guaranteed Obligations or the Borrower to the Administrative Agent or any other Secured Party;

(g) any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor, any other guarantor of the Guaranteed Obligations or the Borrower are subordinated to the claims of the Administrative Agent or any other Secured Party; or

(h) any application of any sums by whomever paid or however realized to any Obligations owing by any Guarantor, any other guarantor of the Guaranteed Obligations or the Borrower to the Administrative Agent or any other Secured Party in such manner as the Administrative Agent or any other Secured Party shall determine in its reasonable discretion.

SECTION 2.7 Demand by the Administrative Agent. In addition to the terms set forth in this Article II and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations are declared to be immediately due and payable, then the Guarantors shall, upon demand in writing therefor by the Administrative Agent to the Guarantors, pay all or such portion of the outstanding Guaranteed Obligations due hereunder then declared due and payable.

SECTION 2.8 Remedies. Upon the occurrence and during the continuance of any Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, enforce against the Guarantors their obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent hereunder, under the Credit Agreement or the other Loan Documents or otherwise.

SECTION 2.9 Benefits of Guaranty. The provisions of this Guaranty are for the benefit of the Administrative Agent and the other Secured Parties and their respective permitted

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successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower, the Administrative Agent and the other Secured Parties, the obligations of the Borrower under the Loan Documents. In the event all or any part of the Obligations are transferred, endorsed or assigned by the Administrative Agent or any other Secured Party to any Person or Persons as permitted under the Credit Agreement, any reference to an “Administrative Agent”, or a “Secured Party” herein shall be deemed to refer equally to such Person or Persons.

SECTION 2.10 Termination; Reinstatement.

(a) No payment made by the Borrower, any Guarantor, or any other Person received or collected by the Administrative Agent or any other Secured Party from the Borrower, any Guarantor, or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder; which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the obligations of the Guarantors or any payment received or collected from such Guarantor in respect of the obligations of the Guarantors), remain liable for the obligations of the Guarantors up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations and all the obligations of the Guarantors shall have been paid in full and the Commitment is terminated.

(b) Each Guarantor agrees that, if any payment made by the Borrower or any other Person applied to the Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or is repaid in whole or in part pursuant to a good faith settlement of a pending or threatened claim, or the proceeds of any Collateral are required to be refunded by the Administrative Agent or any other Secured Party to the Borrower, its estate, trustee, receiver or any other Person, including, without limitation, any Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, each Guarantor’s liability hereunder (and any Lien or Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any Lien or Collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment (or any Lien or Collateral securing such obligation).

SECTION 2.11 Payments. Payments by the Guarantors shall be made to the Administrative Agent, to be credited and applied to the Guaranteed Obligations in accordance with the terms of the Credit Agreement, in immediately available Dollars to an account designated by the Administrative Agent or at the Administrative Agent’s Office or at any other address that may be specified in writing from time to time by the Administrative Agent.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to make any extensions of credit, each Guarantor hereby represents and warrants that:

SECTION 3.1 Corporate Existence, Power and Authority. Such Guarantor is a corporation, limited liability company or partnership, duly organized arid in good standing under the laws of its state of incorporation, organization or formation, and duly qualified as a foreign corporation, limited liability company or partnership and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Guaranty, the other Loan Documents to which such Guarantor is a party and the transactions contemplated hereunder and thereunder (a) are all within such Guarantor’s corporate, limited liability company or partnership powers, as applicable, (b) have been duly authorized, (c) are not in contravention of law or the terms of such Guarantor’s organizational documentation, or any indenture, agreement or undertaking to which such Guarantor is a party or by which such Guarantor or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any Lien upon any property of such Guarantor. This Guaranty and the other Loan Documents to which such Guarantor is a party constitute legal, valid and binding obligations of such Guarantor, enforceable in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws limiting creditors’ rights generally and by general equitable principles.

SECTION 3.2 Compliance with Other Agreements and Applicable Laws.

(a) Such Guarantor is not in default in any respect under, or in violation in any respect of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound, except for defaults or violations which would riot be reasonably expected to result in a Material Adverse Effect. Such Guarantor is in compliance with the requirements of all applicable laws, rules, regulations arid orders of any Governmental Authority relating to its business, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws, except for instances of non-compliance which would not be reasonably expected to result in a Material Adverse Effect.

(b) Such Guarantor has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the “Permits”). All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or to the best of such Guarantor’s knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits to the extent the same would be reasonably expected to have a Material Adverse Effect.

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SECTION 3.3 Litigation. Except as set forth on Schedule 5.1(e) to the Credit Agreement, there is no investigation by any Governmental Authority pending, or to the best of such Guarantor’s knowledge threatened, against or affecting such Guarantor, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of such Guarantor’s knowledge threatened, against such Guarantor or its assets or goodwill, or against or affecting any transactions contemplated by this Guaranty, the other Loan Documents, the Senior Note Indenture or the Revolving Loan Agreement, in each case, which if adversely determined against such Guarantor has or would reasonably be expected to have a Material Adverse Effect.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 9.1 of the Credit Agreement; provided that notices and communications to the Guarantors shall be directed to the Guarantors, at the address of the Borrower set forth in Section 9.1 of the Credit Agreement.

SECTION 4.2 Amendments in Writing. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.2 of the Credit Agreement.

SECTION 4.3 Expenses; Indemnification; Waiver of Consequential Damages, etc.

(a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with enforcement or protection of its rights in connection with this Guaranty and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees, charges and disbursements of counsel to each Lender and of counsel to the Administrative Agent.

(b) Each Guarantor agrees to pay, and to save the Administrative Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any such Guarantor’s delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guaranty.

(c) Each Guarantor agrees to pay, and to save the Administrative Agent and the other Secured Parties harmless from any and all losses, claims (including, without limitation, civil penalties or fines assessed by OFAC), damages, liabilities and related expenses in connection with actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guaranty to the extent the Borrower would be required to do so pursuant to Section 9.3 of the Credit Agreement.

(d) To the fullest extent permitted by Applicable Law, each Guarantor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages)

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arising out of, in connection with, or as a result of, this Guaranty, any other Loan Document or any agreement or instrument contemplated hereby or the transactions contemplated hereby or thereby. No indemnitee referred to in this Section 4.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Guaranty or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) All amounts due under this Section shall be payable promptly after demand therefor.

SECTION 4.4 Right of Set-off. If an Event of Default shall have occurred and be continuing, subject to the terms of the Intercreditor Agreement, each Secured Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party or any such Affiliate to or for the credit or the account of such Guarantor or any other Credit Party against any and all of the obligations of such Guarantor or such other Credit Party now or hereafter existing under this Guaranty or any other Loan Document to such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Guaranty or any other Loan Document and although such obligations of such Guarantor or such other Credit Party may be contingent or unmatured or are owed to a branch or office of such Secured Party different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Secured Party and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Secured Party or its Affiliates may have. Each Secured Party agrees to notify such Guarantor and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 4.5 Governing Law; Jurisdiction; Venue; Service of Process.

(a) Governing Law. This Guaranty shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Submission to Jurisdiction. Each Guarantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, New York and of the United States District Court of the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or in any other Loan Document shall affect any right that the Administrative Agent or any other Secured Party

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may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against any Guarantor or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.1 of the Credit Agreement. Nothing in this Guaranty will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 4.6 Waiver of Jury Trial.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 4.7 No Waiver by Course of Conduct, Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 4.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No delay or failure to take action on the part of the Administrative Agent or any other Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed as a waiver of an Event of Default. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

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SECTION 4.8 Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of each Guarantor (and shall bind all Persons who become bound as a Guarantor under this Guaranty), the Administrative Agent and the other Secured Parties and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent and the Lenders.

SECTION 4.9 Survival of Indemnities. Notwithstanding any termination of this Guaranty, the indemnities to which the Administrative Agent and the other Secured Parties are entitled under the provisions of Section 4.3 and any other provision of this Guaranty and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the other Secured Parties against events arising after such termination as well as before.

SECTION 4.10 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Guaranty are for convenience only, and neither limit nor amplify the provisions of this Guaranty.

SECTION 4.11 Severability of Provisions. Any provision of this Guaranty or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 4.12 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guaranty and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any conflict between the provisions of this Guaranty and those of any other Loan Document, the provisions of the Credit Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the other Secured Parties in any other Loan Document shall not be deemed a conflict with this Guaranty. This Guaranty was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as provided in Section 4.2 of the Credit Agreement, this Guaranty shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed counterpart of this Guaranty.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to

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include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 4.13 Advice of Counsel, No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Guaranty with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

SECTION 4.14 Acknowledgements. Each Guarantor hereby acknowledges that:

(a) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guaranty or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(b) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantors and the Secured Parties.

SECTION 4.15 Releases. Subject to Section 2.10, at such time as the Guaranteed Obligations shall have been paid in full (other than contingent indemnification obligations not then due) and the Commitment has been terminated, this Guaranty and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

SECTION 4.16 Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Guaranty pursuant to Section 6.9(h) of the Credit Agreement shall become a Guarantor for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a supplement in form and substance satisfactory to the Administrative Agent.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, each of the Guarantors has executed and delivered this Guaranty under seal by their duly authorized officers, all as of the day and year first above written.

HHG DISTRIBUTING, LLC, an Indiana limited liability company, as Guarantor

By: Gregg Appliances, Inc., its sole member

By:
Name:
Title:

[Signature Pages Continue]

[Guaranty – Gregg Appliances]

WACHOVIA BANK, NATIONAL ASSOCIATION as Administrative Agent

By:
Name:
Title:

[Guaranty – Gregg Appliances]

EXHIBIT I

to

Credit Agreement

dated as of July 25, 2007

by and among

Gregg Appliances, Inc.,

as Borrower,

the Lenders party thereto,

as Lenders,

and

Wachovia Bank, National Association,

as Administrative Agent

FORM OF COLLATERAL AGREEMENT

EXECUTION VERSION

COLLATERAL AGREEMENT

dated as of July 25, 2007

by and among

GREGG APPLIANCES, INC.,

and certain of its Subsidiaries

as Grantors,

in favor of

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent

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SCHEDULES:

Schedule 3.3	Exact Legal Name; Jurisdiction of Organization; Taxpayer Identification Number; Registered Organization Number; Mailing Address; Chief Executive Office and other Locations
Schedule 3.6	Commercial Tort Claims
Schedule 3.7	Deposit Accounts
Schedule 3.8	Intellectual Property
Schedule 3.10	Investment Property and Partnership/LLC Interests

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COLLATERAL AGREEMENT (this “Agreement”), dated as of July 25, 2007, by and among GREGG APPLIANCES, INC., an Indiana corporation (the “Borrower”), certain of its Subsidiaries as identified on the signature pages hereto and any Additional Grantor (as defined below) who may become party to this Agreement (such Subsidiaries and Additional Grantors, collectively, with the Borrower, the “Grantors”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of the banks and other financial institutions (the “Lenders”) from time to time parties to the Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders, and the Administrative Agent, and the other Secured Parties (as defined below).

STATEMENT OF PURPOSE

Pursuant to the Credit Agreement, the Lenders have agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein.

Pursuant to the terms of a Guaranty Agreement of even date, certain Subsidiaries of the Borrower who are parties hereto have guaranteed the payment and performance of the Obligations.

It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.1 Terms Defined in the Uniform Commercial Code.

(a) The following terms when used in this Agreement shall have the meanings assigned to them in the UCC (as defined in the Credit Agreement) as in effect from time to time: “Account”, “Account Debtor”, “Authenticate”, “Certificated Security”, “Chattel Paper”; “Commercial Tort Claim”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Farm Products” “Fixture”, “General Intangible”, “Instrument”, “Inventory”, “Investment Company Security”, “Investment Property”, “Letter of Credit Rights”, “Proceeds”, “Record”, “Registered Organization”, “Security”, “Securities Entitlement”, “Securities Intermediary”, “Securities Account”, “Supporting Obligation”, “Tangible Chattel Paper”, and “Uncertificated Security”.

(b) Terms defined in the UCC and not otherwise defined herein or in the Credit Agreement shall have the meaning assigned in the UCC as in effect from time to time.

SECTION 1.2 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

“Additional Grantor” means each Subsidiary of the Borrower which hereafter becomes a Grantor pursuant to Section 7.15.

“Agreement” means this Collateral Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Applicable Insolvency Laws” means all Applicable Laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including without limitation, 11 U.S.C. Sections 547, 548 and 550 and other “avoidance” provisions of Title 11 of the United States Code).

“Collateral” has the meaning assigned thereto in Section 2.1.

“Collateral Account” means any collateral account established by the Administrative Agent as provided in Section 5.2(b)(iii).

“Control” means the manner in which “control” is achieved under the UCC with respect, with respect to any Collateral for which the UCC specifies a method of achieving “control”.

“Controlled Depository” has the meaning assigned thereto in Section 4.6.

“Controlled Intermediary” has the meaning assigned thereto in Section 4.6.

“Copyrights” means collectively, all of the following of any Grantor: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, including, without limitation, those listed on Schedule 3.8 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present or future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee, including, without limitation, those listed in Schedule 3.8, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit. and sell materials derived from any Copyright.

“Effective Endorsement and Assignment” means, with respect to any specific type of Collateral, all such endorsements, assignments and other instruments of transfer reasonably

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requested by the Administrative Agent with respect to the Security Interest granted in such Collateral, and in each case, in form and substance satisfactory to the Administrative Agent.

“Excluded Deposit Account” means, collectively, (a) Deposit Accounts established solely for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees, (b) the account of the Borrower identified on Schedule 3.7 hereto under account number 7653510698 (or any successor account) and maintained with Fifth Third Bank so long as all amounts on deposit in such account are swept on a daily basis into a Deposit Account maintained with a Controlled Depository and (c) Store Accounts with nominal amounts on deposit that are required to be maintained in such Store Accounts under the terms of the Borrower’s arrangements with the bank at which such Store Account is maintained, which nominal amounts shall not exceed $5,000 at any time as to any individual retail store location and shall not exceed $1,000,000 in the aggregate at any time as to all retail store locations.

“Government Contract” means a contract between any Grantor and an agency, department or instrumentality of the United States or any state, municipal or local Governmental Authority located in the United States or all obligations of any such Governmental Authority arising under any Account now or hereafter owing by any such Governmental Authority, as account debtor, to any Grantor.

“Grantors” has the meaning set forth in the Preamble of this Agreement.

“Intellectual Property” means collectively, all of the following of any Grantor: (a) all systems software, applications software and internet rights, including, without limitation, screen displays and formats, internet domain names, web sites (including web links), program structures, sequence and organization, all documentation for such software, including, without limitation, user manuals, flowcharts, programmer’s notes, functional specifications, and operations manuals, all formulas, processes, ideas and know-how embodied in any of the foregoing, and all program materials, flowcharts, notes and outlines created in connection with any of the foregoing, whether or not patentable or copyrightable, (b) concepts, discoveries, improvements and ideas, (c) any useful information relating to the items described in clause (a) or (b), including know-how, technology, engineering drawings, reports, design information, trade secrets, practices, laboratory notebooks, specifications, test procedures, maintenance manuals, research, development, manufacturing, marketing, merchandising, selling, purchasing and accounting, (d) Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses, and (e) other licenses to use any of the items described in the foregoing clauses (a), (b), (c) and (d) or any other similar items of such Grantor necessary for the conduct of its business.

“Issuer” means any issuer of any Investment Property or Partnership/LLC Interests (including, without limitation, any Issuer as defined in the UCC).

“Obligations” means (a) with respect to the Borrower, the meaning assigned thereto in the Credit Agreement and (b) with respect to each Guarantor, the obligations of such Guarantor under the Guaranty Agreement executed by such Guarantor and with respect to all Grantors, all liabilities and obligations of the Grantors hereunder.

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“Partnership/LLC Interests” means, with respect to any Grantor, the entire partnership, membership interest or limited liability company interest, as applicable, of such Grantor in each partnership, limited partnership or limited liability company owned thereby, including, without limitation, such Grantor’s capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such partnership, limited partnership or limited liability company, as applicable, such Grantor’s interest in all distributions made or to be made by any such partnership, limited partnership or limited liability company, as applicable, to such Grantor and all of the other economic rights, titles and interests of such Grantor as a partner or member, as applicable, of any such partnership, limited partnership or limited liability company, as applicable, whether set forth in the partnership agreement or membership agreement, as applicable, of such partnership, limited partnership or limited liability company, as applicable, by separate agreement or otherwise.

“Patents” means collectively, all of the following of any Grantor: (a) all patents, rights and interests in patents, patentable inventions and patent applications anywhere in the world, including, without limitation, those listed on Schedule 3.8 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

“Patent License” means all agreements now or hereafter in existence, whether written, implied or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 3.8 hereto.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders and the Bank Products Providers (other than any such Bank Product Provider that is also a Revolving Loan Lender or an Affiliate of a Revolving Loan Lender to the extent that the obligations under any Hedging Agreement to which such Person is a counterparty are secured in accordance with the Revolving Loan Documents); provided that no Bank Product Provider shall have any rights in connection with the management or release of any Collateral or of the obligations of the Grantors under this Agreement.

“Securities Act” means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.

“Security Interests” means the security interests granted pursuant to Article II, as well as all other security interests created or assigned as additional security for the Obligations pursuant to the provisions of the Credit Agreement.

“Store Accounts” has the meaning set forth in the Revolving Loan Agreement.

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“Trademarks” means, collectively, all of the following of any Grantor: (a) all trademarks, rights and interests in trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each application to register any trademark or service mark prior to the filing under Applicable Law of a verified statement of use for such trademark or service mark) anywhere in the world, including, without limitation, those listed on Schedule 3.8 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present or future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing (including the goodwill) throughout the world.

“Trademark License” means any agreement now or hereafter in existence, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 3.8.

SECTION 1.3 Other Definitional Provisions. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (f) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (g) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (h) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”, (1) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document and (k) where me context requires, terms relating to the

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Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

ARTICLE II

SECURITY INTEREST

SECTION 2.1 Grant of Security Interest. To secure payment and performance of all Obligations, each Grantor hereby grants to the Administrative Agent, for itself and the benefit of the other Secured Parties, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to the Administrative Agent, for itself and the benefit of the other Secured Parties, as security, all personal and real property and fixtures, and interests in property and fixtures, of such Grantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by the Administrative Agent or any Lender (collectively, the “Collateral”), including:

(a) all Accounts;

(b) all General Intangibles, including, without limitation, all Intellectual Property;

(c) all goods, including, without limitation, Inventory and Equipment;

(d) all Fixtures;

(e) all Chattel Paper, including, without limitation, all Tangible Chattel Paper and Electronic Chattel Paper;

(f) all Instruments, including, without limitation, all promissory notes;

(g) all Documents and all credit card sales drafts, credit card sales slips or charge slips or receipts and other forms of store receipts;

(h) all Deposit Accounts;

(i) all letters of credit, banker’s acceptances and similar instruments and including all Letter of Credit Rights;

(j) all Supporting Obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lien on or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

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(k) all (i) Investment Property (including Securities, whether Certificated Securities or Uncertificated Securities, Securities Accounts, Security Entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of each Grantor now or hereafter held or received by or in transit to the Administrative Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of any Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(l) all Commercial Tort Claims, including, without limitation, those identified in on Schedule 3.6:

(m) all Records; and

(n) all products and Proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

provided, that any Security Interest on any Capital Stock or other ownership interests issued by any Foreign Subsidiary shall be limited to 66% of all issued and outstanding voting shares of all classes of Capital Stock of such Foreign Subsidiary and 100% of all issued and outstanding shares of non-voting Capital Stock of such Foreign Subsidiary.

Notwithstanding anything to the contrary contained in this Section 2.1, (x) the types or items of Collateral described above shall not include (a) any real or personal property leasehold rights or interests, (b) any motor vehicles or certificates of title relating thereto or (c) any rights or interest in any lease, contract, license, permit or license agreement covering personal or real property of any Grantor, so long as under the terms of such lease, permit, contract, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein to Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, license or license agreement has not been or is not otherwise obtained; provided that the foregoing exclusion in clause (c) above shall in no way be construed (i) to apply if any such prohibition is unenforceable under the UCC or other applicable law or (ii) so as to limit, impair or otherwise affect the Administrative Agent’s unconditional continuing Security Interests in any rights or interests of any Grantor in or to monies due or to become due under any such lease, permit, contract, license or license agreement (including any Accounts) and (y) the payment and performance of the Obligations shall not be secured by any Hedging Agreement between any Grantor and the Administrative Agent or any Lender or any Affiliate of the Administrative Agent or any Lender.

SECTION 2.2 Grantors Remain Liable. Anything herein to the contrary notwithstanding: (a) each Grantor shall remain liable to perform all of its duties and obligations under the contracts and agreements included in the Collateral to the same extent as if this Agreement had not been executed, (b) the exercise by Administrative Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, (c) neither the Administrative Agent nor any Lender shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any Lender be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any

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action to collect or enforce any claim for payment assigned hereunder, and (d) neither the Administrative Agent nor any Lender shall have any liability in contract or tort for any Grantor’s acts or omissions.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

SECTION 3.1 Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against any Grantor or any Issuer of this Agreement, except (a) as may be required by laws affecting the offering and sale of securities generally, (b) filings with the United States Copyright Office and/or the United States Patent and Trademark Office and (c) filings under the UCC.

SECTION 3.2 Perfected Liens. Each financing statement naming any Grantor as a debtor is in appropriate form for filing in the appropriate filing offices of the states specified on Schedule 3.3. The Security Interests granted pursuant to this Agreement (a) constitute valid security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, as collateral security for the Obligations, and (b): (1) when UCC financing statements containing an adequate description of the Collateral shall have been filed in the offices specified in Schedule 3.3, the Security Interests will constitute perfected security interests in all right, title and interest of such Grantor in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and rights of others therein except for Permitted Liens; (2) when each Copyright security agreement has been filed with the United States Copyright Office, the Security Interests will constitute perfected security interests in all right, title and interest of such Grantor in the Intellectual Property therein described, prior to all other Liens and rights of others therein except for Permitted Liens; and (3) when each control agreement has been duly executed by the applicable depository bank or Securities Intermediary (as applicable) and delivered to the Administrative Agent, the Security Interests will constitute perfected security interests in all right, title and interest of the Grantors in the Deposit Accounts (other than the Excluded Deposit Accounts) and Securities Accounts, as applicable, subject thereto, prior to all other Liens and rights of others therein and subject to no adverse claims except for Permitted Liens.

SECTION 3.3 Name; State of Organization; Location of Collateral: other Information.

(a) The exact legal name of each Grantor on the Closing Date is as set forth on Schedule 3.3. No Grantor has, during the five (5) years prior to the date of this Agreement, been known by or used any other corporate or fictitious name or been a party to any merger or

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consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth on Schedule 3.3.

(b) Each Grantor is a Registered Organization of the type and organized in the jurisdiction set forth on Schedule 3.3. Schedule 3.3 accurately sets forth .the organizational identification number of each Grantor (or accurately states that such Grantor has none) and accurately sets forth the federal employer identification number of each Grantor.

(c) On the Closing Date, the chief executive office and mailing address of each Grantor and each Grantor’s books and records concerning the Accounts are located only at the address identified as such in Schedule 3.3 and its only other places of business and the only other locations of Collateral (other than “in transit” Collateral), if any, are the addresses set forth in Schedule 3.3. Schedule 3.3 correctly identifies any of such locations which are not owned by each Grantor and sets forth the owners and/or operators thereof.

SECTION 3.4 Accounts. None of the transactions giving rise to any Account violate any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto is legally sufficient under such laws and regulations and all such documentation is legally enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws limiting creditors’ rights generally and by general equitable principles. The amount represented by each Grantor to the Administrative Agent as owing by each Account Debtor is, or will be, the correct amount actually and unconditionally owing, except for ordinary course cash discounts and allowances where applicable. There are no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect to any Account, if in the aggregate with all other Accounts, the same exceed $500,000. None of the Accounts is, nor will any hereafter arising Account be, evidenced by a promissory note or other Instrument (other than a check) that has not been pledged to the Administrative Agent in accordance with the terms hereof.

SECTION 3.5 Chattel Paper. As of the date hereof, no Grantor holds any Chattel Paper in the ordinary course of its business.

SECTION 3.6 Commercial Tort Claims. As of the date hereof, all Commercial Tort Claims owned by any Grantor are listed on Schedule 3.6.

SECTION 3.7 Deposit Accounts. As of the date hereof, all Deposit Accounts (including, without limitation, cash management accounts that are Deposit Accounts), securities accounts, lockboxes and other accounts in the name of or used by any Grantor maintained at any bank or other financial institution are set forth on Schedule 3.7.

SECTION 3.8 Intellectual Property. As of the date hereof, no Grantor has any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 3.8 and has not granted any licenses with respect thereto other than as set forth in Schedule 3.8. Schedule 3.8 sets forth all of the agreements or other arrangements of each Grantor pursuant to which such Grantor has a license (other than commercially available off-the-shelf software) or

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other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof (other than such Intellectual Property as may be associated with Inventory any Grantor is permitted to sell under Applicable Law (including the United States Copyright Act of 1976)) and the dates of the expiration of such agreements or other arrangements of any Grantor as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by any Grantor after the date hereof, collectively, the “License Agreements” and individually, a “License Agreement”).

SECTION 3.9 Inventory. Collateral consisting of Inventory is in good and marketable condition (subject to normal reserves for damaged and defective Inventory). Other than consents and approvals which have been previously obtained, to the knowledge of each Grantor, none of such Inventory is subject to any restriction on the applicable Grantor’s ability to manufacture and/or sell such Inventory.

SECTION 3.10 Investment Property; Partnership/LLC Interests.

(a) As of the date hereof, all Investment Property (including, without limitation, Securities Accounts and cash management accounts that are Investment Property) and all Partnership/LLC Interests owned by any Grantor is listed on Schedule 3.10 (as such schedule may be updated from time to time pursuant to Section 4.3).

(b) All Investment Property and all Partnership/LLC Interests issued by any Issuer to any Grantor (i) have been duly and validly issued and, if applicable, are fully paid and nonassessable, (ii) are beneficially owned as of record by such Grantor and (ii) constitute all the issued and outstanding shares of all classes of the capital stock of such Issuer issued to such Grantor.

(c) None of the Partnership/LLC Interests (i) are traded on a Securities exchange or in Securities markets, (ii) by their terms expressly provide that they are Securities governed by Article 8 of the UCC, (iii) are Investment Company Securities or (iv) are held in a Securities Account.

SECTION 3.11 Instruments.

As of the date hereof, no Grantor holds any Instruments or is named a payee of any promissory note or other evidence of indebtedness.

SECTION 3.12 Government Contracts. As of the date hereof, (a) no Grantor is party to any contract with a Governmental Authority under which such Governmental Authority, as account debtor, owes a monetary obligation to any Grantor under any account in excess of $500,000 and (b) the aggregate amount of all monetary obligations owed to the Grantors under all contracts and accounts with Governmental Authorities, as account debtors, does not exceed $1,000,000 in the aggregate.

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ARTICLE IV

COVENANTS

Until the Obligations shall have been paid in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 7.1, each Grantor covenants and agrees that:

SECTION 4.1 Maintenance of Perfected Security Interest; Further Information.

(a) Each Grantor shall maintain the Security Interest created by this Agreement as a first priority (subject only to Permitted Liens) and perfected (other than with respect to Excluded Deposit Accounts) Security Interest and shall defend such Security Interest against the claims and demands of all Persons whomsoever (other than Permitted Liens).

(b) Each Grantor will furnish to the Administrative Agent for the benefit of itself and the other Secured Parties upon the Agent’s reasonable request statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

SECTION 4.2 Maintenance of Insurance.

(a) Each Grantor shall, at all times, maintain, with financially sound and reputable insurers, insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by the corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to the Administrative Agent as to form, amount and insurer. Grantors shall furnish certificates, policies or endorsements to the Administrative Agent, for the benefit of itself and the other Secured Parties, as the Administrative Agent shall reasonably require as proof of such insurance.

(b) All insurance referred to in subsection (a) above shall (i) name the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional insured as its interests may appear (to the extent covering any other risk), (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice thereof and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.

SECTION 4.3 Changes in Locations; Changes in Name or Structure.

(a) No Grantor shall change its name unless each of the following conditions is satisfied: (i) the Administrative Agent shall have received not less than thirty (30) days prior written notice from the Borrower of such proposed change in its name, which notice shall accurately set forth the new name; and (ii) the Administrative Agent shall have received a copy of the amendment to the Certificate of Incorporation (or Certificate of Formation or equivalent, as the case may be), of such Grantor providing for the name change certified by the Secretary of

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State of the jurisdiction of incorporation, organization or formation of such Grantor as soon as it is available.

(b) No Grantor shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless the Administrative Agent shall have received not less than thirty (30) days' prior written notice from Borrower of such proposed change, which notice shall set forth such information with respect thereto as the Administrative Agent may require and the Administrative Agent shall have received such agreements as the Administrative Agent may reasonably require in connection therewith. No Grantor shall change its type of organization, jurisdiction of organization or other legal structure.

(c) Each Grantor may only open a new warehouse, distribution center of other new location (other than a retail store location) within the continental United States provided such Grantor (i) gives the Administrative Agent thirty (30) days prior written notice of the intended opening of any such new location and (ii) if requested by the Administrative Agent, executes and delivers, or causes to be executed and delivered, to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, a Collateral Access Agreement as the Administrative Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location; provided that without limiting the obligations of the Grantors hereunder or as may otherwise be provided herein, the Grantors shall not be required to give such notice or cause to be executed or delivered any Collateral Access Agreement pursuant to this Section 4.3 with respect to any retail store location opened after the Closing Date.

SECTION 4.4 Required Notifications. Each Grantor shall promptly notify the Administrative Agent, in writing, of: (a) any Lien (other than the Security Interests or Permitted Liens) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder, (b) the occurrence of any other event which would reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Security Interests, (c) any Collateral which, to the knowledge of such Grantor, constitutes a Government Contract under which the Grantor is owed a monetary obligation in excess of $500,000 or which causes the aggregate amount of monetary obligations owed to the Grantors to exceed $1,000,000 in the aggregate for all Government Contracts, and (d) the acquisition or ownership by such Grantor of (i) Commercial Tort Claims for an amount in excess of $250,000, individually, and $500,000 in the aggregate, (ii) any Deposit Account (other than Excluded Deposit Accounts), or (iii) any Investment Property after the date hereof.

SECTION 4.5 Delivery Covenants. Each Grantor will deliver and pledge to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, (or, subject to the terms of the Intercreditor Agreement, the Revolving Loan Administrative Agent, as applicable) all Certificated Securities, Partnership/LLC Interests evidenced by a certificate, negotiable Documents, Instruments, and Tangible Chattel Paper owned or held by such Grantor, in each case, together with an Effective Endorsement and Assignment and all Supporting Obligations, as applicable, unless such delivery and pledge has been waived in writing by the Administrative Agent.

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SECTION 4.6 Control Covenants.

(a) Each Grantor shall instruct (and otherwise use its commercially reasonable efforts) to cause (i) each depositary bank holding a Deposit Account (other than Excluded Deposit Accounts) owned by such Grantor and (ii) each Securities Intermediary holding any Investment Property owned by such Grantor, to execute and deliver a control agreement, sufficient to provide the Administrative Agent (or, subject to the terms of the Intercreditor Agreement, the Revolving Loan Administrative Agent, as applicable) with Control of such Deposit Account and otherwise in form and substance satisfactory to the Administrative Agent (or Revolving Loan Administrative Agent, as applicable) (any such depositary bank executing and delivering any such control agreement, a “Controlled Depositary”, and any such Securities Intermediary executing and delivering any such control agreement, a “Controlled Intermediary”). In the event any such depositary bank or Securities Intermediary refuses to execute and deliver such control agreement, the Administrative Agent (or Revolving Loan Administrative Agent, as applicable), in its sole discretion, may require the applicable Deposit Account and Investment Property to be transferred to the Administrative Agent (or, subject to the terms of the Intercreditor Agreement, the Revolving Loan Administrative Agent, as applicable) or a Controlled Depositary or Controlled Intermediary, as applicable. After the date hereof, all Deposit Accounts (other than Excluded Deposit Accounts) and all Investment Property will be maintained with a Controlled Depository or a Controlled Intermediary, as applicable.

(b) Upon the request of the Administrative Agent, each Grantor will take such actions and deliver all such agreements as are requested by the Administrative Agent to provide the Administrative Agent (or, subject to the terms of the Intercreditor Agreement, the Revolving Loan Administrative Agent, as applicable) with Control of (i) all Letter of Credit Rights with a principal amount in excess of $250,000, individually, and $500,000, in the aggregate and (ii) all Electronic Chattel Paper owned or held by such Grantor, including, without limitation, with respect to any such Electronic Chattel Paper with a value in excess of $250,000, in the aggregate, in each case by having the Administrative Agent (or Revolving Loan Administrative Agent, as applicable) identified as the assignee of the Record(s) pertaining to the single authoritative copy thereof.

(c) If any Collateral (other than Collateral specifically subject to the provisions of Section 4.6(a) and Section 4.6(b)) exceeding in value $250,000 in the aggregate is at any time in the possession or control of any consignee, warehouseman, bailee (other than a carrier transporting Inventory to a purchaser in the ordinary course of business), processor, or any other third party, such Grantor shall promptly notify the Administrative Agent in writing. Promptly upon the Administrative Agent’s request, such Grantor shall deliver to the Administrative Agent (or, subject to the terms of the Intercreditor Agreement, the Revolving Loan Administrative Agent, as applicable) a Control Access Agreement duly authorized, executed and delivered by such person and such Grantor.

SECTION 4.7 Filing Covenants. Pursuant to Section 9-509 of the UCC and any other Applicable Law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the Security Interests of the

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Administrative Agent under this Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interest in the Collateral granted herein, including, without limitation, describing such property as “all assets” or “all personal property.” Further, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Grantor hereby authorizes, ratifies and confirms all financing statements and other filing or recording documents or instruments filed by Administrative Agent prior to the date of this Agreement.

SECTION 4.8 Accounts.

(a) Other than in the ordinary course of business consistent with its current practices as in effect on the date hereof, or as such practices may hereafter change as a result of changes to the policies of Grantor applicable to its similarly situated customers generally, no Grantor will (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Account Debtor, (iv) allow any credit or discount whatsoever on any Account or (v) amend, supplement or modify any Account in any manner that would reasonably be likely to adversely affect the value thereof.

(b) Each Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of any material Account.

SECTION 4.9 Intellectual Property.

(a) Each of the Grantors shall take all reasonable actions that in the exercise of their reasonable business judgment should be taken to protect their Intellectual Property, including Intellectual Property that is confidential in nature, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) Each Grantor will notify the Administrative Agent and the Lenders promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property owned by such Grantor may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property owned by such Grantor or such Grantor’s right to register the same or to own and maintain the same.

(c) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall

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report such filing to the Administrative Agent within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the Lenders’ security interest in any material Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.

SECTION 4.10 Investment Property; Partnership/LLC Interests.

(a) Without the prior written consent of the Administrative Agent, no Grantor will (i) vote to enable, or take any other action to permit, any applicable Issuer to issue any Investment Property or Partnership/LLC Interests, except for such those additional Investment Property or Partnership/LLC Interests that will be subject to the Security Interest granted herein in favor of the Administrative Agent, or (ii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Investment Property or Partnership/LLC Interests or Proceeds thereof. The Grantors will defend the right, title and interest of the Administrative Agent in and to any Investment Property and Partnership/LLC Interests against the claims and demands of all Persons whomsoever.

(b) If any Grantor shall become entitled to receive or shall receive (i) any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property, or otherwise in respect thereof, or (ii) any sums paid upon or in respect of any Investment Property upon the liquidation or dissolution of any Issuer, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and promptly deliver the same to the Administrative Agent (or, subject to the terms of the Intercreditor Agreement, the Revolving Loan Administrative Agent, as applicable) in accordance with the terms hereof.

(c) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 5.2(b), each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Investment Property and Partnership/LLC Interests, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and other corporate, company and partnership rights with respect to any Investment Property and Partnership/LLC Interests; provided that, no vote shall be cast or other corporate, company and partnership right exercised or other action taken which would reasonably be expected to impair the Collateral in any material respect or which would result in a Default or Event of Default under any provision of the Credit Agreement, this Agreement or any other Loan Document.

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SECTION 4.11 Inventory.

(a) Each Grantor shall at all times maintain Inventory records consistent with past practices, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory and the cost therefor.

(b) The Grantors shall conduct a physical count of the Inventory either through periodic cycle counts or wall to wall counts, so that all Inventory is subject to such counts at least once each year but at any time or times as the Administrative Agent may request after an Event of Default has occurred and is continuing, and promptly following such physical inventory (whether through periodic cycle counts or wall to wall counts) shall supply the Administrative Agent with a report in the form and with such specificity as may be satisfactory to the Administrative Agent concerning such physical count.

(c) The Grantors shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of its business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof which is in transit to the locations set forth or permitted herein.

(d) Upon the Administrative Agent’s request, the Grantors shall deliver or cause to be delivered to the Administrative Agent written appraisals as to the Inventory in form, scope and methodology reasonably acceptable to the Administrative Agent and by an appraiser reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and Lenders and upon which the Administrative Agent and Lenders are expressly permitted to rely: (i) at any time or times as the Administrative Agent may reasonably request at the expense of the Administrative Agent and Lenders and (ii) at any time or times as the Administrative Agent may request at the expense of the Grantors at any time after an Event of Default exists or has occurred and is continuing; provided that the Grantors may satisfy the requirements set forth in this clause (d) by delivering to the Administrative Agent a copy of any appraisals delivered to, and in form and substance satisfactory to, the Revolving Loan Administrative Agent, so long as such appraisal (A) is dated as of recent date and (B) expressly permits reliance by the Administrative Agent and the Lenders or is accompanied by a letter, in form and substance reasonably satisfactory to the Administrative Agent and signed by the appraiser, permitting the Administrative Agent and the Lenders to rely thereon.

(e) The Grantors shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto).

(f) The Grantors shall not sell inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate the Grantors to repurchase such Inventory; except for the right of return given to retail customers of the Grantors in the ordinary course of the business of the Grantors in accordance with the then current return policy of the Grantors.

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(g) The Grantors shall keep the Inventory in good and marketable condition (subject to normal reserves for damaged and defective Inventory).

SECTION 4.12 Equipment. Each Grantor will maintain each item of Equipment used or useful in Grantor’s business in good order, repair and running and marketable condition (ordinary wear and tear excepted).

SECTION 4.13 License Agreements.

(a) Each Grantor shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that would reasonably be expected to result in a material default under or material breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to Section 4.13(b) below, each Grantor may amend, modify, cancel, surrender or release any material License in the ordinary course of the business of such Grantor; provided, that each Grantor shall give the Administrative Agent not less than thirty (30) days prior written notice of its intention to so amend, modify, cancel, surrender and release any such material License Agreement, (iv) give the Administrative Agent prompt written notice of any material License Agreement entered into by any Grantor after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as the Administrative Agent may request, (v) give the Administrative Agent prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to the Administrative Agent (promptly upon the receipt thereof by any Grantor in the case of a notice to any Grantor and concurrently with the sending thereof in the case of a notice from any Grantor) a copy of each notice of default and every other notice and other communication received or delivered by any Grantor in connection with any material License Agreement which relates to the right of any Grantor to continue to use the property subject to such License Agreement, and (vi) furnish to the Administrative Agent, promptly upon the request of the Administrative Agent, such information and evidence as the Administrative Agent may reasonably require from time to time concerning the observance, performance and compliance by any Grantor or the other party or parties thereto with the material terms, covenants or provisions of any material License Agreement.

(b) Each Grantor will either exercise any option to renew or extend the term of each material License Agreement to which it is a party in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to the Administrative Agent or give the Administrative Agent prior written notice that such Grantor does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than sixty (60) days prior to the date of any such non-renewal or expiration. In the event of the failure of such Grantor to extend or renew any material License Agreement to which it is a party, the Administrative Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License

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Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of the Administrative Agent or in the name and behalf of such Grantor, as the Administrative Agent shall determine at any time that an Event of Default shall exist or have occurred and be continuing. The Administrative Agent may but shall not be required to, perform any or all of such obligations of such Grantor under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such Grantor thereunder. Any sums so paid by the Administrative Agent shall constitute part of the Obligations.

SECTION 4.14 Further Assurances. Subject to the terms of the Intercreditor Agreement, Permitted Liens and the exceptions to perfection set forth herein, each Grantor shall take any other actions reasonably requested by the Administrative Agent from time to time to cause the attachment, perfection and first or second priority of, and the ability of the Administrative Agent to enforce, the security interest of the Administrative Agent in any and all of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other Applicable Law, to the extent, if any, that such Grantor’s signature thereon is required therefor, (b) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the security interest of the Administrative Agent in such Collateral and (c) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

ARTICLE V

REMEDIAL PROVISIONS

SECTION 5.1 General Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement arid in any other instrument or agreement securing, evidencing or relating to the Obligations; all rights and remedies of a secured party under the UCC or any other Applicable Law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign; give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent may disclaim any warranties in connection with any sale or other disposition of the Collateral including, without limitation; any warranties of title, possession, quiet enjoyment and the like. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by

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law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages, or demands result solely from the gross negligence or willful misconduct of the Administrative Agent or any Lender, in each case against whom such claim is asserted. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

SECTION 5.2 Specific Remedies.

(a) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Accounts, under the Administrative Agent’s direction and control; provided that, the Administrative Agent may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) the Administrative Agent may communicate with Account Debtors of any Account subject to a Security Interest and upon the request of the Administrative Agent, each Grantor shall notify (such notice to be in form and substance satisfactory to the Administrative Agent) its Account Debtors and parties to the Material Contracts subject to a Security Interest that such Accounts and the Material Contracts have been assigned to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties;

(ii) each Grantor shall forward to the Administrative Agent, on the last Business Day of each week, deposit slips related to all cash, money, checks or any other similar items of payment received by the Grantor during such week, and, if requested by the Administrative Agent, copies of such checks or any other similar items of payment, together with a statement showing the application of all payments on the Collateral during such week and a collection report with regard thereto, in form and substance satisfactory to the Administrative Agent;

(iii) whenever any Grantor shall receive any cash, money, checks or any other similar items of payment relating to any Collateral (including any Proceeds of any Collateral), subject to the terms of the Revolving Loan Agreement (if applicable) and any other Permitted Liens, such Grantor agrees that it will, within one (1) Business Day of such receipt, deposit, or cause to be deposited, all such items of payment into an account maintained under the sole dominion and control of the Administrative Agent (the “Collateral Account”) or in a Deposit Account (other than an Excluded Deposit Account) at a Controlled Depositary, until such Grantor shall deposit such cash, money, checks or any other similar items of payment in the Collateral Account or in a Deposit Account

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(other than an Excluded Deposit Account) at a Controlled Depositary, such Grantor shall hold such cash, money, checks or any other similar items of payment in trust for the Administrative Agent and Lenders and as property of the Administrative Agent and Lenders, separate from the other funds of such Grantor, and the Administrative Agent shall have the right in to transfer or direct the transfer of the balance of each Deposit Account to the Collateral Account. All such Collateral and Proceeds of Collateral received by the Administrative Agent hereunder shall be held by the Administrative Agent in the Collateral Account as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.4;

(iv) the Administrative Agent shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Investment Property, or Partnership/LLC Interests or other Proceeds paid in respect of any Investment Property, or Partnership/LLC Interests, and any or all of any Investment Property, or Partnership/LLC Interests shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property, or Partnership/LLC Interests at any meeting of shareholders, partners or members of the relevant Issuers and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property, or Partnership/LLC Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property, or Partnership/LLC Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or company structure of any Issuer or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, or Partnership/LLC Interests, and in connection therewith, the right to deposit and deliver any and all of the Investment Property, or Partnership/LLC Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the Administrative Agent and the Lenders shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, each Grantor hereby authorizes and instructs each Issuer with respect to any Collateral consisting of Investment Property and Partnership/LLC Interests to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying following receipt of such notice and prior to notice that such Event of Default is no longer continuing, and (ii) except as otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to any Investment Property, or Partnership/LLC Interests directly to the Administrative Agent; and

(v) the Administrative Agent shall be entitled to (but shall not be required to): (A) proceed to perform any and all obligations of the applicable Grantor under any Material Contract and exercise all rights of such Grantor thereunder as fully as such

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Grantor itself could, (B) do all other acts which the Administrative Agent may deem necessary or proper to protect its Security Interest granted hereunder, provided such acts are not inconsistent with or in violation of the terms of any of the Credit Agreement, of the other Loan Documents or Applicable Law, and (C) sell, assign or otherwise transfer any Material Contract in accordance with the Credit Agreement, the other Loan Documents and Applicable Law, subject, however, to the prior approval of each other party to such Material Contract, to the extent required under the Material Contract.

SECTION 5.3 Private Sales.

(a) If the Administrative Agent shall determine that in order to exercise its right to sell any or all of the Collateral it is necessary or advisable to have such Collateral registered under the provisions of the Securities Act (any such Collateral, the “Restricted Securities Collateral”), the relevant Grantor will cause each applicable Issuer (and the officers and directors thereof) to (i) execute and deliver all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register such Restricted Securities Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Restricted Securities Collateral, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to use commercially reasonable efforts to cause each applicable Issuer (and the officers and directors thereof) to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section II (a) of the Securities Act.

(b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Investment Property and Partnerships/LLC Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a non- commercially reasonable manner because it is conducted as a private sale. The Administrative Agent shall be under no obligation to delay a sale of any of the Investment Property and Partnerships/LLC Interests for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of

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the Investment Property and Partnerships/LLC Interests valid and binding and in compliance with any and all other Applicable Laws. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.3 will:cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.3 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

SECTION 5.4 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of the Collateral or any Proceeds of the Collateral in payment in whole or in part of the Obligations (after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements) in accordance with Section 14.4 of the Credit Agreement. Only after (i) the payment by the Administrative Agent of any other amount required by any provision of Applicable Law, including, without limitation, Section 9-610 and Section 9-615 of the UCC and (ii) the payment in full of the Obligations and the termination of the Commitments, shall the Administrative Agent account for the surplus, if any, to any Grantor, or to whomever may be lawfully entitled to receive the same (if such Person is not a Grantor).

SECTION 5.5 Waiver, Deficiency. Each Grantor hereby waives, to the extent permitted by Applicable Law, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Applicable Law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

SECTION 5.6 Intercreditor Agreement. The rights and remedies of the Administrative Agent set forth is this Article V are subject to the terms of the Intercreditor Agreement.

ARTICLE VI

THE ADMINISTRATIVE AGENT

SECTION 6.1 Administrative Agent’s Appointment as Attorney-In-Fact.

(a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful

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attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following upon the occurrence and during the continuation of an Event of Default (subject to the terms of the Intercreditor Agreement):

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or Material Contract subject to a Security Interest or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account or Material Contract subject to a Security Interest or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent

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or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 6.1 (a).

(c) The expenses of the Administrative Agent incurred in connection with actions taken pursuant to the terms of this Agreement, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Base Rate Loans under, the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 6.1 (a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.

SECTION 6.2 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 6.3 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the

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Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement to make any inquiry respecting such authority.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.2 of the Credit Agreement.

SECTION 7.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.1 of the Credit Agreement.

SECTION 7.3 No Waiver by Course of Conduct, Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

SECTION 7.4 Enforcement Expenses, Indemnification.

(a) Each Grantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, (including, without limitation, in connection with any workout, restructuring, bankruptcy or other similar proceeding) including, without limitation, the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent.

(b) Each Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes(in each case, subject to Section 3.11 of the Credit

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Agreement) which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from any and all liabilities, obligations, losses, damages, penalties, costs arid expenses in connection with actions, judgments suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent any Grantor would be required to do so pursuant to Section 9.2 of the Credit Agreement.

(d) The agreements in this Section 7.4 shall survive termination of the Commitments and repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

SECTION 7.5 Waiver of Jury Trial. EACH GRANTOR HEREBY ACKNOWLEDGES THAT IT HAS IRREVOCABLY WAIVED ITS RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

SECTION 7.6 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Grantor (and shall bind all Persons who become bound as a Grantor to this Collateral Agreement), the Administrative Agent and the Lenders and their successors and assigns: provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent (given in accordance with Section 7.1).

SECTION 7.7 Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time pursuant to Section 9.4 of the Credit Agreement, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature arid description of the Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Grantor promptly of any such set off and the application made by the Administrative Agent or such Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of the Administrative Agent and each Lender under this Section 7.7 are in addition to other rights

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and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

SECTION 7.8 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

SECTION 7.9 Severability. Any provision of this Agreement or any other Loan Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.10 Section Heading. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 7.11 Integration. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 7.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 7.13 Consent to Jurisdiction. Each Grantor hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in New York, New York, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. Each Grantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 9.5(d) of the Credit Agreement. Nothing in this Section 7.13 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Grantor or its properties in the courts of any other jurisdictions.

SECTION 7.14 Acknowledgements.

(a) Each Grantor hereby acknowledges that: (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party, (ii) neither the Administrative Agent nor any Lender has any fiduciary relationship

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with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor, and (iii) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Lenders or among the Grantors and the Lenders.

(b) Each Issuer party to this Agreement acknowledges receipt of a copy of this Agreement and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each Issuer agrees to provide such notices to the Administrative Agent as may be necessary to give full effect to the provisions of this Agreement.

SECTION 7.15 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to the terms of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a joinder agreement in form and substance satisfactory to the Administrative Agent.

SECTION 7.16 Releases.

(a) At such time as the Obligations (other than contingent indemnification and expense reimbursement obligations not then due) shall have been paid in full and the Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. In the event that all the capital stock of any Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement, then, at the request of the Borrower and at the expense of the Grantors, such Grantor shall be released from its obligations hereunder; provided that the Borrower shall have delivered to the Administrative Agent, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

GREGG APPLIANCES, INC., as Grantor

By:
Name:
Title:

HHG DISTRIBUTING, LLC, an Indiana limited
liability company, as Grantor and Issuer

By: Gregg Appliances, Inc.,
its sole member

By:
Name:
Title:

[Collateral Agreement – Gregg Appliances]

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[Collateral Agreement – Gregg Appliances]

EXHIBIT J

to

Credit Agreement

dated as of July 25, 2007

by and among

Gregg Appliances, Inc.,

as Borrower,

the Lenders party thereto,

as Lenders,

and

Wachovia Bank, National Association,

as Administrative Agent

FORM OF INTERCREDITOR AGREEMENT

[Execution]

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT, dated as of July 25, 2007, among Wachovia Capital Finance Corporation (Central) in its capacity as administrative and collateral agent for the Revolving Credit Secured Parties (in such capacity, the “Revolving Credit Agent” as hereinafter further defined), and Wachovia Bank, National Association, in its capacity as administrative and collateral agent for the Term Loan Secured Parties (in such capacity, “Term Loan Agent” as hereinafter further defined), Gregg Appliances, Inc., an Indiana corporation (“Borrower” as hereinafter further defined), HHG Distributing, LLC, an Indiana limited liability company as a guarantor (in such capacity and, together with any other additional guarantors who may become a party to the Documents as guarantors, the “Guarantors” as hereinafter defined).

W I T N E S S E T H :

WHEREAS, Borrower and Guarantors have entered into a secured revolving credit facility with the Revolving Credit Agent and the lenders for whom it is acting as agent as set forth in the Revolving Loan Agreement (as hereinafter defined) pursuant to which such lenders have made and from time to time may make loans and provide other financial accommodations to Borrower which are guaranteed by Guarantors and secured by substantially all of the assets of Borrower and Guarantors;

WHEREAS, Borrower and Guarantors have entered into a secured term loan facility with the Term Loan Agent and the lenders for whom it is acting as agent as set forth in the Term Loan Agreement (as hereinafter defined) pursuant to which such lenders have made term loans to Borrower which are guaranteed by Guarantors and secured by substantially all of the assets of Borrower and Guarantors;

WHEREAS, Revolving Credit Agent, Revolving Credit Secured Parties, Term Loan Agent and Term Loan Secured Parties desire to enter into this Intercreditor Agreement to (i) confirm the relative priority of the security interests of Revolving Credit Agent and Term Loan Agent in the assets and properties of Borrower and Guarantors, (ii) provide for the orderly sharing among them, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof and (iii) address related matters;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions; Interpretation

1.1 Definitions. As used in this Agreement, the following terms have the meanings specified below:

“Agents” shall mean, collectively, the Revolving Credit Agent and the Term Loan Agent; sometimes being referred to herein individually as an “Agent”.

“Agreement” shall mean this Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, being Title 11 of the United States Code, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Borrower” shall mean Gregg Appliances, Inc., an Indiana corporation, together with its successors and assigns.

“Business Day” shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of Illinois, the State of Indiana, the State of New York or the State of North Carolina, and a day on which Agent is open for the transaction of business.

“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

“Collateral” shall mean all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by any Grantor in or upon which either Revolving Credit Agent or Term Loan Agent at any time has a Lien, and including, without limitation, all proceeds of such property and interests in property; provided, that, in no event (unless Borrower and other Grantors shall after the date hereof otherwise agree), shall the terms “Collateral,” “Term Loan Priority Collateral” and “Revolving Credit Priority Collateral” include the property of Grantors described in Section 5.3 of Revolving Loan Agreement (as in effect on the date hereof).

“Control Collateral” shall mean any Collateral consisting of any Certificated Security, Instrument and Investment Property (each as defined in the UCC), cash and any other Collateral as to which a first priority Lien shall or may be perfected through possession or control of such Collateral by the secured party or any agent therefor or any deposit or securities account in which such Collateral is held, if such Collateral or any such account is in fact in possession or under the control of an Agent or of agents or bailees of such Agent.

“DIP Financing” shall have the meaning set forth in Section 6.2 hereof.

“Discharge of Revolving Loan Obligations” shall mean (a) the termination of the commitments of the Revolving Credit Lenders and the financing arrangements provided by Revolving Credit Agent and the other Revolving Credit Lenders to Grantors under the Revolving Credit Documents, (b) except to the extent otherwise provided in Sections 4.1 and 4.2, the final

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payment in full in cash in respect of the Revolving Loan Obligations (other than the Revolving Loan Obligations described in clause (c) of this definition), (c) payment in full in cash of cash collateral, or at Revolving Credit Agent’s option, the delivery to Revolving Credit Agent of a letter of credit payable to Revolving Credit Agent, in either case as required under the terms of the Revolving Loan Agreement, in respect of letters of credit issued under the Revolving Credit Documents, Revolving Credit Bank Product Obligations, continuing obligations of Revolving Credit Agent and Revolving Credit Lenders under control agreements and other contingent Revolving Loan Obligations in an aggregate amount for clauses (a), (b) and (c) above not to exceed the Maximum Revolving Loan Priority Debt Amount. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, the Revolving Loan Obligations, Revolving Credit Agent or any other Revolving Credit Secured Party is required to surrender or return such payment or proceeds to any person for any reason, then the Revolving Loan Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by such Revolving Credit Agent or other Revolving Credit Secured Party, as the case may be, and no Discharge of Revolving Loan Obligations shall be deemed to have occurred.

“Discharge of Term Loan Obligations” shall mean, except to the extent otherwise provided in Sections 4.1 and 4.2, the final payment in full in cash of the Term Loan Obligations, including the payment in full in cash of cash collateral, or at Term Loan Agent’s option, the delivery to Term Loan Agent of a letter of credit payable to Term Loan Agent, in either case as required under the terms of the Term Loan Agreement, in respect of Term Loan Bank Product Obligations, and continuing obligations of Term Loan Agent and Term Loan Secured Parties under control agreements and other contingent Term Loan Obligations in an aggregate amount not to exceed the Maximum Term Loan Priority Debt Amount. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, the Term Loan Obligations, Term Loan Agent or any other Term Loan Secured Party is required to surrender or return such payment or proceeds to any person for any reason, then the Term Loan Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by such Term Loan Agent or other Term Loan Secured Party, as the case may be, and no Discharge of Term Loan Obligations shall be deemed to have occurred.

“Documents” shall mean, collectively, the Revolving Credit Documents and the Term Loan Documents; sometimes referred to herein individually as a “Document”.

“Enforcement” shall mean, collectively or individually for one or both of the Revolving Credit Agent and the Term Loan Agent, when a Revolving Credit Default or Term Loan Default, as the case may be, has occurred and is continuing, to repossess, or exercise any remedies with respect to, any material amount of Collateral or commence the enforcement of any of the rights and remedies under the Revolving Credit Documents, the Term Loan Documents or under any applicable law, but in all cases excluding the imposition of a default rate or late fee.

“Equipment” shall mean: (a) all “equipment” as defined in Article 9 of the UCC, (b) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC), and (c) all accessions or additions thereto,

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all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

“Equipment Access Period” shall mean the period, which commences on the day that Revolving Credit Agent provides Term Loan Agent with written notice of its election to request access pursuant to Section 8.2 below and ends on the 120th day after the date of such notice (such date, the “Equipment Access Period Commencement Date”) plus, such number of days, if any, after the Equipment Access Period Commencement Date that the Revolving Credit Agent is stayed or otherwise prohibited by law or court order from exercising remedies with respect to Revolving Credit Priority Collateral, or (ii) the date on which all or substantially all of the Revolving Credit Priority Collateral for which the use of such Equipment is necessary or desirable is sold, collected or liquidated, or (iii) the date on which the Discharge of Revolving Loan Obligations occurs or (iv) the date on which the Revolving Credit Default that was the subject of such notice triggering the Equipment Access Period has been cured to the satisfaction of the Revolving Credit Agent, or waived in writing by the Revolving Credit Agent.

“Grantors” shall mean, collectively, Borrower, Guarantors and each Subsidiary of Borrower or Guarantors that shall have created or purported to create a Lien on its assets to secure any Revolving Loan Obligations or Term Loan Obligations, together with their respective successors and assigns; sometimes being referred to herein individually as a “Grantor”.

“Guarantors” shall mean, collectively, (a) HH Gregg Distributing LLC, an Indiana limited liability company, and (b) any other person that at any time after the date hereof becomes a party to a guarantee in favor of the Revolving Credit Agent or the Revolving Credit Lenders in respect of any of the Revolving Loan Obligations or the Term Loan Agent or the Term Loan Lenders in respect of any of the Term Loan Obligations, and (c) their respective successors and assigns; sometimes being referred to herein individually as a “Guarantor”.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, commodity prices, or the value of foreign currencies.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of their respective assets, (c) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to any Grantor or any or all of its assets or properties, (d) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (e) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements,

4

rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

“Maximum Priority Revolving Credit Bank Product Obligations” shall mean, as of any date of determination, the amount of the Revolving Loan Obligations constituting Revolving Credit Bank Product Obligations that is in excess of any reserve established with respect thereto by Revolving Credit Agent under the terms of the Revolving Loan Agreement outstanding on such date, up to $11,000,000 in the aggregate at any one time outstanding.

“Maximum Priority Revolving Loan Debt Amount” shall mean, as of any date of determination, (a) the sum of (i) $137,500,000, plus (b) any interest on such amount (and including, without limitation, any interest which would accrue and become due but for the commencement of Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), plus (c) the Maximum Priority Revolving Credit Bank Product Obligations, plus (d) any fees, costs, expenses and indemnities payable under any of the Revolving Credit Documents (and including, without limitation, any fees, costs, expenses and indemnities which would accrue and become due but for the commencement of Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), minus (e) the aggregate amount of all permanent reductions of the Commitments under (and as defined in) the Revolving Loan Agreement made from and after the date hereof.

“Maximum Priority Term-Loan Debt Amount” shall mean, as of any date of determination, (a) the sum of the amount of $110,000,000 plus the amount of any Incremental Loans (as such term is defined in the Term Loan Agreement) made pursuant to and under the terms of the Term Loan Agreement not to exceed the principal amount of $55,000,000, plus (b) any interest on such amount (and including, without limitation, any interest which would accrue and become due but for the commencement of Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), plus (c) the Maximum Priority Term Loan Bank Product Obligations, plus (d) any fees, costs, expenses and indemnities payable under any of the Term Loan Documents (and including, without limitation, any fees, costs, expenses and indemnities which would accrue and become due but for the commencement of Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), minus (e) the aggregate amount of all principal payments and prepayments of the Term Loan Obligations actually received by Term Loan Agent or the Term Loan Lenders.

“Maximum Priority Term Loan Bank Product Obligations” shall mean, as of any date of determination, the amount of the Term Loan Obligations constituting Term Loan Bank Product Obligations outstanding on such date, up to $10,000,000 in the aggregate at any one time outstanding.

“Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including, without imitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability

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partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

“Recovery” shall have the meaning set forth in Section 6.8 hereof.

“Revolving Credit Agent” shall mean Wachovia Capital Finance Corporation (Central), and its successors and assigns, in its capacity as administrative and collateral agent pursuant to the Revolving Credit Documents acting for and on behalf of the other Revolving Credit Secured Parties and any successor or replacement agent appointed pursuant to the Revolving Credit Documents.

“Revolving Credit Bank Product Obligations” shall mean with respect to any Grantor, the obligations of such Grantor in connection with any one or more of the following types of services or facilities extended to Grantor by Revolving Credit Agent, any Revolving Loan Lender and any of their respective Affiliates: (a) credit cards, (b) ACH Transactions (as such term is defined in the Revolving Loan Agreement), (b) any overdrafts, cash management or related services, and (c) Hedging Transactions (as such term is defined in the Revolving Loan Agreement), which obligations are “Obligations” under the terms of the Revolving Credit Documents.

“Revolving Credit Default” shall mean an “Event of Default” as defined in the Revolving Credit Agreement.

“Revolving Credit Documents” shall mean, collectively, the Revolving Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Grantor or any other person to, with or in favor of any Revolving Credit Secured Party in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Revolving Loan Obligations).

“Revolving Credit Lenders” shall mean, collectively, any person party to the Revolving Credit Documents as a lender (and including any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Revolving Loan Obligations or is otherwise party to the Revolving Credit Documents as a lender); sometimes being referred to herein individually as a “Revolving Credit Lender”.

“Revolving Credit Priority Collateral” shall mean all “Collateral” as described in Annex A.

“Revolving Credit Secured Parties” shall mean, collectively, (a) the Revolving Credit Agent, (b) the Revolving Credit Lenders, (c) the issuing bank or banks of letters of credit or similar instruments under the Revolving Loan Agreement, (d) each other person to whom any of the Revolving Loan Obligations (including Revolving Loan Obligations constituting Revolving Credit Bank Product Obligations) is owed and (e) the successors, replacements and assigns of

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each of the foregoing; sometimes being referred to herein individually as a “Revolving Credit Secured Party”.

“Revolving Loan Agreement” shall mean the Amended and Restated Loan and Security Agreement, dated of even date herewith, by and among Borrower, Guarantor, Revolving Credit Agent and Revolving Credit Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Revolving Loan Obligations” shall mean all “Obligations” as such term is defined in the Revolving Loan Agreement, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor to any Revolving Credit Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Revolving Credit Documents and Revolving Credit Bank Product Obligations, whether now existing or hereafter arising, whether arising before during or after the initial or any renewal term of the Revolving Credit Documents or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding (and including, without limitation any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Subsidiary” shall mean any “Subsidiary” of Borrower or Guarantor as defined in the Revolving Loan Agreement.

“Secured Parties” shall mean collectively, the Revolving Credit Secured Parties and the Term Loan Secured Parties; sometimes being referred to herein individually as a “Secured Party”.

“Term Loan Agent” shall mean Wachovia Bank, National Association, and its successors and assigns, in its capacity as administrative and collateral agent under the Term Loan Documents, acting for and on behalf of the Term Loan Secured Parties under the Term Loan Documents, and any successor or replacement agent appointed pursuant to the terms of the Term Loan Documents.

“Term Loan Agreement” shall mean the Credit Agreement, dated of even date herewith, by and among Borrower, Term Loan Agent and Term Loan Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Term Loan Bank Product Obligations” shall mean with respect to any Grantor, the obligations of such Grantor in connection with any one or more of the following types of services or facilities extended to Grantor by Term Loan Agent, any Term Loan Lender and any of their respective Affiliates: (to the extent such Term Loan Agent, Term Loan Lender or Affiliate is not (nor are any of its Affiliates) a party to the Revolving Loan Agreement): (a) credit cards, (b) ACH Transactions (as such term is defined in the Term Loan Agreement (b) any

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overdrafts, cash management or related services, and (c) Hedging Transactions (as such term is defined in the Term Loan Agreement), which obligations are “Obligations” under the terms of the Term Loan Documents.

“Term Loan Obligations” shall mean all “Obligations” as such term is defined in the Term Loan Agreement, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor to any Term Loan Secured Party in its capacity as a Term Loan Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Term Loan Documents and Term Loan Bank Product Obligations, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Term Loan Documents or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Insolvency Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Term Loan Default” shall mean an “Event of Default” as defined in the Term Loan Agreement.

“Term Loan Documents” shall mean, collectively, the Term Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Grantor or any other person to, with or in favor of any Term Loan Secured Party in connection therewith or. related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Term Loan Obligations).

“Term Loan Lenders” shall mean, collectively, any person party to the Term Loan Documents as a lender (and including any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Term Loan Obligations or is otherwise party to the Term Loan Documents as a lender); sometimes being referred to herein individually as a “Term Loan Lender”.

“Term Loan Priority Collateral” shall mean all of the Collateral other than the Revolving Credit Priority Collateral.

“Term Loan Secured Parties” shall mean, collectively, (a) the Term Loan Agent, (b) the Term Loan Lenders, (c) each other person to whom any of the Term Loan Obligations is owed and (d) the successors, replacements and assigns of each of the foregoing; sometimes being referred to herein individually as a “Term Loan Secured Party”.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

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1.2 Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, and as to Borrower, any Guarantor or any other Grantor shall be deemed to include a receiver, trustee or debtor-in-possession on behalf of any of such person or on behalf of any such successor or assign, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2. Lien Priorities.

2.1 Acknowledgment of Liens.

(a) Revolving Credit Agent, on behalf of itself and each Revolving Credit Secured Party, hereby acknowledges that Term Loan Agent, acting for and on behalf of itself and the Term Loan Secured Parties, has been granted Liens upon all of the Collateral pursuant to the Term Loan Agreements to secure the Term Loan Obligations.

(b) Term Loan Agent, on behalf of itself and each Term Loan Secured Party, hereby acknowledges that Revolving Credit Agent, acting for and on behalf of itself and the Revolving Credit Secured Parties, has been granted Liens upon all of the Collateral pursuant to the Revolving Loan Agreements to secure the Revolving Loan Obligations.

2.2 Relative Priorities.

(a) Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Revolving Credit Agent or the Revolving Credit Secured Parties or the Term Loan Agent or the Term Loan Secured Parties and notwithstanding any provision of the UCC, or any applicable law or any provisions of the Revolving Credit Documents or the Term Loan Documents or any other circumstance whatsoever:

(i) The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, hereby agrees that: (A) any Lien on the Revolving Credit Priority Collateral securing the Revolving Loan Obligations (other than the amount thereof that exceeds the Maximum Priority Revolving Loan Debt Amount) now or hereafter held by or for the benefit or on behalf of any Revolving Credit Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Revolving Credit

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Priority Collateral securing the Term Loan Obligations now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor; and (B) any Lien on the Revolving Credit Priority Collateral securing any of the Term Loan Obligations now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Revolving Credit Priority Collateral securing any Revolving Loan Obligations (other than the amount thereof that exceeds the Maximum Priority Revolving Loan Debt Amount).

(ii) The Revolving Credit Agent, for itself and on behalf of the other Revolving Credit Secured Parties, hereby agrees that: (A) any Lien on the Term Loan Priority Collateral securing the Term Loan Obligations (other than the amount thereof that exceeds the Maximum Priority Term Loan Debt Amount) now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Term Loan Priority Collateral securing the amount of the Revolving Loan Obligations now or hereafter held by or for the benefit or on behalf of any Revolving Credit Secured Party or any agent or trustee therefor; and (B) any Lien on the Term Loan Priority Collateral securing any of the Revolving Loan Obligations now or hereafter held by or for the benefit or on behalf of any Revolving Credit Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Term Loan Priority Collateral securing any Term Loan Obligations (other than the amount thereof that exceeds the Maximum Priority Term Loan Debt Amount).

(iii) The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, hereby agrees that: (A) any Lien on the Revolving Credit Priority Collateral securing the amount of the Revolving Loan Obligations in excess of the Maximum Priority Revolving Loan Debt Amount now or hereafter held by or for the benefit or on behalf of any Revolving Credit Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Revolving Credit Priority Collateral securing the amount of the Term Loan Obligations in excess of the Maximum Priority Term Loan Debt Amount now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor; and (B) any Lien on the Revolving Credit Priority Collateral securing any of the Term Loan Obligations in excess of the Maximum Priority Term Loan Debt Amount now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Revolving Credit Priority Collateral securing the amount of any Revolving Loan Obligations in excess of the Maximum Priority Revolving Loan Debt Amount.

(iv) The Revolving Credit Agent, for itself and on behalf of the other Revolving Credit Secured Parties, hereby agrees that: (A) any Lien on the Term Loan Priority Collateral securing the amount of Term Loan Obligations in excess of the Maximum Priority Term Loan Debt Amount now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Term Loan Priority Collateral securing the amount of any

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Revolving Loan Obligations in excess of the Maximum Priority Revolving Loan Debt Amount now or hereafter held by or for the benefit or on behalf of any Revolving Credit Secured Party or any agent or trustee therefor; and (B) any Lien on the Term Loan Priority Collateral securing the amount of any of the Revolving Loan Obligations in excess of the Maximum Priority Revolving Loan Debt Amount now or hereafter held by or for the benefit or on behalf of any Revolving Credit Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Term Loan Priority Collateral securing the amount of any Term Loan Obligations in excess of the Maximum Priority Term Loan Debt Amount.

(v) The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, hereby agrees that: (A) any Lien on the Term Loan Priority Collateral securing the Revolving Loan Obligations (other than the amount thereof that exceeds the Maximum Priority Revolving Loan Debt Amount) now or hereafter held by or for the benefit or on behalf of any Revolving Credit Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Term Loan Priority Collateral securing the portion of the Term Loan Obligations in excess of the Maximum Priority Term Loan Debt Amount now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor; and (B) any Lien on the Term Loan Priority Collateral securing the portion of the Term Loan Obligations in excess of the Maximum Priority Term Loan Debt Amount now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Term Loan Priority Collateral securing the Revolving Loan Obligations (other than the amount thereof that exceeds the Maximum Priority Revolving Loan Debt Amount).

(vi) The Revolving Credit Agent, for itself and on behalf of the other Revolving Credit Secured Parties, hereby agrees that: (A) any Lien on the Revolving Credit Priority Collateral securing the Term Loan Obligations (other than the amount thereof that exceeds the Maximum Priority Term Loan Debt Amount) now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Revolving Credit Priority Collateral securing the portion of the Revolving Loan Obligations in excess of the Maximum Priority Revolving Loan Debt Amount now or hereafter held by or for the benefit or on behalf of any Revolving Credit Secured Party or any agent or trustee therefor; and (B) any Lien on the Revolving Credit Priority Collateral securing the portion of the Revolving Loan Obligations in excess of the Maximum Priority Revolving Loan Debt Amount now or hereafter held by or for the benefit or on behalf of any Revolving Credit Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Revolving Credit Priority Collateral securing the Term Loan Obligations (other than the amount thereof that exceeds the Maximum Priority Term Loan Debt Amount).

(b) The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal,

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restatement or refinancing of the Term Loan Obligations nor any action or inaction which any Agents or Secured Parties may take or fail to take in respect of the Collateral.

(c) The priorities set forth in this Section 2.2 shall apply to the Liens of the Revolving Credit Agent and Term Loan Agent on the Collateral, notwithstanding (i) any failure of the Revolving Credit Agent, any Revolving Credit Secured Party, Term Loan Agent or any Term Loan Secured Party to adequately perfect its security interests in the Collateral, (ii) the subordination of any Lien on the Collateral to any Lien securing any other obligation of any Grantor, and (iii) the avoidance, invalidation or lapse of any Lien on the Collateral.

2.3 Prohibition on Contesting Liens. Each of the Revolving Credit Agent, for itself and on behalf of the other Revolving Credit Secured Parties, and the Term Loan Agent, for itself and ; on behalf of the other Term Loan Secured Parties, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or for the benefit or on behalf of any Revolving Credit Secured Party in any Collateral or by or on behalf of any Term Loan Secured Party in any Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the any Revolving Credit Secured Party or Term Loan Secured Party to enforce this Agreement.

2.4 No New Liens.

(a) The parties hereto agree that, after the date hereof, if any Term Loan Secured Party shall hold any Lien on any Collateral securing any Term Loan Obligations that is not also subject to the Lien of the Revolving Credit Agent under the Revolving Credit Documents (unless as a result of the written waiver by Revolving Credit Agent of such Lien), such Term Loan Secured Party, without the need for any further consent of any other Term Loan Secured Party and notwithstanding anything to the contrary in any other Document, be deemed to also hold and have held such Lien for the benefit of the Revolving Credit Agent as security for the Revolving Loan Obligations (subject to the lien priorities set forth in Section 2.2 above) and shall promptly notify the Revolving Credit Agent of the existence of such Lien. To the extent that the provisions of this Section 2.4(a) are not complied with for any reason, without limiting any other right or remedy available to the Revolving Credit Agent or any other Revolving Credit Secured Party, the Term Loan Agent agrees, for itself and on behalf of the other Term Loan Secured Parties, that any amount received by or distributed to any Term Loan Secured Party pursuant to or as a result of any Lien granted in contravention of this Section shall be subject to Section 4 hereof.

(b) The parties hereto agree that, after the date hereof, if any Revolving Credit Secured Party shall hold any Lien on any Collateral securing any Revolving Loan Obligations that is not also subject to the first priority Lien of the Term Loan Agent under the Term Loan Documents (unless as a result of the written waiver by Term Loan Agent of such Lien), such Revolving Credit Secured Party, without the need for any further consent of any other Revolving Credit Secured Party and notwithstanding anything to the contrary in any other Document, be deemed to also hold and have held such Lien for the benefit of the Term Loan Agent as security for the Term Loan Obligations (subject to the lien priorities set forth in Section 2.2 above) and shall promptly notify the Term Loan Agent of the existence of such Lien. To the extent that the

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provisions of this Section 2.4(b) are not complied with for any reason, without limiting any other right or remedy available to the Term Loan Agent or any other Term Loan Secured Party, the Revolving Credit Agent agrees, for itself and on behalf of the other Revolving Credit Secured Parties, that any amount received by or distributed to any Revolving Credit Secured Party pursuant to or as a result of any Lien granted in contravention of this Section shall be subject to Section 4 hereof.

2.5 Similar Liens and Agreements. The parties hereto agree, subject to the other provisions of this Agreement, upon request by the Revolving Credit Agent or the Term Loan Agent, as the case may be, to advise the other from time to time of the Collateral for which such party has taken steps to perfect its Liens and to identify the parties obligated under the Revolving Credit Documents or Term Loan Documents, as the case may be.

Section 3. Enforcement.

3.1 Exercise of Rights and Remedies.

(a) So long as the Discharge of the Revolving Loan Obligations has not occurred, the Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties:

(i) will not, directly or indirectly, enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff or notification of account debtors) with respect to any Revolving Credit Priority Collateral (including the enforcement of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement to which the Term Loan Agent or any other Term Loan Secured Party is a party) or otherwise realize upon (judicially or non-judicially) its Lien on the Revolving Credit Priority Collateral or commence any legal proceeding with respect to any Revolving Credit Priority Collateral; provided, that, subject at all times to the provisions of Section 4 of this Agreement, the Term Loan Agent may enforce or exercise any or all such rights and remedies with respect to the Revolving Credit Priority Collateral, after a period ending one hundred twenty (120) days after the date of the receipt by Revolving Credit Agent of written notice from Term Loan Agent certifying that (A) a Term Loan Default has occurred and is continuing and (B) that either the Term Loan Obligations are due and payable in full (whether by acceleration or otherwise) or Term Loan Agent is taking other action to enforce rights and remedies after a Term Loan Default, so long as the Revolving Credit Agent or any other Revolving Credit Secured Party is not diligently pursuing in good faith the exercise of its enforcement rights or remedies against Grantors and/or the Revolving Credit Priority Collateral (including, without limitation, any of the following: solicitation of bids from third parties to conduct the liquidation of all or any material portion of the Revolving Credit Priority Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or any material portion of the Revolving Credit Priority Collateral, the notification of account debtors to make payments to the Revolving Credit Agent or its agents, the initiation of any action to take possession of all or any material portion of the Collateral or the commencement of any legal proceedings or actions against or with respect to all or any material portion of the Revolving Credit Priority Collateral);

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(ii) will not contest, protest or object to any foreclosure action or proceeding brought by the Revolving Credit Agent or any other Revolving Credit Secured Party, or any other enforcement or exercise by any Revolving Credit Secured Party of any rights or remedies relating to the Revolving Credit Priority Collateral under the Revolving Credit Documents or otherwise, so long as the Liens of Term Loan Agent attach to the proceeds thereof subject to the relative priorities set forth in Section 2.1 and such actions or proceedings are being pursued in good faith;

(iii) subject to the Term Loan Secured Parties’ rights under Section 3.1 (a)(i) above, will not object to the forbearance by the Revolving Credit Agent or the other Revolving Credit Secured Parties from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to any of the Revolving Credit Priority Collateral;

(iv) will not, except for actions permitted under Section 3.1(a)(i) above, take or receive any Revolving Credit Priority Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or remedy (including any right of setoff) with respect to any Revolving Credit Priority Collateral or in connection with any insurance policy award or any condemnation award (or deed in lieu of condemnation);

(v) will not take any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of remedies with respect to the Revolving Credit Priority Collateral under the Revolving Credit Documents, including any sale or other disposition of any Revolving Credit Priority Collateral, whether by foreclosure or otherwise and acknowledges and agrees that no covenant, agreement or restriction contained in any Term Loan Document shall be deemed to restrict in any way the rights and remedies of the Revolving Credit Agent or the other Revolving Credit Secured Parties with respect to the Revolving Credit Priority Collateral as set forth in this Agreement and the Revolving Credit Documents;

(vi) will not object to the manner in which the Revolving Credit Agent or any other Revolving Credit Secured Party may seek to enforce or collect the Revolving Loan Obligations or the Liens of such Revolving Credit Secured Party with respect to the Revolving Credit Priority Collateral, regardless of whether any action or failure to act by or on behalf of the Revolving Credit Agent or any other Revolving Credit Secured Party is, or could be, adverse to the interests of the Term Loan Secured Parties, and will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Revolving Credit Priority Collateral or any other rights a junior secured creditor may have under applicable law with respect to the matters described in this clause (vi), provided that at all times Revolving Credit Agent is acting in good faith; and

(vii) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any Revolving Loan Obligations or any Lien of Revolving Credit Agent or this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

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(b) So long as the Discharge of Term Loan Obligations has not occurred, the Revolving Credit Agent, for itself and on behalf of the other Revolving Credit Secured Parties:

(i) will not directly or indirectly enforce or exercise, or seek to enforce or exercise, any rights or remedies with respect to any Term Loan Priority Collateral (other than the. enforcement of any rights under any lockbox agreement, account control agreement, landlord’s agreement or other agreement to the extent of the Revolving Credit Priority Collateral that is deposited therein or located thereon) or otherwise realize upon (judicially or non-judicially) its Lien upon the Term Loan Priority Collateral or commence any legal proceeding with respect to any Term Loan Priority Collateral; provided, that, subject at all times to the provisions of Section 4 of this Agreement, the Revolving Credit Agent may enforce or exercise any or all such rights and remedies with respect to the Term Loan Collateral, after a period ending one hundred twenty (120) days after the date of the receipt by Term Loan Agent of written notice from Revolving Credit Agent certifying that (A) a Revolving Credit Default has occurred and is continuing and (B) that either the Revolving Loan Obligations are due and payable in full (whether by acceleration or otherwise) or Revolving Credit Agent is taking other action to enforce rights and remedies after a Revolving Credit Default, so long as the Term Loan Agent or any other Term Loan Secured Party is not diligently pursuing in good faith the exercise of its enforcement rights or remedies against Grantors and/or the Term Loan Priority Collateral (including, without limitation, any of the following: solicitation of bids from third parties to conduct the liquidation of all or any material portion of the Term Loan Priority Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or any material portion of the Term Loan Priority Collateral, the notification of account debtors to make payments to the Term Loan Agent or its agents, the initiation of any action to take possession of all or any material portion of the Term Loan Priority Collateral or the commencement of any legal proceedings or actions against or with respect to all or any material portion of the Term Loan Priority Collateral);

(ii) will not contest, protest or object to any foreclosure action or proceeding brought by the Term Loan Agent or any other Term Loan Secured Party, or any other enforcement or exercise by any Term Loan Secured Party of any rights or remedies relating to the Term Loan Priority Collateral under the Term Loan Documents or otherwise, so long as the Liens of Revolving Credit Agent attach to the proceeds thereof subject to the relative priorities set forth in Section 2.1 and such actions or proceedings are being pursued in good faith;

(iii) subject to the Revolving Credit Secured Parties’ rights under Section 3.1 (b)(i) above, will not object to the forbearance by the Term Loan Agent or the other Term Loan Secured Parties from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to any of the Term Loan Priority Collateral;

(iv) will not, except for actions permitted under Section 3.1(b)(i) above, take or receive any Term Loan Priority Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or remedy (including any right of setoff) with respect to any Term Loan Priority Collateral or in connection with any insurance policy award or any condemnation award (or deed in lieu of condemnation);

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(v) will not take any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of remedies with respect to the Term Loan Priority Collateral under the Term Loan Documents, including any sale or other disposition of any Term Loan Priority Collateral, whether by foreclosure or otherwise and acknowledges and agrees that no covenant, agreement or restriction contained in any Revolving Loan Document shall be deemed to restrict in any way the rights and remedies of the Term Loan Agent or the other Term Loan Secured Parties with respect to the Term Loan Priority Collateral as set forth in this Agreement and the Term Loan Documents;

(vi) will not object to the manner in which the Term Loan Agent or any other Term Loan Secured Party may seek to enforce or collect the Term Loan Obligations or the Liens of such Term Loan Secured Party on the Term Loan Priority Collateral, regardless of whether any action or failure to act by or on behalf of the Term Loan Agent or any other Term Loan Secured Party is, or could be, adverse to the interests of the Revolving Credit Secured Parties, and will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Term Loan Priority Collateral or any other rights a junior secured creditor may have under applicable law with respect to the matters described in this clause (vi), provided that at all times Term Loan Agent is acting in good faith; and

(vii) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any Term Loan Obligations or any Lien of Term Loan Agent or this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

3.2 Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, either Agent and the Secured Parties on whose behalf such Agent acts, may exercise rights and remedies as an unsecured creditor against any Grantor in accordance with the terms of their respective Documents and applicable law; for purposes hereof, any judgment lien obtained by exercise of such rights and remedies shall be subject to the terms and conditions of this Agreement, including without limitation Section 3.1 hereof. Nothing in this Agreement shall prohibit the receipt by either Agent or any other Secured Parties of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by such Agent or any other Secured Party of foreclosure rights or other remedies as a secured creditor or enforcement in contravention of this Agreement of any Lien held by any of them or any other act or omission in contravention of this Agreement.

3.3 Release of Second Priority Liens.

(a) Notwithstanding anything to the contrary contained in any of the Documents, after the occurrence of a Term Loan Default or Revolving Credit Default, as the case may be, or an Insolvency or Liquidation Proceeding, only the Agent with the senior Lien in the Collateral shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of such Collateral. The Agent with the junior Lien on any Collateral shall:

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(i) be deemed to have automatically and without further action released and terminated any Liens it may have on such Collateral to the extent such Collateral is sold or otherwise disposed of either by the Agent with the senior Lien on such Collateral, any agent of such Agent, or any Grantor with the consent of such Agent, provided, that the Liens of the Agent with such senior Lien on the Collateral so sold or disposed of are released at the same time,

(ii) be deemed to have authorized the Agent with the senior Lien on such Collateral to file UCC amendments and terminations covering the Collateral so sold or otherwise disposed of with respect to the UCC financing statements between any Grantor and the Agent with the junior Lien thereon to evidence such release and termination,

(iii) promptly upon the request of the Agent with the senior Lien thereon, execute and deliver such other release documents and confirmations of the authorization to file UCC amendments and terminations provided for herein, in each case as the Agent with the senior Lien thereon may require in connection with such sale or other disposition by such Agent, such Agent’s agents or any Grantor with the consent of such Agent to evidence and effectuate such termination and release; provided, that, any such release or UCC amendment or termination by or on behalf of the Agent with the junior Lien thereon shall not extend to or otherwise affect any of the rights, if any, of such Agent with the junior Lien to the proceeds from any such sale or other disposition of Collateral in accordance with this Agreement; and

(iv) be deemed to have consented under the Documents of the Agent with the junior Lien thereon and the Secured Parties for whom such Agent is acting to such sale or other disposition, except that to the extent that such sale or other disposition is of any capital stock or other equity interest in any Grantor, the foregoing shall not be construed to waive any Event of Default arising as a result of a Change of Control (as such term is defined in the Documents governing the obligations giving rise to the junior liens) or to limit any rights of the Agent or Secured Parties with the junior liens as a result of such Change of Control.

(b) Each Agent with the junior Lien on any Collateral, for itself and on behalf of the other Secured Parties for whom such Agent is acting, hereby irrevocably constitutes and appoints the other Agent and any officer or agent of such Agent, with full power of substitution, as:its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Agent with the junior Lien or in the name of the Agent with the junior Lien, from time to time in the discretion of the Agent holding the senior Lien, for the purpose of carrying out the terms of this Section 3.3, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 3.3, including any termination statements, endorsements or other instruments of transfer or release. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms. Nothing contained in this Agreement shall be construed to modify the obligation of the Agent with the senior Lien to act in a commercially reasonable manner in the exercise of its rights to sell, lease, license, exchange, transfer or otherwise dispose of any Collateral.

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3.4 Insurance and Condemnation Awards.

(a) So long as the Discharge of Revolving Loan Obligations has not occurred, (i) the Revolving Credit Agent and the other Revolving Credit Secured Parties shall have the sole and exclusive right, subject to the rights of Grantors under the Revolving Credit Documents, to settle and adjust claims in respect of the Revolving Credit Priority Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation in respect of the Revolving Credit Priority Collateral and (ii) all proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall (A) first, be paid to the Revolving Credit Agent for the benefit of the Revolving Credit Secured Parties to the extent required under the Revolving Credit Documents, (B) second, be paid to the Term Loan Agent for the benefit of the Term Loan Secured Parties to the extent required under the applicable Term Loan Documents, and (C) third, if no Term Loan Obligations or Revolving Loan Obligations is outstanding, be paid to the owner of the subject property or as a court of competent jurisdiction may otherwise direct or may otherwise be required by applicable law. Until the Discharge of Revolving Loan Obligations, if the Term Loan Agent or any other Term Loan Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment with respect to any Revolving Credit Priority Collateral in contravention of this Section 3.4(a), it shall pay such proceeds over to the Revolving Credit Agent in accordance with the terms of Section 4.2 hereof.

(b) So long as the Discharge of the Term Loan Obligations has not occurred (i) the Term Loan Agent and the other Term Loan Secured Parties shall have the sole and exclusive right, subject to the rights of Grantors under the Term Loan Documents, to settle and adjust claims in respect of the Term Loan Priority Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation in respect of the Term Loan Priority Collateral and (ii) all proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall (A) first, be paid to the Term Loan Agent for the benefit of the Term Loan Secured Parties to the extent required under the applicable Term Loan Documents, (B) second, be paid to Revolving Credit Agent for the benefit of the Revolving Credit Secured Parties to the extent required under the Revolving Credit Documents, and (C) third, if no Revolving Loan Obligations or Term Loan Obligations is outstanding, be paid to the owner of the subject property or as a court of competent jurisdiction may otherwise direct or may otherwise be required by applicable law. Until the Discharge of Term Loan Obligations, if the Revolving Credit Agent or any other Revolving Credit Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment with respect to any Term Loan Priority Collateral in contravention of this Section 3.4(b), it shall pay such proceeds over to the Term Loan Agent in accordance with the terms of Section 4.2 hereof.

(c) To the extent that any single claim, award or deed in lieu of condemnation covers or applies to assets or property which constitutes both Revolving Credit Priority Collateral and Term Loan Priority Collateral, then Agents will cooperate and work in good faith to collect, settle or adjust amounts under such insurance policy in accordance with the priorities set forth in this Agreement.

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Section 4. Payments.

4.1 Application of Proceeds.

(a) The Revolving Credit Priority Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Revolving Credit Priority Collateral upon the exercise of remedies or in connection with any Insolvency or Liquidation Proceeding, shall be applied in the following order of priority:

(i) first, to the Revolving Loan Obligations (other than the amount thereof in excess of the Maximum Priority Revolving Loan Debt Amount) and for cash collateral as required under the Revolving Credit Documents, and in such order as specified in the relevant Revolving Credit Documents until the Discharge of Revolving Loan Obligations has occurred;

(ii) second, to the Term Loan Obligations (other than the amount thereof in excess of the Maximum Priority Term Loan Debt Amount) in such order as specified in the relevant Term Loan Documents until the Discharge of Term Loan Obligations has occurred;

(iii) third, to the amount of the Revolving Loan Obligations in excess of the Maximum Priority Revolving Loan Debt Amount until such amount is paid in full in cash;

(iv) fourth, to the amount of the Term Loan Obligations in excess of the Maximum Priority Term Loan Debt Amount until such amount is paid in full in cash.

(b) The Term Loan Priority Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Term Loan Priority Collateral upon the exercise of remedies or in connection with an Insolvency or Liquidation Proceeding, shall be applied in the following order of priority:

(i) first, to the Term Loan Obligations (other than the amount thereof in excess of the Maximum Priority Term Loan Debt Amount) and for cash collateral as required under the Term Loan Documents, and in such order as specified in the relevant Term Loan Documents until the Discharge of Term Loan Obligations has occurred;

(ii) second, to the Revolving Loan Obligations (other than the amount thereof in excess of the Maximum Priority Revolving Loan Debt Amount) in such order as specified in the relevant Revolving Credit Documents until the Discharge of Revolving Loan Obligations has occurred;

(iii) third, to the amount of the Term Loan Obligations in excess of the Maximum Priority Term Loan Debt Amount until such amount is paid in full in cash;

(iv) fourth, to the amount of the Revolving Loan Obligations in excess of the Maximum Priority Revolving Loan Debt Amount until such amount is paid in full in cash.

(c) The foregoing provisions of this Agreement are intended solely to govern the respective lien priorities as between the Term Loan Agent and the Revolving Credit Agent and shall not impose on any Agent or any other Secured Party any obligations in respect of the

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disposition of proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law.

4.2 Payments Over.

(a) Whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Term Loan Agent agrees, for itself and on behalf of the other Term Loan Secured Parties, that any Revolving Credit Priority Collateral or proceeds thereof or payment with respect thereto received by the Term Loan Agent or any other Term Loan Secured Party, and including in connection with any right of set-off of any insurance policy claim or any condemnation award (or deed in lieu of condemnation), shall be segregated and held in trust and promptly transferred or paid over to the Revolving Credit Agent for the benefit of the Revolving Credit Secured Parties in the same form as received and in accordance with the priorities set forth in Section 4.1 (a) above, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct. The Revolving Credit Agent is hereby authorized to make any such endorsements or assignments as agent for the Term Loan Agent. This authorization is coupled with an interest and is irrevocable.

(b) Subject to Section 4.2(c) below, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Revolving Credit Agent agrees, for itself and on behalf of the other Revolving Credit Secured Parties, that any Term Loan Priority Collateral or proceeds thereof or payment with respect thereto received by the Revolving Credit Agent or any other Revolving Credit Secured Party, including in connection with any right of set-off of any insurance policy claim or any condemnation award (or deed in lieu of condemnation), shall be segregated and held in trust and promptly transferred or paid over to the Term Loan Agent for the benefit of the Term Loan Secured Parties in the same form as received and in accordance with the priorities set forth in Section 4. l(b) above, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct. The Term Loan Agent is hereby authorized to make any such endorsements or assignments as agent for the Revolving Credit Agent. This authorization is coupled with an interest and is irrevocable.

(c) Notwithstanding anything to the contrary set forth Section 4.2(b) above, to the extent that (i) a Cash Dominion Event (as such term is defined in the Revolving Loan Agreement as in effect on the date hereof) has occurred and is continuing and the Revolving Credit Agent shall have notified the Term Loan Agent in writing of the occurrence of such Cash Dominion Event, and (ii) Term Loan Agent has notified Revolving Credit Agent that cash proceeds with respect to Term Loan Priority Collateral have been deposited into or received into the lockbox, blocked account or any other deposit account under the control of the Revolving Credit Agent (such written request to have been received by Agent no later than thirty (30) days after any such amounts were due and payable by Borrower to Term Loan Secured Parties) of Borrower or any other Grantor and demanding payment thereof, then and in such event, Revolving Credit Agent shall, (i) to the extent there is Excess Availability (as such term is defined in the Revolving Loan Agreement as in effect on the date hereof) under the Revolving Credit Documents, on the date of and after giving effect to any such payment, and (ii) such payment is otherwise permitted by applicable law, pay over to Term Loan Agent on behalf of the Term Loan Secured Parties, the amount of such Term Loan Priority Collateral proceeds requested by Term Loan Agent;

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provided, that, in the event that Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties does not have a valid, enforceable and perfected security interest in such Term Loan Priority Collateral, Borrower and each other Grantor hereby, jointly and severally agree that Revolving Credit Agent shall not have any liability to Borrowers and Grantors and Borrower and each other Grantor hereby waives and releases Revolving Credit Agent from any claims, actions or proceedings as a result of the payment of such proceeds to Term Loan Agent and Term Loan Secured Parties. Borrower and each other Grantor acknowledges and agrees that Revolving Credit Agent may make such advances on behalf of and for the account of Borrower to Term Loan Agent in the event that Revolving Credit Agent is required to make any such payments to Term Loan Agent or as may otherwise be required herein (and Revolving Credit Agent may charge the loan account of Borrower with such amounts), even if after giving effect thereto there are no further loans available to Borrower under the Revolving Loan Agreement (and notwithstanding any dispute or claim between Borrower or any Guarantor and any Term Loan Secured Party) and Borrower and other Grantor hereby waives and releases any claim against any Revolving Credit Agent and each Revolving Credit Lender as a result of any such payment.

Section 5. Bailee for Perfection; Collateral Access Agreements.

5.1 Each Agent as Bailee.

(a) Each Grantor agrees, in accordance with the Documents, to (i) deliver any Control Collateral consisting of Revolving Credit Priority Collateral to the Revolving Credit Agent and (ii) deliver any Control Collateral consisting of Term Loan Priority Collateral to the Term Loan Agent. Notwithstanding the foregoing, with respect to any Control Collateral, each Agent agrees to hold such Control Collateral as bailee and agent for and on behalf of the other Agent solely for the purpose of perfecting the security interest granted to the other Agent in such Control Collateral pursuant to the Revolving Credit Documents or Term Loan Documents, as applicable, subject to the terms and conditions of this Section 5.

(b) The Revolving Credit Agent (on behalf of itself and the Revolving Credit Secured Parties), and the Term Loan Agent (on behalf of itself and the Term Loan Secured Parties) each hereby agrees that:

(i) the Revolving Credit Agent shall, subject to the terms and conditions of this Agreement and the Documents and until the Discharge of the Revolving Loan Obligations have the sole and exclusive right and authority to give instructions to, and otherwise direct, the Term Loan Agent, to the extent that Term Loan Agent is in possession or control of that portion of the Control Collateral that constitutes Revolving Credit Priority Collateral or any control agreement with respect to such Control Collateral and neither the Term Loan Agent nor any Term Loan Secured Party will impede, hinder, delay or interfere with the exercise of such rights by the Revolving Credit Agent in any respect;

(ii) the Term Loan Agent shall, subject to the terms and conditions of this Agreement and the Documents and until the Discharge of the Term Loan Obligations have the sole and exclusive right and authority to give instructions to, and otherwise direct, the Revolving Credit Agent to the extent that the Revolving Credit Agent is in possession or control in respect

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of that portion of the Control Collateral that constitutes Term Loan Priority Collateral or any control agreement with respect to such Control Collateral and neither the Revolving Credit Agent nor any Revolving Credit Secured Party will impede, hinder, delay or interfere with the exercise of such rights by the Revolving Credit Agent in any respect;

(iii) such Agent in possession of the Control Collateral is authorized to take all such actions as are provided to be taken by it hereunder, under any Revolving Credit Document, under any Term Loan Document or as instructed by the Revolving Credit Agent or the Term Loan Agent as provided herein, in each case together with all other actions reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) or in one or more of the Revolving Credit Documents or Term Loan Documents, such Agent shall act or refrain from acting in accordance with written instructions from the Revolving Credit Agent or the Term Loan Agent, as applicable, or, in the absence of such instructions or provisions, in accordance with its reasonable discretion;

(iv) Each Agent shall have no obligation whatsoever to the other Agent or any other Secured Party to ensure that the Control Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5. The duties or responsibilities of each Agent under this Section 5 shall be limited solely to holding the Control Collateral as bailee and agent for and on behalf of the other Agent for purposes of perfecting the Lien held by the other Agent; which duty and responsibility of such Agent in possession or control of the Control Collateral shall fulfill using the same degree of care with respect thereto as it uses for similar property pledged to it as collateral for indebtedness owed to such Agent and such Agent shall have no liability in connection therewith except for its gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction.

(v) each Agent shall not have, by reason of the Revolving Credit Documents, the Term Loan Documents or this Agreement or any other Document, a fiduciary relationship in respect of the other Agent or any of the other Secured Parties and shall not have any liability to the other Agent or any other Secured Party in connection with its holding the Control Collateral, other than for its gross negligence or willful misconduct as determined by a final, non-appealable, order of a court of competent jurisdiction.

5.2 Transfer of Control Collateral.

(a) Upon the Discharge of Revolving Loan Obligations, to the extent permitted under applicable law, upon the request of the Term Loan Agent, the Revolving Credit Agent shall, without recourse or warranty, transfer the possession and control of the Control Collateral, if any, then in its possession or control to Term Loan Agent; except in the event and to the extent (i) Revolving Credit Agent or any other Revolving Credit Secured Party has retained or otherwise acquired such Collateral in full or partial satisfaction of any of the Revolving Loan Obligations, (ii) such Collateral is sold or otherwise disposed of by Revolving Credit Agent or any other Revolving Credit Secured Party or by a Grantor as provided herein of (iii) it is otherwise required by any order of any court or other governmental authority or applicable law or would result in the risk of liability of any Revolving Credit Secured Party to any third party.

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The foregoing provision shall not impose on Revolving Credit Agent or any other Revolving Credit Secured Party any obligations which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law. In connection with any transfer described herein to Term Loan Agent, the Revolving Credit Agent agrees to take reasonable actions in its power (with all costs and expenses in connection therewith to be for the account of the Term Loan Agent and to be paid by Borrower) as shall be reasonably requested by the Term Loan Agent to permit the Term Loan Agent to obtain, for the benefit of the Term Loan Secured Parties, a first priority security interest in the Control Collateral.

(b) Upon the Discharge of Term Loan Obligations, to the extent permitted under applicable law, upon the request of the Revolving Credit Agent, the Term Loan Agent shall, without recourse or warranty, transfer the possession and control of the Control Collateral, if any, then in its possession or Control to Revolving Credit Agent, except in the event and to the extent (i) Term Loan Agent or any other Term Loan Secured Party has retained or otherwise acquired such Collateral in full or partial satisfaction of any of the Term Loan Obligations, (ii) such Collateral is sold or otherwise disposed of by Term Loan Agent or any other Term Loan Secured Party or by a Grantor as provided herein or (iii) it is otherwise required by any order of any court or other governmental authority or applicable law or would result in the risk of liability of any Term Loan Secured Party to any third party. The foregoing provision shall not impose on Term Loan Agent or any other Term Loan Secured Party any obligations which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law. In connection with any transfer described herein to Revolving Credit Agent, the Term Loan Agent agrees to take reasonable actions in its power (with all costs arid expenses in connection therewith to be for the account of the Revolving Credit Agent and to be paid by Borrower) as shall be reasonably requested by the Revolving Credit Agent to permit the Revolving Credit Agent to obtain, for the benefit of the Revolving Credit Secured Parties, a first priority security interest in the Control Collateral.

5.3 Deposit Accounts; Collateral Access Agreements. In the case of any deposit accounts subject to Deposit Account Control Agreements (as such term is defined in the Revolving Loan Credit Documents) or any rights with respect to Collateral obtained by the Revolving Credit Agent pursuant to Collateral Access Agreements (as such term is defined in the Revolving Loan Credit Agreement), after the Discharge of the Revolving Loan Obligations, and to the extent that the Term Loan Obligations remains outstanding, the Revolving Credit Agent agrees, at the request of the Term Loan Agent and at the expense of Grantors, to (i) with respect to deposit accounts, promptly deliver written notice to the bank at which deposit accounts are maintained that (A) such account(s) remain subject to a Lien in favor of the Term Loan Agent and the Revolving Credit Agent is no longer the “Lender Representative” or otherwise entitled to act under such agreement and (B) from the date of the notice and at all times thereafter until the Term Loan Obligations is paid in full or the Term Loan Agent instructs the bank at which the deposit account is maintained otherwise, that the Term Loan Agent is to be deemed the “Lender Representative” for all purposes in connection with such agreement and that the bank is to follow the directions of the Term Loan Agent for all purposes in connection with such deposit accounts, and (ii) with respect to Collateral Access Agreements (as such term is defined in the Revolving Loan Credit Agreement), promptly deliver written notice to the Person party to the applicable Collateral Access Agreement that (A) the Collateral located at such location remains

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subject to a Lien in favor of the Term Loan Agent, and (B) from the date of the notice and at all times thereafter until the Term Loan Agent instructs such party otherwise, the Term Loan Agent is to be deemed the “Agent” or “Lender Representative”, as the case may be, for all purposes in connection with such agreement.

Section 6. Insolvency or Liquidation Proceedings

6.1 General Applicability. This Agreement shall be applicable both before and after the institution of any Insolvency or Liquidation Proceeding. All references herein to Borrower or any other Grantor shall be deemed to apply to any receiver or the trustee for Borrower in any Insolvency or Liquidation Proceeding or such Grantor and Borrower or such Grantor as debtor- in-possession. The relative rights of the Revolving Credit Secured Parties and the Term Loan Secured Parties in or to any distributions from or in respect of any Collateral or proceeds of Collateral shall continue after the institution of any Insolvency or Liquidation Proceeding involving Borrower or any other Grantor, including, without limitation, all converted cases and subsequent cases, on the same basis as prior to the date of such institution, subject to any court order approving the financing of, or use of cash collateral by, Borrower or any other Grantor as debtor-in-possession, or any other court order affecting the rights and interests of the parties hereto not in conflict with this Agreement. This Agreement shall constitute a “subordination agreement” for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency or Liquidation Proceeding in accordance with its terms.

6.2 Bankruptcy Financing. If any Grantor becomes subject to any Insolvency or Liquidation Proceeding, until the Discharge of Revolving Loan Obligations has occurred, the Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that:

(a) each Term Loan Secured Party will not raise any objection to, nor support any other Person objecting to, and will be deemed to have consented to, the use of any Revolving Credit Priority Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law or any post-petition financing, provided by any Revolving Credit Secured Party or any person approved by Revolving Credit Agent under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “DIP Financing”), will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 6.4(b) below and (to the extent that the Liens securing such DIP Financing are senior to or rank pari passu with the Liens of the Revolving Credit Agent) will subordinate (and will be deemed hereunder to have subordinated) the Liens granted to Term Loan Secured Parties in respect of the Revolving Credit Priority Collateral to such DIP Financing on the same terms as such Liens are subordinated to the Liens granted to Revolving Credit Agent hereunder (and such subordination will not alter in any manner the terms of this Agreement), to any adequate protection provided to the Revolving Credit Secured Parties and to any “carve out’ for professional fees and United States Trustee fees, claims of reclamation creditors or holders of claims under Section 503(b) of the Bankruptcy Code agreed to by the Revolving Credit Agent, provided that:

(i) the Revolving Credit Agent does not oppose or object to such use of cash collateral or DIP Financing,

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(ii) the aggregate principal amount of such DIP Financing, together with the Revolving Loan Obligations as of such date, does not exceed the Maximum Priority Revolving Loan Debt Amount, and the DIP Financing is treated as Revolving Loan Obligations hereunder,

(iii) the Liens granted to the Revolving Credit Secured Parties or any person approved by Revolving Credit Agent in connection with such DIP Financing are subject to this Agreement and considered to be Liens of Revolving Credit Agent for purposes hereof,

(iv) the Term Loan Agent retains a Lien on the Revolving Credit Priority Collateral (including proceeds thereof) with the same priority as existed prior to such Insolvency or Liquidation Proceeding (except to the extent of any “carve out” agreed to by the Revolving Credit Agent),

(v) the Term Loan Agent receives replacement Liens on all post-petition assets of any Grantor in which any of the Revolving Credit Secured Parties obtains a replacement Lien, or which secure the DIP Financing, with the same priority relative to the Liens of Revolving Credit Agent and Revolving Credit Secured Parties as existed prior to such Insolvency or Liquidation Proceeding, and

(vi) the Term Loan Secured Parties may oppose or object to such use of cash collateral or DIP Financing on the same basis as an unsecured creditor, so long as such opposition or objection is not based on the Term Loan Secured Parties’ status as secured creditors and in connection with such opposition or objection, the Term Loan Secured Parties affirmatively state that the Term Loan Secured Parties are undersecured secured creditors; and

(b) no Term Loan Secured Party shall, directly or indirectly, provide, or seek to provide (or support a DIP Financing proposed by a party not supported by the Revolving Credit Agent), DIP Financing secured by Liens equal or senior in priority to the Liens on the Collateral of Revolving Credit Agent, without the prior written consent of Revolving Credit Agent.

6.3 Relief from the Automatic Stay.

(a) The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that, so long as the Discharge of Revolving Loan Obligations has not occurred, no Term Loan Secured Party shall, without the prior written consent of the Revolving Credit Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Revolving Credit Priority Collateral, any proceeds thereof or any Lien thereon securing any of the Term Loan Obligations. Notwithstanding anything to the contrary set forth in this Agreement, no Grantor waives or shall be deemed to have waived any rights under Section 362 of the Bankruptcy Code.

(b) The Revolving Credit Agent, for itself and on behalf of the other Revolving Credit Secured Parties, agrees that, so long as the Discharge of Term Loan Obligations has not occurred, no Revolving Credit Secured Party shall, without the prior written consent of the Term Loan Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Term Loan Priority Collateral, any proceeds thereof or any Lien thereon securing any of the Revolving Loan

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Obligations. Notwithstanding anything to the contrary set forth in this Agreement, no Grantor waives or shall be deemed to have waived any rights under Section 362 of the Bankruptcy Code.

6.4 Adequate Protection.

(a) Each Agent, on behalf of itself and the other Secured Parties, agrees that none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by the other Agent or any of the other Secured Parties on behalf of whom such Agent is acting, for adequate protection or any adequate protection provided to any Agent or other Secured Parties or (ii) any objection by any Agent or any of the other Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (in) the payment of interest, fees, expenses or other amounts to any Agent or any other Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise, except in contravention of Term Loan Agent’s agreement not to seek adequate protection as set forth in Section 6.2(a) hereof.

(b) Notwithstanding Section 6.4(a) above, Term Loan Agent, for itself or on behalf of the other Term Loan Secured Parties, shall be permitted (i) to obtain adequate protection in the form of the benefit of additional or replacement Liens on the Collateral (including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding), or additional or replacement collateral to secure the Term Loan Obligations, in connection with any DIP Financing or use of cash collateral as provided for in Section 6.2 above, or in connection with any such adequate protection obtained by Revolving Credit Agent and the other Revolving Credit Secured Parties, as long as in each case, the Revolving Credit Agent is also granted such additional or replacement Liens or additional or replacement collateral and such Liens of Term Loan Agent or any other Term Loan Secured Party are subordinated to the Liens securing the Revolving Loan Obligations to the same extent as the Liens of Term Loan Agent and the other Term Loan Secured Parties on the Collateral are subordinated to the Liens of Revolving Credit Agent and the other Revolving Credit Secured Parties hereunder and (ii) to obtain adequate protection in the form of reports, notices, inspection rights and similar forms of adequate protection to the extent granted to the Revolving Credit Agent.

6.5 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of any reorganized Grantor secured by Liens upon any property of such reorganized Grantor are distributed, pursuant to a plan of reorganization, on account of both the Revolving Loan Obligations and the Term Loan Obligations, then, to the extent the debt obligations distributed on account of the Revolving Loan Obligations and on account of the Term Loan Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.6 Separate Classes. Each of the parties hereto irrevocably acknowledges and agrees that (a) the claims and interests of the Revolving Credit Secured Parties and the Term Loan Secured Parties are not “substantially similar” within the meaning of Section 1122 of the. Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, (b) the grants of the Liens to secure the Revolving Loan Obligations and the grants of the Liens to secure the Term Loan Obligations constitute two separate and distinct grants of Liens, (c) the Revolving Credit Secured Parties’ rights in the Collateral are fundamentally different from the Term Loan

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Secured Parties’ rights in the Collateral and (d) as a result of the foregoing, among other things, the Revolving Loan Obligations and the Term Loan Obligations must be separately classified in any plan of reorganization proposed or adopted in any Insolvency or Liquidation Proceeding.

6.7 Asset Dispositions.

(a) Until the Discharge of Revolving Loan Obligations has occurred, the Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Term Loan Secured Parties will not object or oppose (or support any Person in objecting or opposing) a motion to any sale, lease, license, exchange, transfer or other disposition of any Revolving Credit Priority Collateral free and clear of the Liens of Term Loan Agent and the other Term Loan Secured Parties or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law and shall be deemed to have consented to any such any sale, lease, license, exchange, transfer or other disposition of any Revolving Credit Priority Collateral under Section 363(f) of the Bankruptcy Code that has been consented to by the Revolving Credit Agent on behalf of the Revolving Credit Secured Parties; provided, that, (i) the proceeds of such sale, lease, license, exchange, transfer or other disposition of any Collateral to be applied to the Revolving Loan Obligations or the Term Loan Obligations are applied in accordance with Section 4.1, and 4.2 and (ii) Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, may raise any objections to any such sale, lease, license, exchange, transfer or other disposition of any Collateral that could be raised by any creditor of Borrower whose claims were not secured by any Liens on the Collateral, provided that such objections (A) are not inconsistent with any other term or provision of this Agreement, and (B) are not based on their status as secured creditors, including, without limitation any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code or any comparable provisions of any Bankruptcy Law.

(b) Until the Discharge of Term Loan Obligations has occurred, the Revolving Credit Agent, for itself and on behalf of the other Revolving Credit Secured Parties, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Revolving Credit Secured Parties will not object or oppose (or support any Person in objecting or opposing) a motion to any sale, lease, license, exchange, transfer or other disposition of any Term Loan Priority Collateral free and clear of the Liens of Revolving Credit Agent and the other Revolving Credit Secured Parties or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law and shall be deemed to have consented to any such any sale, lease, license, exchange, transfer or other disposition of any Term Loan Priority Collateral under Section 363(f) of the Bankruptcy Code that has been consented to by the Term Loan Agent, on behalf of the Term Loan Secured Parties; provided, that; (i) the proceeds of such sale, lease, license, exchange, transfer or other disposition of any Collateral to be applied to the Revolving Loan Obligations or the Term Loan Obligations are applied in accordance with Section 4.1 and 4.2, (ii) Revolving Credit Agent, on behalf of itself and the other Revolving Credit Secured Parties, may raise any objections to any such sale, lease, license, exchange, transfer or other disposition of any Collateral that could be raised by any creditor of Borrower whose claims were not secured by any Liens on the Collateral, provided that such objections (A) are not inconsistent with any other term or provision of this Agreement, and (B) are not based on their status as secured creditors, including, without limitation any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code or any comparable provisions of any Bankruptcy Law, and (iii) to the

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extent Revolving Credit Agent still requires the use of the Term Loan Priority Collateral being sold or otherwise disposed of, such sale or other disposition permits Revolving Credit Agent’s continued use of such Term Loan Priority Collateral as set forth in Section 8 hereof.

6.8 Preference Issues. If any Revolving Credit Secured Party or Term Loan Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount (a “Recovery”), then the Revolving Loan Obligations or the Term Loan Obligations, as the case may be, shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.9 Certain Waivers as to Section 1111(b)(2) of Bankruptcy Code. The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, waives any claim any Term Loan Secured Party may hereafter have against any Revolving Credit Secured Party arising out of the election by any Revolving Credit Secured Party of the application of Section 111 l(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law. The Revolving Credit Agent, for itself and on behalf of the other Revolving Credit Secured Parties, waives any claim any Revolving Credit Secured Party may hereafter have against any Term Loan; Secured Party arising out of the election by any Term Loan Secured Party of the application of Section 1111 (b)(2) of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law.

6.10 Other Bankruptcy Laws. In the event that an Insolvency or Liquidation Proceeding is filed in a jurisdiction other than the United States or is governed by any Bankruptcy Law other than the Bankruptcy Code, each reference in this Agreement to a section of the Bankruptcy Code shall be deemed to refer to the substantially similar or corresponding provision of the Bankruptcy Law applicable to such Insolvency or Liquidation Proceeding, or in the absence of any specific similar or corresponding provision of the Bankruptcy Law, such other general Bankruptcy Law as may be applied in order to achieve substantially the same result as would be achieved under each applicable section of the Bankruptcy Code.

Section 7. Intentionally Deleted.

Section 8. Access and Use of Term Loan Priority Collateral

8.1 The Term Loan Agent and each Grantor hereby grants (to the full extent of their respective rights and interests) to the Revolving Credit Agent and its agents, representatives and designees a royalty free, rent free non-exclusive license (which will be binding on any successor or assignee of the Intellectual Property) and lease to use, upon the occurrence and during the continuation of a Revolving Credit Default, any of the Term Loan Priority Collateral constituting Intellectual Property, to complete the sale of Inventory, the collection of Accounts or other realization on any Revolving Credit Priority Collateral; provided, that, the royalty free, rent free non-exclusive license and lease granted above shall immediately expire upon the sale, lease, transfer or other disposition of all Inventory, the collection of all Accounts and the realization on any other Revolving Credit Priority Collateral for which such Intellectual Property is necessary

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or desirable. Notwithstanding anything to the contrary contained herein, any purchaser or assignee of Revolving Credit Priority Collateral pursuant to the exercise by Revolving Credit Agent of any of its rights or remedies with respect thereto shall have the right to sell or otherwise dispose of any such Revolving Credit Priority Collateral to which any such Intellectual Property is affixed.

8.2 If the Term Loan Agent, or any agent or representative of the Term Loan Agent, or any receiver, shall obtain possession or physical control of any Equipment for which the use of such Equipment is necessary or desirable in connection with any Enforcement in respect of any Revolving Credit Priority Collateral, the Term Loan Agent shall promptly notify the Revolving Credit Agent of that fact and the Revolving Credit Agent shall, within ten (10) Business Days thereafter, notify the Term Loan Agent as to whether the Revolving Credit Agent desires to exercise access and use rights under this Agreement as to such item of Equipment, at which time the parties shall confer in good faith to coordinate with respect to the Revolving Credit Agent’s exercise of such access rights.

8.3 During the Equipment Access Period for any such Equipment, at the sole cost and expense of the Grantor to the extent required under the Documents, the Revolving Credit Agent and its agents, representatives and designees (a) shall have a non-exclusive right to have access to, and a rent free right to use, such Equipment for the purpose of arranging for and effecting the sale or other disposition of Revolving Credit Priority Collateral and (b) may continue to operate, service, maintain, process and sell the Revolving Credit Priority Collateral, as well as to engage in bulk sales of Revolving Credit Priority Collateral. Revolving Credit Agent shall take proper care of the Equipment that is used by Revolving Credit Agent during the Equipment Access Period with respect thereto and repair and replace any damage (ordinary wear-and-tear excepted) caused by Revolving Credit Agent or its agents, representatives or designees and Revolving Credit Agent shall comply with all applicable laws in connection with its use of any of the Term Loan Priority Collateral. The Revolving Credit Agent and the Term Loan Agent shall cooperate and use reasonable efforts to ensure that their activities during the Equipment Access Period as described above do not interfere materially with the activities of the other as described above, including the right of the Term Loan Agent to show the Term Loan Priority Collateral to prospective purchasers and to ready the Term Loan Priority Collateral for sale.

8.4 If any order or injunction is issued or stay is granted which prohibits the Revolving Credit Agent from exercising any of its rights hereunder to Revolving Credit Priority Collateral for which the use of any Equipment is necessary or desirable in connection with any Enforcement in respect of such Revolving Credit Priority Collateral, then at the Revolving Credit Agent’s option, the Equipment Access Period granted to the Revolving Credit Agent under this Sections 8 with respect to such Equipment shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 8. If the Term Loan Agent shall foreclose or otherwise sell any of the Term Loan Priority Collateral, the Term Loan Agent will notify the buyer thereof of the existence of this Agreement and that the buyer is acquiring the Term Loan Priority Collateral subject to the terms of this Sections 8.

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Section 9. Reliance; Waivers; etc.

9.1 Reliance; Independent Credit Judgment.

(a) The consent by the Revolving Credit Secured Parties to the execution and delivery of the Term Loan Documents and the grant to the Term Loan Agent on behalf of the Term Loan Secured Parties of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Revolving Credit Secured Parties to any Grantor shall be deemed to have been given and made in reliance upon this Agreement. The consent by the Term Loan Secured Parties to the execution and delivery of the Revolving Credit Documents and the grant to the Revolving Credit Agent on behalf of the Revolving Credit Secured Parties of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Term Loan Secured Parties to any Grantor shall be deemed to have been given and made in reliance upon this Agreement.

(b) Independent Credit Judgment. The Revolving Credit Agent, on behalf of itself and the other Revolving Credit Secured Parties, acknowledges that it and the Revolving Credit Secured Parties have, independently and without reliance on the Term Loan Agent or any Term Loan Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Revolving Credit Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Revolving Credit Documents or this Agreement. The Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, acknowledges that it and the Term Loan Secured Parties have, independently and without reliance on the Revolving Credit Agent or any Revolving Credit Secured Party and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Term Loan Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Term Loan Documents or this Agreement.

9.2 No Warranties or Liability.

(a) The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, acknowledges and agrees that each of the Revolving Credit Agent and the other Revolving Credit Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Revolving Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Term Loan Agent agrees, for itself and on behalf of the other Term Loan Secured Parties, that the Revolving Credit Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Revolving Credit Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Revolving Credit Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Term Loan Agent or any of the other Term Loan Secured Parties have in the Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Revolving Credit Agent nor any of the other Revolving Credit Secured Parties shall have any duty to the Term Loan Agent or any of the other Term Loan Secured Parties to act or refrain from acting in a manner which allows, or results in, the

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occurrence or continuance of an event of default or default under any agreements (other than this Agreement) with any Grantor (including the Term Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

(b) The Revolving Credit Agent, for itself and on behalf of the other Revolving Credit Secured Parties, acknowledges and agrees that each of the Term Loan Agent and the other Term Loan Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Term Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Revolving Credit Agent agrees, for itself and on behalf of the other Revolving Credit Secured Parties, that the Term Loan Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Term Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Term Loan Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Revolving Credit Agent or any of the other Revolving Credit Secured Parties have in the Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Term Loan Agent nor any of the other Term Loan Secured Parties shall have any duty to the Revolving Credit Agent or any of the other Revolving Credit Secured Parties to act or refrain form acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements (other than this Agreement) with any Grantor (including the Revolving Credit Documents), regardless of any knowledge thereof which they may have or be charged with.

9.3 No Waiver of Lien Priorities; Amendments to Revolving Credit Documents.

(a) No right of the Revolving Credit Agent or any of the other Revolving Credit Secured Parties to enforce any provision of this Agreement or any of the Revolving Credit Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by Revolving Credit Agent or any other Revolving Credit Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Revolving Credit Documents or any of the Term Loan Documents, regardless of any knowledge thereof which the Revolving Credit Agent or any of the other Revolving Credit Secured Parties may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the Revolving Credit Documents), the Revolving Credit Agent and any of the other Revolving Credit Secured Parties may, at any time and from time to time, without the consent of, or notice to, the Term Loan Agent or any other Term Loan Secured Party, without incurring any liabilities to the Term Loan Agent or any other Term Loan Secured Party and without impairing of releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Term Loan Agent or any other Term Loan Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Revolving

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Loan Obligations or any Lien on any Collateral or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Revolving Loan Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or, subject to the provisions of this Agreement, otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Revolving Credit Agent or any of the other Revolving Credit Secured Parties, the Revolving Loan Obligations or any of the Revolving Credit Documents; except that without the prior written consent of the Term Loan Agent, no Revolving Credit Document may be amended, supplemented or otherwise modified, and no new Revolving Credit Document may be entered into, to the extent such amendment, supplement or other modification or new document would:

(A) result in the sum of (i) the aggregate principal amount of loans outstanding under the Revolving Credit Documents, plus (ii) the unused portion of the revolving commitments under the Revolving Credit Documents, plus (iii) the aggregate face amount of all letters of credit issued or deemed issued and outstanding under the Revolving Credit Documents (in the case of each of the foregoing clauses (i), (ii) and (iii), as determined after giving effect to such amendment, modification or waiver) exceeding the Maximum Priority Revolving Loan Debt Amount (as in effect on the date hereof),

(B) increase the “Applicable Margins” or similar component of the interest rate under the Revolving Loan Agreement in a manner that would result in the total yield on the Revolving Loan Obligations to exceed by more than two percent (2%) per annum the total yield on the Revolving Loan Obligations as in effect on the date hereof (excluding increases resulting from the accrual or payment of interest at the default rate),

(C) modify or add any covenant or event of default under the Revolving Credit Documents that directly restricts Borrower or its subsidiaries from making payments of the Term Loan Obligations that would otherwise be permitted under the Revolving Credit Documents as in effect on the date hereof,

(D) contractually subordinate the Liens of the Revolving Credit Secured Parties to any other debt of Grantors except as otherwise may be set forth in the Revolving Loan Agreement and the Frigidaire Intercreditor Agreement and GE Credit Card Intercreditor Agreement (as such terms are defined in the Revolving Loan Agreement) by and between Revolving Credit Agent, acting on behalf of the Revolving Credit Secured Parties and other Persons,

(E) extend the stated maturity date of the Indebtedness under the Revolving Loan Agreement to a date beyond the stated maturity date of the term loans under the Term Loan Agreement (as in effect on the date hereof or as hereafter extended), or

(F) contravene the provisions of this Agreement;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Revolving Loan Priority Collateral or any liability of any Grantor to the Revolving Credit Agent or any of the other Revolving Credit

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Secured Parties, or any liability incurred directly or indirectly in respect thereof, in each case in accordance with the terms hereof;

(iii) settle or compromise any of the Revolving Loan Obligations or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Revolving Loan Obligations) in any manner or order; and

(iv) subject to the terms of this Agreement, exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor or any Collateral and any security and any guarantor or any liability of any Grantor to any of the Revolving Credit Secured Parties or any liability incurred directly or indirectly in respect thereof.

(c) The Term Loan Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Revolving Credit Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

9.4 Amendments to Term Loan Documents.

(a) No right of the Term Loan Agent or any of the other Term Loan Secured Parties to enforce any provision of this Agreement or any of the Term Loan Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by Term Loan Agent or any other Term Loan Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Revolving Credit Documents or any of the Term Loan Documents, regardless of any knowledge thereof which the Term Loan Agent or any of the other Term Loan Secured Parties may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the Term Loan Documents), the Term Loan Agent and any of the other Term Loan Secured Parties may, at any time and from time to time, without the consent of, or notice to, the Revolving Credit Agent or any other Revolving Credit Secured Party, without incurring any liabilities to the Revolving Credit Agent or any other Revolving Credit Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Revolving Credit Agent or any other Revolving Credit Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Term Loan Obligations or any Lien on any Collateral or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Term Loan Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or, subject to the provisions of this Agreement, otherwise

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amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Term Loan Agent or any of the other Term Loan Secured Parties, the Term Loan Obligations or any of the Term Loan Documents; except that without the prior written consent of the Revolving Credit Agent, no Term Loan Document may be amended, supplemented or otherwise modified, and no new Term Loan Document may be entered into, to the extent such amendment, supplement or other modification or new document would:

(A) contravene the provisions of this Agreement,

(B) increase the “Applicable Percentage” or similar component of the interest rate under the Term Loan Agreement in a manner that would result in the total yield on the Term Loan Obligations to exceed by more than two percent (2%) per annum the total yield on the Term Loan Obligations as in effect on the date of the Term Loan Agreement (excluding increases resulting from the accrual or payment of interest at the default rate),

(C) change to earlier dates any scheduled dates for payment of principal of or interest on Term Loan Obligations,

(D) change the prepayment provisions set forth in the Term Loan Documents to increase the amount or frequency of any required prepayment,

(E) contractually subordinate the Liens of the Term Loan Secured Parties to any other debt of Grantors except as otherwise may be set forth in the Term Loan Documents (as in effect on the date hereof),

(F) otherwise increase the obligations of Borrower or any other Grantor thereunder in excess of the Maximum Priority Term Loan Debt Amount.

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Term Loan Priority Collateral or any liability of any Grantor to the Term Loan Agent or any of the other Term Loan Secured Parties, or any liability incurred directly or indirectly in respect thereof, in each case in accordance with the terms hereof;

(iii) settle or compromise any of the Term Loan Obligations or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Term Loan Obligations) in any manner or order; and

(iv) subject to the terms of this Agreement, exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor or any Collateral and any security and any guarantor or any liability of any Grantor to any of the Term Loan Secured Parties or any liability incurred directly or indirectly in respect thereof.

(c) The Revolving Credit Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may

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otherwise be available under applicable law with respect to the Term Loan Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

Section 10. Miscellaneous.

10.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Revolving Credit Documents or the Term Loan Documents, the provisions of this Agreement shall govern.

10.2 Continuing Nature of this Agreement; Severability. This Agreement shall continue to be effective until the earlier to occur of Discharge of Revolving Loan Obligations or the Discharge of the Term Loan Obligations. This is a continuing agreement of lien subordination and the Revolving Credit Secured Parties may to the extent provided in the Revolving Credit Documents continue, at any time and without notice to the Term Loan Agent or any other Term Loan Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor constituting Revolving Loan Obligations in reliance hereof. Each Agent, for itself and on behalf of the Secured Parties on whose behalf it acts, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. For purposes of this Section 10.2 only, the terms “Discharge of Revolving Loan Obligations” and “Discharge of Term Loan Obligations” shall including in each case, the payment in full in cash or other immediately available funds of the amount of the Revolving Loan Obligations in excess of the Maximum Priority Revolving Loan Debt Amount and the Maximum Priority Term Loan Debt Amount.

10.3 When Discharge of Debt Deemed to Not Have Occurred.

(a) If substantially contemporaneously with the Discharge of Revolving Loan Obligations, Borrower refinances indebtedness outstanding under the Revolving Credit Documents, then after written notice to Term Loan Agent, (i) the indebtedness and other obligations arising pursuant to such refinancing of the then outstanding indebtedness under the Revolving Credit Documents shall automatically be treated as Revolving Loan Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (ii) the credit agreement and the other loan documents evidencing such new indebtedness shall automatically be treated as the Revolving Loan Agreement and the Revolving Credit Documents for all purposes of this Agreement and (iii) the administrative agent under the new Revolving Loan Agreement shall be deemed to be the Revolving Credit Agent for all purposes of this Agreement. Upon receipt of notice of such refinancing (including the identity of the new Revolving Credit Agent), the Term Loan Agent shall promptly enter into such documents and agreements (including amendments of supplements to this Agreement) as Borrower or the new Revolving Credit Agent may reasonably request in order to provide to the new Revolving Credit Agent the rights of the Revolving Credit Agent contemplated hereby.

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(b) If substantially contemporaneously with the Discharge of Term Loan Obligations, Borrower refinances indebtedness outstanding under the Term Loan Documents, then after written notice to Revolving Credit Agent, (i) the indebtedness and other obligations arising pursuant to such refinancing of the then outstanding indebtedness under the Term Loan Documents shall automatically be treated as Term Loan Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (ii) the credit agreement and the other loan documents evidencing such new indebtedness shall automatically be treated as the Term Loan Agreement and the Term Loan Documents for all purposes of this Agreement, and (iii) the administrative agent under the new Term Loan Agreement shall be deemed to be the Term Loan Agent for all purposes of this Agreement. Upon receipt of notice of such refinancing (including the identity of the new Term Loan Agent), the Revolving Credit Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as Borrower or the new Term Loan Agent may reasonably request in order to provide to the new Term Loan Agent the rights of the Term Loan Agent contemplated hereby.

10.4 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Term Loan Agent or the Revolving Credit Agent shall be deemed to be made unless the same shall be in writing signed by each Agent or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights or obligations are directly affected.

10.5 Subrogation.

(a) The Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, hereby waives any rights, of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Loan Obligations has occurred.

(b) The Revolving Credit Agent, for itself and on behalf of the Revolving Credit Secured Parties, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Term Loan Obligations has occurred.

10.6 Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 10.7 below for such party. Service so made shall be deemed to be completed three (3) days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder based on forum non conveniens, and any objection to the venue of any action instituted hereunder. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

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10.7 Notices. All notices to the Term Loan Secured Parties and the Revolving Credit Secured Parties permitted or required under this Agreement may be sent to the Term Loan Agent and the Revolving Credit Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service, facsimile transmission or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile transmission or electronic mail or four (4) Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below, or, as to each party., at such other address as may be designated by such party in a written notice to all of the other parties.

Term Loan Agent:

Wachovia Bank, National Association

Charlotte Plaza, CP-8

201 South College Street

Charlotte, North Carolina 28288-0680

Attention: Syndication Agency Services

Telephone No.: (704)374-2698

Telecopy No.: (704) 383-0288

With copies to:	One South Broad Street MC:PA4843, Philadelphia, PA 19107 Attention: Mark Supple Telephone No.: 267-321-6634 Telecopy No.: 267-321-6700

Revolving Credit Agent:

Wachovia Capital Finance Corporation (Central)

150 South Wacker Drive, Suite 2200

Chicago, Illinois 60606-4202

Attention: Portfolio Manager -HHGREGG

Telephone No.: 312-332-0420

Telecopy No. : (312) 332-0424

Each Grantor:

Gregg Appliances, Inc

4151 East 96th Street

Indianapolis, Indiana 46240

Attention of: Donald J.B. Van der Wiel,

                      Chief Financial Officer

Telephone No.: 317- 569-7505

Telecopy No.: 317-848-8788

E-mail: Don.VanderWiel@hhgregg.com

10.8 Further Assurances.

(a) The Term Loan Agent agrees that it shall, for itself and on behalf of the Term Loan Secured Parties, take such further action and shall execute and deliver to the Revolving

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Credit Agent such additional documents and instruments (in recordable form, if requested) as the Revolving Credit Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

(b) The Revolving Credit Agent agrees that it shall, for itself and on behalf of the Revolving Credit Secured Parties, take such further action and shall execute and deliver to the Term Loan Agent such additional documents and instruments (in recordable form, if requested) as the Term Loan Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement

10.9 Intentionally Deleted.

10.10 Governing Law. The validity, construction and effect of this Intercreditor Agreement shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or any other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

10.11 Binding on Successors and Assigns. This Agreement shall be binding upon the Revolving Credit Agent, the other Revolving Credit Secured Parties, the Term Loan Agent, the Other Term Loan Secured Parties, Grantors and their respective permitted successors and assigns.

10.12 Specific Performance.

(a) The Revolving Credit Agent may demand specific performance of this Agreement. The Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Revolving Credit Agent.

(b) The Term Loan Agent may demand specific performance of this Agreement. The Revolving Credit Agent, for itself and on behalf of the Revolving Credit Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Term Loan Agent.

10.13 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement,

10.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document. This Agreement may be delivered by telecopier or other electronic means with the same force and effect as if it were a manually executed and delivered counterpart.

10.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

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10.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the holders of Revolving Loan Obligations and Term Loan Obligations. No other Person shall have or be entitled to assert rights or benefits hereunder.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

REVOLVING CREDIT AGENT	TERM LOAN AGENT

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), as Revolving Credit Agent	WACHOVIA BANK, NATIONAL ASSOCIATION, as Term Loan Agent
By:
By:	Title:
Title:

[SIGNATURE PAGES CONTINUED ON NEXT PAGE]

Signature Page to Intercreditor Agreement

[SIGNATURE PAGES CONTINUED FROM PRECEDING PAGE]

BORROWER

GREGG APPLIANCES, INC.

By:

Title:

GUARANTOR

HHG DISTRIBUTING LLC

By: Gregg Appliances, Inc., its sole member

By:

Title:

[Signature Page to Intercreditor RLA & TLA]

Annex A

Revolving Credit Priority Collateral

The term “Revolving Credit Priority Collateral” shall mean all of the following property now owned or at any time hereafter acquired by the Borrower or any other Grantor, in which Borrower or any other Grantor now has or at any time in the future may acquire any right, title or interests:

(a) all present and future rights of Borrower and each other Grantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, and that (i) is for Inventory that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) is for services rendered or to be rendered, or (iii) arises out of the use of a credit or charge card or information contained on or for use with the card (such assets described in this paragraph (a) being referred to herein as “Accounts”);

(b) all of Borrower’s and each other Grantor’s now owned and hereafter existing or acquired goods, wherever located, which (i) are held by Borrower or any other Grantor for sale or lease in the ordinary course of business or to be furnished under a contract of service in the ordinary course of business; or (ii) consist of raw materials, work in process, finished goods or materials used or consumed in its business (such assets described in this paragraph (b) being referred to herein as “Inventory”);

(c) all chattel paper (including all tangible and electronic chattel paper) arising in connection with or related to any of the Accounts, Inventory or other Revolving Credit Priority Collateral, but not arising in connection with or related to the sale, license or other disposition of any Intellectual Property (other than to the extent affixed to any Inventory or part of any Inventory and consistent with Borrower’s and the Guarantors’ past practices);

(d) all instruments (including all promissory notes) arising in connection with or related to any of the Revolving Credit Priority Collateral described in clauses (a), (b), (c), (g), (j) or (k) of this Annex A, but not arising in connection with or related to the sale, license or other disposition of any Intellectual Property (other than to the extent affixed to any Inventory or part of any Inventory and consistent with Borrower’s and the Guarantors’ past practices);

(e) all documents arising in connection with or related to any of the Revolving Credit Priority Collateral described in clauses (a), (b), (c), (d), (g), (j) or (k) of this Annex A, but not arising in connection with or related to the sale, license or other, disposition of any Intellectual Property as defined in Annex B (other than to the extent affixed to any Inventory or part of any Inventory and consistent with Borrower’s and the Guarantors’ past practices);

(f) all deposit accounts;

(g) all letters of credit, banker’s acceptances and similar instruments and including all letter of credit rights arising in connection with or related to any of the Revolving Credit Priority Collateral described in clauses (a), (b), (c), (d), (i) or (j) of this Annex A, but not arising in connection with or related to the sale, license or other disposition of any Intellectual Property (other than to the extent affixed to any Inventory or part of any Inventory and consistent with Borrower and the Guarantors’ past practices);

(h) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of any of the Revolving Credit Priority Collateral described in clauses (a), (b), (c), (d), (g), (i) or (j) of this Annex A, but not arising in connection with or related to the sale, license or other disposition of any Intellectual Property (other than to the extent affixed to any Inventory or part of any Inventory and consistent with Borrower and the Guarantors’ past practices), including (i) rights and remedies under or relating to guaranties, contracts of suretyship; letters of credit and credit and other insurance related to such Revolving Credit Priority Collateral; (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party; (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, other Revolving Credit Priority Collateral, including returned, repossessed and reclaimed goods; and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(i) all commercial tort claims arising from or in connection with any of the Revolving Credit Priority Collateral described in clauses (a), (b), (c), (d), (g) or (j) of this Annex A, but not arising in connection with or related to the sale, license or other disposition of any Intellectual Property (other than to the extent affixed to any Inventory or part of any Inventory and consistent with Borrower and the Guarantors’ past practices);

(j) to the extent not otherwise described above, (i) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (ii) all payment intangibles of Borrower or any other Grantor; and (iii) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to Borrower or any other Grantor from the sale, lease or other disposition of any of the Revolving Credit Priority Collateral described in clauses (a), (b), (c), (d), (g) or (i) of this Annex A, licensing of any other Revolving Credit Priority Collateral, rendition of services or otherwise relating to any Accounts, Inventory or other Revolving Credit Priority Collateral (including, without limitation, choses in action, causes of action, or other rights and claims of Borrower or any other Grantor against carriers, shippers, processors, warehouses, bailees, custom brokers, freight forwarders, or other third parties at any time in possession or control of, or using, any of the other Revolving Credit Priority Collateral or any sellers of any other Revolving Credit Priority Collateral and refunds of sales, use or excise taxes arising from the sale or other disposition of Inventory or other Revolving Credit Priority Collateral);

(k) all books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to any of the Revolving Credit Priority Collateral described in clauses (a), (b), (c), (d), (g) or (j) of this Annex A, or any account debtor (including customer lists), together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower or any other Grantor with respect to the foregoing maintained with or by any other person); and

(1) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Revolving Credit Priority Collateral.

For purposes of this Annex A, the term “Intellectual Property” shall have the meaning given to such term in Annex B to this Agreement.

Annex B

Intellectual Property

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether Borrower or any other Grantor is licensee or licensor thereunder).

“Copyrights” shall mean all United States, and foreign copyrights, including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether Borrower or any other Grantor is licensee or licensor thereunder).

“Patents” shall mean (i) all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Proceeds” shall mean all “proceeds” as defined in Article 9 of the UCC, and in any event, shall include, without limitation whatever is receivable or received when assets or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether Borrower or any other Grantor is licensee or licensor thereunder).

“Trademarks” shall mean all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) all registrations and applications therefor, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future

B-1

infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

B-2

EXHIBIT K

to

Credit Agreement

dated as of July 25, 2007

by and among

Gregg Appliances, Inc.,

as Borrower,

the Lenders party thereto,

as Lenders,

and

Wachovia Bank, National Association,

as Administrative Agent

FORM OF LENDER ADDENDUM

FORM OF LENDER ADDENDUM

Reference is made to the Credit Agreement dated as of July 25, 2007 (as amended, amended and restated, extended, supplemented, or otherwise modified or replaced from time to time, the “Credit Agreement”) among Gregg Appliances, Inc., as Borrower, the lenders party thereto from time to time, and Wachovia Bank, National Association, as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 9.22 of the Credit Agreement, the undersigned hereby becomes a Lender under the Credit Agreement having the Commitments set forth on the Register, effective as of the Closing Date.

THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the undersigned has caused this Lender Addendum to be duly executed and delivered by its proper and duly authorized officer(s) as of this      day of         , 2007.

[INSERT LENDER NAME]

By:
Name:
Title:

SCHEDULE 1(a)

TO

CREDIT AGREEMENT

Frigidaire Consignment Collateral

All inventory located at any of Borrower’s locations which is manufactured or distributed by Frigidaire, now existing or hereafter acquired, including but not limited to all Tappan and/or Frigidaire brand refrigerators, freezers, air conditioners, dehumidifiers, clothes washers, clothes dryers, ranges, stoves, dishwashers, humidifiers, and other kinds of household and commercial appliances, and replacement parts consigned to Borrower by Frigidaire.

Schedule 1(a)

SCHEDULE 1(b)

TO

CREDIT AGREEMENT

Permitted Holders

1. Jerry W. Throgmartin, for so long as he is a shareholder in Parent, and a member of the senior management of the Borrower or Parent;

2. Gregg Throgmartin, for so long as he is a shareholder in Parent, and a member of the senior management of the Borrower or Parent;

3. Dennis L. May, for so long as he is a shareholder in Parent, and a member of the senior management of the Borrower or Parent;

4. Freeman Spogli & Co. LLC (and any successor entity thereof or other entity controlled by a majority of the principals of Freeman Spogli & Co. LLC (in their capacity as principals of Freeman Spogli & Co. LLC), including, without limitation, FS. Equity Partners V, L.P., FS Affiliates V, L.P., but excluding any of Freeman Spogli & Co. LLC’s portfolio companies);

5. California State Teachers Retirement System and any successor entity thereof or other entity controlled thereby;

6. A.S.F. Co-Investment Partners II, L.P. and any successor entity thereof or other entity controlled thereby;

unless, with respect to the Persons listed in items 5 and 6 of this Schedule 1.1(b), on the relevant date of determination, such Persons Beneficially Own, directly or indirectly, an equal or greater aggregate percentage of voting power of the Voting Stock of the Borrower than the aggregate percentage Beneficially Owned, directly or indirectly, by the Persons described in item (4) of this Schedule 1.1(b).

For purposes of this Schedule 1.1(b), “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

Schedule 1(b)

SCHEDULE 5.1(e)

TO

CREDIT AGREEMENT

Litigation

NONE

Schedule 5.1(e)

SCHEDULE 5.1(g)

TO

CREDIT AGREEMENT

Environmental Matters

NONE

Schedule 5.1(g)

SCHEDULE 5.1(j)

TO

CREDIT AGREEMENT

Joint Ventures/Partnerships and Capitalization

1.	With Respect to Borrower:

A.	Subsidiaries (More than 50% owned by Borrower)

Name	Jurisdiction of Incorporation/Organization	Percentage Owned
HHG Distributing, LLC (“HHG”)	Indiana	100%

B.	Joint Ventures (Less than 50% Owned by Borrower)

Name	Jurisdiction of Incorporation/Organization	Percentage Owned
Ultra 8 International, LLC	Nevada	5% (owned through HHG)

C.	Joint Ventures (Subject to common ownership with Borrower)

Joint Venture	Jurisdiction of Incorporation	Parent	Percentage Owned
None

D.	Shareholders

Name	Jurisdiction of Incorporation	Percentage Owned
hhgregg, Inc.	Delaware	100%

Schedule 5.1(j)

2.	With respect to HHG:

A.	Subsidiaries (More than 50% owned by HHG)

Subsidiary	Jurisdiction of Incorporation	Percentage Owned
None

B.	Joint Ventures (Less than 50% Owned by HHG)

Joint Venture	Jurisdiction of Incorporation	Percentage Owned
Ultra 8 International, LLC	Nevada	5%

C.	Joint Ventures (Subject to common ownership with HHG)

Joint Venture	Jurisdiction of Incorporation	Parent	Percentage Owned
None

D.	Members

Member	Jurisdiction of Incorporation	Percentage Owned
Gregg Appliances, Inc.	Indiana	100%

Schedule 5.1(j)

SCHEDULE 5.1(k)

TO

CREDIT AGREEMENT

Employment Matters

NONE

Schedule 5.1(k)

SCHEDULE 5.1(m)

TO

CREDIT AGREEMENT

Material Contracts

NONE

Schedule 5.1(m)

SCHEDULE 6.4

TO

CREDIT AGREEMENT

Insured Locations

NONE

Schedule 6.4

SCHEDULE 6.7

TO

CREDIT AGREEMENT

Existing Liens

1.	With respect to Borrower:

Name and Address of Secured Party		Description of Collateral	File No. of Financing Statement/Jurisdiction (Optional)

a.	GE Capital Consumer Card Co.	All of Retailer’s right, title and interest, if any, now existing or hereafter arising in (i) all accounts, account documentation and indebtedness; (ii) deposits, credit balances and reserves on Bank’s books relating to any such accounts; and (iii) all proceeds of any of the foregoing, in each case arising in connection with the consumer credit card program established by the secured party and made available to the debtor.	Original File No. 200400008721064 filed on 9/20/2004 with the Indiana Secretary of State.

b.	Electrolux Home Products, Inc.	All inventory manufactured by, distributed by, Electrolux home products, a division of White Consolidated Industries, Inc. wherever located, now existing and hereafter acquired, including but not limited to all Tappan and/or Frigidaire brand refrigerators, freezers, air conditioners, dehumidifiers, clothes washers, clothes dryers, ranges, stoves, dishwashers,	File No. 200100009887237 filed on 12/19/2001 with the Indiana Secretary of State. Amended on 11 / 15/2004 to correct the debtor’s name. Amended on 11/16/2004 to change the secured party’s name to Electrolux Home Products, Inc.

Schedule 6.7

humidifiers and other kinds of household and commercial appliances, and replacement parts, consigned to or for the benefit of the consignee by the consignor.

c.	United Rentals, SE LP 3990 Jonesboro Road Forest Park, GA 30297	One 19’ Scissor Lift 1999 Snorkel SLI9, S/N 991048 and one 19’ Scissor Lift, 1999 Snorkel SL19, S/N 991049	File No. 200400010635293 filed with the Indiana Secretary of State on 11/15/2004

2.	With respect to HHG:

NONE

Schedule 6.7

SCHEDULE 6.8

TO

CREDIT AGREEMENT

Existing Indebtedness

A.	With respect to Borrower:

1.	Direct Debt

a. Indebtedness secured by the Liens described in items a. and b. on Schedule 6.7 hereto.

2.	Guarantees

NONE

B.	With respect to HHG:

1.	Direct Debt

NONE

2.	Guarantees

NONE

Schedule 6.8

SCHEDULE 6.9

TO

CREDIT AGREEMENT

Existing Loans and Advances

NONE

Schedule 6.9

SCHEDULE 6.11

TO

CREDIT AGREEMENT

Transactions with Affiliates

NONE

Schedule 6.11